                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM SB-2/A

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               INTERCARE.COM, INC.

                 (Name of small business issuer in its charter)

          California                  7374                   95-4304537
     (State Or Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation      Classification Code Number)   Identification No.)
                                or Organization)

                          900 Wilshire Blvd., Suite 500
                              Los Angeles, CA 90017
                                 (213) 627-8878
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                          Anthony C. Dike, Chairman/CEO
                          900 Wilshire Blvd, Suite 500
                          Los Angeles, California 90017
                                 (213) 627-8878
            (Name, Address and Telephone Number of Agent For Service)
                           ---------------------------
                                    Copy To:
                             Randolph W. Katz,  Esq
                                 Bryan Cave, LLP
                           2020 Main Street, Suite 600
                            Irvine, California 92614
                                  (949)223-7000
                           ---------------------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Proposed      Proposed
Maximum       Maximum
Offering      Aggregate    Amount of
Title of Each Class  Amount to be   Price Per     Offering     Registration
of Securities        Registered     Share         Price        Fee
Common Stock, (1)     2,500,000       $10.00(2)      $25,000,000     $6600
No par value

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.
(2)     Our estimated price per share is $10

                            ------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                               INTERCARE.COM, INC.
                              Cross-Reference Sheet
                      Showing Location in the Prospectus of
                   Information Required by Items of Form SB-2

Form  SB-2  Item  Number  and  Caption            Location  In  Prospectus

1.   Front  of  Registration  Statement  and
      Outside  Front  Cover  of  Prospectus       Outside  Front  Cover
2.   Inside  Front  and  Outside  Back  Cover
      Pages  of  Prospectus                       Inside  Front  Cover  Page
3.   Summary  Information  and  Risk  Factors     Summary;  Risk  Factors
4.   Use  of  Proceeds  Use  of  Proceeds
5.   Determination  of  Offering  Price           Determination  of  Offering
                                                  Price
6.   Dilution                                     Dilution
7.   Selling  Security  Holders
8.   Plan  of  Distribution                       Plan  of  Distribution
9.   Legal  Proceedings                           Business  -  Legal
                                                  Proceedings
10.  Directors,  Executive  Officers,
      Promoters  and  Control  Persons            Management
11.  Security  Ownership  of  Certain
      Beneficial  Owners  and  Management         Principal  Security  Holders
12.  Description  of  Securities                  Description  of  Securities
13.  Interest  of  Named  Experts  and  Counsel   Legal  Matters,  Experts
14.  Disclosure  of  Commission  Position  on
      Indemnification  for  Securities  Act
      Liabilities                                 Management  -
                                                  Indemnification
15.  Organization  Within  Last  Five  Years      Certain  Transactions
16.  Description  of  Business                    Business
17.  Management's  Discussion  and  Analysis
     or  Plan  of  Operation                      Management's  Discussion
                                                  and  an  Analysis  of
                                                  Financial  Condition  and
                                                  Results  of  Operations.

18.  Description  of  Property                    Business  -  Facilities
19.  Certain  Relationships  and  Related
      Transactions                                Certain  Transactions
20.  Market  for  Common  Equity  and  Related
      Stockholder  Matters                        Description  of  Securities
21.  Executive  Compensation                      Management  -  Executive
                                                  Compensation
22.  Financial  Statements                        Financial  Statements
23.  Changes  in  and  Disagreements  with
     Accountants  on  Accounting  and  Financial
     Disclosure*_________

(*)  None  or  Not  Applicable

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED -------, 2000

                             PRELIMINARY PROSPECTUS

                                2,500,000 Shares
                                 of Common Stock

                                    [LOGO]


This is our initial public offering of up to 2,500,000 shares of our common stock.

We will be selling a minimum of 100,000 and a maximum of 2,500,000 of our shares in this offering. Until we have sold at least 100,000 shares, we will not disburse the funds. We will deposit all proceeds of this offering into a non-interest bearing escrow account. If we are unable to sell at least 100,000 shares within 180 days, we will promptly return all funds, without interest or deductions to subscribers within 30 days. The offering will remain open until all shares offered are sold or 9 months after the date of this prospectus, except that we will have only 180 days to sell at least the first 100,000 shares.  We may decide to cease selling efforts  prior  to  such  date.

No public market currently exists for our shares. The offering price may not reflect the market price of our share after the offering. It is currently estimated that the initial public offering price will be $10 per share.

We have retained the services of Corporate Stock Transfer of Denver Colorado as our Escrow Agent.


Offering

<BTB>
             Price  to  Public  (1)    Discount  (2)     Proceeds to Company (3)
              Per  Share
                   $10.00                 $1              $9.00
Maximum  Shares
2,500,000         $25,000,000            $2,500,000      $22,450,000

Minimum Shares
100,000           $1,000,000             $100,000        $850,000


1.     The  price  we  will  sell  our  common  stock.
2. The commission we will pay to licensed broker/dealer for selling our common stock.
3. The funds we will retain after paying the commission to licensed broker/dealer, in addition to estimated $50,000 offering expense.


                   The date of this prospectus is ______, 2000



                               INTERCARE.COM, INC.


You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                     Dealer  Prospectus  Delivery  Obligation

Until , 2000 (90 days after the commencement of this offering), all dealers effecting transactions in the these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                              TABLE  OF  CONTENTS
                                                                         Page

Summary
Risk  Factors
Use  of  Proceeds
Determination  of  Offering  Price
Dilution
Plan  of  Operation
Business
Management
Certain  Transactions
Principal  Security  Holders
Description  of  Securities
Selling  Stockholders
Plan  of  Distribution
Legal  Matters
Experts
Where  You  Can  Find  Additional  Information
Index  to  Financial  Statements.  for  period  ended  June  30,  2000    F-1

                                  SUMMARY

This summary highlights information we present more fully elsewhere in this prospectus. You should read this entire prospectus carefully.

About  Us

InterCare.com formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California. We are an innovative software products and services company specializing in providing healthcare management and information systems solutions.

We have created, published and marketed software products that are embedded with sound, text and video, for purpose of relaxation training and stress management. We have also developed Internet-ready applications for healthcare transactions management, medical and health-related contents and information targeted toward the education, general consumer and healthcare industry markets

On June 30, 2000, the company signed a master value added reseller agreement With Meridian Holdings, Inc., the parent company to sell and support the MedMaster(tm) suite of software technology. Significant terms of this agreement is that Intercare will sell, support, implement the MedMaster Suite of software programs, in exchange for 40% of net sales proceeds, and 60% of recurrent revenue from software support and implementation.

MedMaster(tm) products offer a lifetime electronic patient record, clinical data repository and integrated clinical applications spanning the continuum of care. Healthcare providers can access patient information, invoke rules and standards of care, manage cost and care delivery, as well as maintain compliance with regulatory documentation and payment requirements

The key elements of our business strategy include the following:

      - Fully exploit the expanding Integrated Healthcare delivery system Information Technology and Internet market

      - Expand into related healthcare consumer market with our relaxation training and stress management software program.

      - Convert all our existing software programs to Internet based applications, in order to attract a larger user base.

      - Penetrate the National and International markets for large customers such as corporations, correctional facilities, military, hospitals, universities and government with our Internet based applications and healthcare information technologies.

Corporate  Information

We are incorporated under the laws of the State of California in January 1991, and changed our name from Monet Medical Testing, Inc., to Inter-Care
Diagnostics, Inc., in April 25th, 1991. On December 18, 1999, in keeping with our new strategy to become an Internet-based company, the Company changed its name to InterCare.com Inc. Our principal executive offices are located at 900 Wilshire Blvd, Suite 500 Los Angeles, California. Our telephone number at that address is (213) 627-8878.

This  Offering

Securities  offered                   Common  Stock,  No  par  value,
                                      2,500,000  share

Price  per  Share                     $10.00

Common  stock  outstanding            11,000,000  shares
prior  to  the  offering

Common  stock  to  be                 13,500,000  shares
outstanding  after the  offering

Summary  Financial  And  Operating  Information

This summary financial information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this Prospectus. All numbers are in thousands, except for share and per share amounts.

Statement  of  Operations  Data:

                                 Year  Ended  December  31
                                   1999          1998
Revenues                           6,629         13,795
Gross  Profit                      6,377         13,506
Loss  before  income  taxes     (114,423)       (62,827)
Net  Loss                       (114,423)       (62,827)
Basic  and  diluted
  loss  per  share:  (1)          (0.010)        (0.006)
Basic  and  Diluted
  Weighted  average  (1)          (0.010)        (0.006)
Number  of  shares
  outstanding:                11,000,000     10,000,000
Balance  Sheet  Data:

Working  capital  (deficiency)    34,203         85,445
Total  assets                     34,456         98,651
Total  liabilities                    -         513,700
Stockholders  equity  (deficit) (440,049)      (554,472)

(1) Net Loss per Common Share: Stock options and warrants outstanding were not included in calculating diluted loss per share since they were anti-dilutive.


                               Six Months  Ended  June 30
                                   2000         1999
Revenues                           0              5,374
Gross  Profit                      0              5,374
Loss  before  income  taxes     (160,803)       (30,401)
Net  Loss                       (160,803)       (30,401)
Basic  and  diluted
  loss  per  share:  (1)          (0.014)        (0.006)
Basic  and  Diluted
  Weighted  average  (1)          (0.014)        (0.006)
Number  of  shares
  outstanding:                11,000,000     10,000,000
Balance  Sheet  Data:

Working  capital  (deficiency)    34,203         86,692
Total  assets                     34,456         93,698
Total  liabilities                    -         539,147
Stockholders  equity  (deficit) (126,345)      (445,449)

(1) Net Loss per Common Share: Stock options and warrants outstanding were not included in calculating diluted loss per share since they were anti-dilutive.


USE OF PROCEEDS

All proceeds from this offering less approximately $2,550,000 offering costs, will be used for new products research and development, marketing, working capital and general corporate purposes. (See "USE OF PROCEEDS").

                               RISK  FACTORS

An investment in our common stock involves a high degree of risk and should only be made by investors who can afford to lose their entire investment.

You should carefully consider the risks and uncertainties described below and other information in this Prospectus before deciding to invest in our common Stock. The risks described herein are intended to highlight risks that are specific to us and are not the only ones we face. Additional risks and uncertainties, such as those that apply to the business we acquire may also impair our business operations. Risks and uncertainties, in addition to those we describe below, that are presently not known to us or that we currently believe are not material, may subsequently become material and may also impair our financial condition.

If any of the following risks actually occur, our business, results of operations and financial condition could be materially, adversely affected. This could cause the trading price of our common stock to decline and a loss of part or all of any investment in our common stock.


WITHOUT SUFFICIENT CAPITAL WE MAY NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS OPERATION AND DEVELOPMENT PLANS

Since inception we have funded operations with debt and equity capital. Our ability to operate profitably under our current business plan is largely contingent upon success in obtaining additional sources of capital. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $22,450,000. Such an amount will be sufficient as a working capital and general corporate expenses for the next two years.
If we sold only 100,000 shares during this offering, we will raise approximately $850,000. Such an amount will be sufficient for a limited operation, and will cover just a minimal amount of operation cost for approximately six months If adequate capital can not be obtained or obtained on satisfactory terms, our Operations could be negatively impacted.


WE RELY ON OUR STRATEGIC RELATIONSHIPS.

To be successful, we believe that we must establish and maintain strategic relationships with leaders in a number of health care industry segments. This is critical because we are relying on these relationships to

     - extend the reach of our applications and services to the various participants in the health care industry;

     -    obtain specialized health care expertise;

     -    develop and deploy new applications;

     -    further enhance the InterCare brand; and

     -    generate revenue.

Entering into strategic relationships is complex because some of our current and future partners may compete with us. In addition, we may not be able to establish relationships with key participants in the health care industry if we have established relationships with their competitors. Consequently, it is important that we are perceived as independent of any particular customer or partner. Once we have established strategic relationships, we will depend on our partners' ability to generate increased acceptance and use of our platform, applications, and services. For example, we are depending upon Healthcare.com, Inc., Birman Manage Care, Inc., HealthCPR Technologies, Inc., and CGI Communications Services, Inc., to recommend to its clients that they use our software system. If fewer of their clients agrees to purchase our product or utilize our services, we will not be able to grow according to our plans.

As with most service businesses, the loss of one or more material contracts could have a material adverse effect on our business. We cannot assure you that we will not lose any of our short or long-term contracts.


BECAUSE WE ARE NOT ENGAGING UNDERWRITERS THERE WILL BE LESS DUE DILIGENCE THAN IN AN UNDERWRITTEN DEAL AND WE ARE LESS LIKELY TO SELL THE SHARES WE ARE OFFEING

Because we are not engaging an underwriter in connection with this offering, there will be less likelihood that we will sell the minimum number of shares offered and, thereafter, that we will reach the maximum number of shares. In addition, there will not be a broker-dealer to perform the due diligence that is generally performed in an underwritten offering

IF WE ARE UNABLE TO ENHANCE OUR CURRENT PRODUCTS AND SUCCESSFULLY MARKET THEM, WE MAY NOT BE SUCCESSFUL

Rapid changes in technology pose significant risks to us. To remain successful, we must continue to change, adapt and improve our products and delivery mediums in response to changes in technology. Our future success hinges on our ability to both continue to enhance our current products and to successfully market them. We cannot be sure that we will successfully develop and market new products and services. Any failure by us to timely develop and disseminate new products or to update and enhance our current products could adversely affect our business, operating results and financial condition.

OUR SUCCESS DEPENDENTS UPON CONTINUED GROWTH IN THE USE OF THE INTERNET AS A MEDIUM OF COMMERCE

If use of the Internet does not grow, our business would be harmed. Our success depends upon continued growth in the use of the Internet as a medium of commerce. Although the Internet is experiencing rapid growth in the number of users, this growth is a recent phenomenon and may not continue. Furthermore, despite this growth in usage, the use of the Internet for commerce is relatively new. As a result, a sufficiently broad base of enterprises and their supply chain partners may not adopt or continue to use the Internet as a medium of commerce. Our business would be seriously harmed if:
- use of the Internet does not continue to increase or increases more slowly than expected;

- the infrastructure for the Internet does not effectively support enterprises and their supply chain partners;

- the Internet does not create a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the demand for our products; or

- concerns over the secure transmission of confidential information over public networks inhibit the growth of the Internet as a means of conducting commercial transactions.

- Capacity Restraints May Restrict the Use of the Internet as a Commercial Marketplace. The Internet infrastructure may not be able to support the demands placed on it by increased usage and bandwidth requirements.

Other risks associated with commercial use of the Internet could slow its growth, including:

-     inadequate  reliability  of  the  network  infrastructure;

-     slow  development of enabling technologies and complementary products; and

-     limited  availability  of  cost-effective,  high-speed  access.

- Delays in the development or adoption of new equipment standards or protocols required to handle increased levels of Internet activity, or increased governmental regulation, could cause the Internet to lose its viability as a means of communication between enterprises and their supply chain partners.

If these or any other factors cause use of the Internet for commerce to slow or decline, our business could be harmed.

WE MAY NOT BE ABLE TO PROTECT FULLY OUR  PROPRIETARY RIGHTS

Our future success and ability to compete in the health care information services business may be dependent in part upon our proprietary rights to products and services that we develop. We expect to rely on a combination of patent, copyrights, trademark, and trade secret laws and contractual restrictions to protect our proprietary technology and to rely on similar proprietary rights of any of our content and technology providers. We intend to file patent applications to protect certain of our proprietary technology. We cannot assure you that such applications will be approved or, if approved, will be effective in protecting our proprietary technology. We enter into confidentiality agreements with our employees, as well as with our clients and potential clients seeking proprietary information, and limit access to and distribution of our software, documentation, and other proprietary information. We cannot assure you that the steps we take or the steps such providers take would be adequate to prevent misappropriation of our proprietary rights.

We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology is expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset. Our competitors may independently develop similar technology, duplicate our products or design around any patents that may be issued to us or our other intellectual property.

WE  MAY  FACE  INTELLECTUAL  PROPERTY  INFRINGEMENT  CLAIMS  FROM  THIRD PARTIES

We expect that we could be subject to intellectual property infringement claims as the number of competitors grows and the functionality of our applications overlaps with competitive offerings. These claims, even if not meritorious, could be expensive to resolve and divert management's attention from operating the business. If we become liable to a third party for infringing its intellectual property rights, we could be required to pay a substantial damage award. Such a judgment would have a material adverse effect on our business, financial condition, and results of operations. In addition, we may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all.

IF THIRD -PARTY SOFTWARE IS NOT AVAILABLE ON COMMERCIALLY REASONABLE TERMS, WE MAY HAVE TO DELAY SHIPMENT OF OUR PRODUCTS.

We integrate third-party software into our products. This third-party software may not continue to be available on commercially reasonable terms. We depend on third party licenses, including licenses for our servers, encryption and security software. If we cannot maintain licenses to this third-party software at an acceptable cost, shipments of our products could be delayed until equivalent software could be developed or licensed and integrated into our products, which could substantially harm our business, operating results and financial condition.

BECAUSE WE ARE STILL IN THE EARLY STAGES OF DEVELOPMENT AND EXECUTION OF OUR BUSINESS PLAN, EVALUATING OUR BUSINESS PROSPECTS MAY BE DIFFICULT

We are still in the early stages of development and execution of our business plans, so evaluating our business operations and our prospects is difficult. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. These risks include our:

- need to sell additional licenses and software products to our existing customers;

- need to expand our sales and marketing, customer support and professional services organizations;

-     need  to  build  strategic  partnerships  and  relationships;

-     need  to  effectively  manage  growth;

-     need  to  expand  our  international  operations  and  customer  base; and

We may not be able to successfully address these risks, and the failure to do so could seriously harm our business and operating results. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business.




THE  HEALTH  CARE  INDUSTRY  MAY  NOT  ACCEPT  OUR  SOLUTION.

To be successful, we must attract a significant number of customers throughout the health care industry. We believe that complexities in the nature of the transactions that must be processed have hindered the development and acceptance of information technology solutions by the health care industry. Conversion from traditional methods to electronic information exchange may not occur as rapidly as we expect that it will. Even then, health care industry participants may use applications and services offered by others.

We believe that we must gain significant market share before our competitors introduce alternative products, applications, or services with features similar to our current or proposed offerings. Our business model is based on our belief that the value and market appeal of our solution will grow as the number of participants and the scope of the services available on our platform increase. We may not achieve the critical mass of users we believe is necessary to become successful. In addition, we expect to generate a significant portion of our revenue from service offerings. Consequently, any significant shortfall in the number of users would adversely affect our financial results.

CHANGES  IN  THE  HEALTH  CARE  INDUSTRY  COULD  ADVERSELY  AFFECT OUR BUSINESS.

The health care industry is subject to changing political, economic, and regulatory influences. These factors affect the purchasing practices and operations of health care organizations. Changes in current health care financing and reimbursement systems could cause us to make unplanned enhancements of applications or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our applications and services by health care participants. Federal and state legislatures have periodically considered programs to reform or amend the U.S. health care system at both the federal and state level. Such programs may increase governmental involvement in health care, lower reimbursement rates, or otherwise change the environment in which health care industry participants operate. Health care industry participants may respond by reducing their investments or postponing investment decisions, including investments in our applications and services.

Many health care industry participants are consolidating to create integrated health care delivery systems with greater market power. As the health care industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant These industry participants may try to use their market power to negotiate price reductions for our products and services. If we were forced to reduce our prices, our operating results could suffer as a result if we cannot achieve corresponding reductions in our expenses.

GOVERNMENT REGULATION OF THE HEALTH CARE INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

Our business is subject to U.S. and international government regulation. Existing as well as new laws and regulations could adversely affect our business. Laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Demand for our applications and services may be affected by additional regulation of the Internet.

We are subject to extensive regulation relating to the confidentiality and release of patient records. Additional legislation governing the distribution of medical records has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with new legislation. Moreover, we may be restricted or prevented from delivering patient records electronically. For example, until recently, the Health Care Financing Administration guidelines prohibited transmission of Medicare eligibility information over the Internet.

Legislation currently being considered at the federal level could affect our business. For example, the Health Insurance Portability and Accountability Act of 1996 mandates the use of standard transactions, standard identifiers, security, and other provisions by the year 2000. We are designing our platform and applications to comply with these proposed regulations; however, until these regulations become final, they could change, which could cause us to use additional resources and lead to delays as we revise our platform and applications. In addition, our success depends on other health care participants complying with these regulations.

INTERNATIONAL  EXPANSION  MAY  IMPACT  OUR  AVAILABLE  RESOURCES

We believe that expansion of our international operations will be necessary for our future success as we develop our business plan. Therefore, we believe that we will need to commit significant resources to expand our international operations. A key aspect to our strategy is to expand our sales and support organizations internationally. We employ sales professionals in Europeand are in the early stages of expanding into the Asia Pacific market. If we are unable to successfully enter into and expand these international markets on a timely basis, our business and operating results could be harmed. This expansion may be more difficult or take longer than we anticipate, and we may not be able to successfully market, sell, deliver and support our
products   internationally.

If successful in our international expansion, we will be subject to a number of risks associated with international business activities. These risks include:

-     difficulty  in  providing  customer  support  in  multiple  time  zones;

-     need  to  develop  software  in  multiple  foreign  languages;

-     laws  and  business  practices  favoring  local  competition;

-     currency  fluctuations;

-     longer  sales  cycles;

-     greater  difficulty  in  collecting  accounts  receivable;

-     political  and  economic  instability,  particularly  in  Asia;

-     difficulties  in  enforcing  agreements  through  foreign  legal  systems;

-     unexpected  changes  in  regulatory  requirements;

-     import  or  export  licensing  requirements;

-     reduced  protection of our intellectual property rights in some countries;
      and

-     multiple  conflicting  tax  laws  and  regulations.

To date, most of our revenues have been denominated in United States dollars. If we experience an increase in the portion of our revenues denominated in foreign currencies, we may incur greater risks in currency fluctuations, particularly since we translate our foreign currency revenues once at the end of each quarter. In the future, our international revenues could be denominated in the Euro, the currency of the European Union. The Euro is an untested currency and may be subject to economic risks that are not currently contemplated. We currently do not engage in foreign exchange hedging activities, and therefore our international revenues and expenses are currently subject to the risks of foreign currency fluctuations.


OUR REVENUES MAY BE IMPACTED BASED ON HOW APPLICABLE ACCOUNTING STANDARDS ARE AMENDED OR INTERPRETED OVER TIME
We have experienced, and expect to continue to experience, seasonality in our license revenues and results of operations, with a disproportionately greater amount of our license revenues for any fiscal year being recognized in our fourth quarter. Majority of the software licenses renews during the fourth quarter of the fiscal year ending December 31, as a result, our first quarter revenues can be less than those of the preceding quarter.

If we introduce products that are sold in a manner different from how we currently market our products, such as requiring payment per number of patients record entered into a licensee's software program, we could recognize revenue differently than under our current accounting policies. Depending on the manner in which we sell future products, this could have the effect of extending the length of time over which we recognize revenues.

Furthermore, our quarterly revenues could be significantly affected based on how applicable accounting standards are amended or interpreted over time. Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. We Will Depend on the Commercial Success of Our Product Suite, Which Has Not Yet Been Shipped We have generated substantially all of our revenues from licenses and services related to current and prior versions of our product suite.

OUR QUARTERLY OPERATING RESULTS FLUCTUATES AND ARE DIFFICULT TO PREDICT, AND IF OUR FUTURE RESULTS ARE BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS OR INVESTORS, THE PRICE OF OUR COMMON STOCK MAY DECLINE

License revenues in any quarter can be difficult to forecast because they depend on orders shipped or installed in that quarter. Moreover, we typically recognize a substantial percentage of revenues in the last month of each quarter. A high percentage of our operating expenses are essentially fixed in the short term. As a result, if we experience delays in recognizing revenue, we could experience significant variations in operating results from quarter to quarter. In addition, we expect our operating expenses to increase as we expand our engineering and sales and marketing operations, broaden our customer support capabilities, develop new distribution channels and strategic alliances, fund increased levels of research and development and build our operational infrastructure. If our revenues do not grow faster than the increase in these expenses, our business and operating results could be harmed.



WE  FACE  INTENSE  COMPETITION  WITH  OTHER  ONLINE  PROVIDERS  OF  HEALTHCARE
TECHNOLOGY.

The market for providing healthcare information online is intensely competitive, and we expect competition to increase in the future. Our business has low barriers to entry, and we cannot guarantee that we will compete successfully against our current or potential competitors, especially those with significantly greater financial resources or brand name recognition. Our current competitors include, E-Medsoft.com, Medscape.com, Dr. Koop.com and Healtheon/WebMD. We have yet to derive significant revenues as an online provider of healthcare information and Tele-medicine company.

Mergers or consolidations among our competitors, or acquisitions of small competitors by larger companies, would make such combined entities more formidable competitors to us. Large companies may have advantages over us because of their longer operating histories, greater name recognition, or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products or services than we can.

For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in reduced gross margins and loss of market share.

CONFLICT  OF  INTEREST  -  MANAGEMENT'S  FIDUCIARY  DUTIES.

Our director and Officer are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Anthony C. Dike, our founder, chairman and CEO is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about twenty (20) hours per week. There exist potential conflicts of interest including allocation of time between us and such other business entities.

THE LOSS OF KEY PERSONNEL OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

Our operation are dependent on continued efforts of the executive officers and Management, in particular, Anthony C. Dike, our Chairman and Chief Executive Officer, and Russell Lyon, our President and Chief Technology officer. If any one of these persons becomes unable or unwilling to continue in his or her role with us, or if we are unable to attract and retain other qualified employees, our business and prospects could be adversely affected. Our success is also dependent to a significant degree on our ability to attract, motivate, and retain highly skilled sales, marketing, and technical personnel, including software programmers and systems architects skilled in the computer language with which our products operate. Competition for such personnel in the software and information services industries is intense. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on our business.



FUTURE  SALES  OF  OUR  COMMON  STOCK COULD CAUSE OUR STOCK TO DECLINE IN PRICE.

All shares registered in this offering will be freely tradable upon effectiveness of this registration statement. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile.

VOLATILE  STOCK  PRICE  MAY LEAD TO LOSSES BY INVESTORS AND TO SECURITIES
LITIGATION

Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. We will negotiate and determine the initial public offering price with the representatives of the Market Makers based on several factors. This price may vary from the market price of the common stock after the offering. The stock market has experienced significant price and volume fluctuations and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to resell their shares at or above the initial public offering price. See "Plan of Distribution."

In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation could result in substantial costs and could divert our management's attention and resources.

IF WE ARE UNABLE TO LIST OUR COMMON STOCK ON NASDAQ SMALLCAP MARKET, OUR COMMON STOCK MAY BE TRADED ON THE OTC BULLETIN BOARD.

Our common stock has never been traded in any market. We will apply for listing of our common stock on Nasdaq's SmallCap Market when we believe we meet their listing criteria. In order to qualify for listing on Nasdaq's SmallCap Market:
         - our common stock must continue to be registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

         - we must initially EITHER have (i) at least $4,000,000 of net tangible assets, (ii) net income in two of the last three years of at least $750,000 OR (iii) a market capitalization of $50,000,000; and

        - we must initially have a minimum bid price of $4.00 per share, at least 300 round lot shareholders, a public float of at least 1,000,000 shares and at least three active market makers for our common stock.

As  of  the  writing  of this prospectus we have not met all these requirements.
If we fail to meet Nasdaq's initial listing requirements, trading in our Shares will be conducted in the over-the-counter market on the OTC Bulletin Board (OTCBB). The OTCBB eligibility rule which became effective as of January 6, 1999 was designed to protect investors by ensuring that they have access to companies' current financial information when considering investments in OTCBB-eligible securities. Under this rule, Nasdaq will monitor the filing status of all OTCBB issuers. In the event of a filing delinquency, Nasdaq will append the trading symbol(s) of the delinquent issuer's security with an "E". The fifth character "E" will be removed from the symbol once Nasdaq receives Notification that the security meets the requirements of the Eligibility Rule. After 30 days (60 days for non-SEC filers), if Nasdaq has not been notified that the appropriate filing has been made with the issuer's regulatory authority, the issuer's security will be removed from the OTCBB. This may result in a lower market price for our common stock, if our common were to be delisted.


WE MAY BE SUBJECT TO PENNY STCOK RULES IF WE ARE TO LIST OUR COMMON STOCK ON THE OTC BULLETING BOARD.

Our stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"). This rule imposes additional sales practice requirements on broker-dealers who sell so-called "penny" stocks to persons other than established customers and "accredited investors." Generally, accredited investors are individuals with a net worth of more than $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction before sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell our shares in the secondary market.

Subject to some exceptions, the Commission's regulations define a "penny stock" to be any non-exchange listed equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share. Unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market and the associated risks. The rules also require disclosure about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, the rules require that broker-dealers send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If our Common Stock became subject to the rules applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected.

WE  HAVE  ADOPTED  CERTAIN  ANTI-TAKEOVER  PROVISIONS THAT MAY DETER A TAKEOVER.

Assuming the sale of all the shares offered to persons other than existing shareholders, the shares of common stock purchased by the public will represent 9% of our outstanding common stock after the completion of this offering. Therefore, our present stockholders will own 91% of us and will continue to be able to elect our director, appoint our officer, and control our affairs and operations. Our Articles of Incorporation do not provide for cumulative voting.

Our Articles of Incorporation and Bylaws contain the following provisions that may deter a takeover, including a takeover on terms that many of our shareholders might consider favorable, such as:

- the authority of our Board of Directors to issue common stock and preferred stock and to determine the price, rights (including voting rights), preferences, privileges and restrictions of each series of preferred stock, without any vote or action by our shareholders;

- the existence of large amounts of authorized but un-issued common stock and preferred stock;

-     staggered,  three-year  terms  for  our  Board  of  Directors;  and

- advance notice requirements for Board of Directors nominations and for shareholder proposals.

The rights and preferences of any series of preferred stock could include a preference over the common stock on the distribution of our assets upon a liquidation or sale of our Company, preferential dividends, redemption rights, the right to elect one or more directors and other voting rights. The rights of the holders of any series of preferred stock that may be issued in the future may adversely affect the rights of the holders of the common stock. We have no current plans to issue preferred stock. In addition, certain provisions of California law and our stock option plan may also discourage, delay or prevent a change  in  control  of  our  Company  or  unsolicited  acquisition  proposals.

                                  DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of our outstanding common stock.

The following table illustrates, as of June 30, 2000, the dilution to investors in this offering:

                                          Maximum            Minimum
                                          Offering           Offering
Public offering price per Share           $10.00             $10.00

Net tangible book value per
     Share, before this offering          ($0.01)            ($0.01)

Increase per Share attributable
     to Payment by new investors           $1.66              $0.066
Net tangible book value per Share,
     after this offering                   $1.65              $0.065

Dilution to new investors per Share        $8.35              $9.935

As of the date of this preliminary prospectus, there are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any person for the period commencing with the closing of this offering.

For the offering following table compares between existing shareholders and Investors if Maximum or Minimum Shares were sold:

     the  number  of  shares  of  our  common  stock  held,

     their  percentage  ownership  of  such  shares,

     the  total  consideration  paid,

     the  percentage  of  total  consideration  paid,  and

     the  average  price  per  share:


         Maximum  Shares  Purchased      Total Consideration    Price  Per
                  Amount  Percentage     Paid      Percentage   Share

Existing
Shareholders     11,000,000      81%        $588,928        2%       $ 0.05

New  Investors    2,500,000      19%     $25,000,000       98%      $ 10.00

Total            13,500,000     100%     $25,588,928      100%


         Minimum  Shares  Purchased      Total Consideration    Price  Per
                  Amount  Percentage     Paid      Percentage   Share

Existing
Shareholders     11,000,000      99%       $588,928       37%        $ 0.05

New  Investors      100,000       1%     $1,000,000       63%       $ 10.00

Total            11,100,000     100%     $1,588,928      100%


                               USE  OF  PROCEEDS
All proceeds from this offering less the offering costs, will be used for for new products research and development, marketing, working capital and general corporate purposes. Until we use the funds, we will deposit it into an interest bearing account, for the benefit of the company.

          THE MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has never been traded in any market. We will apply for Listing of our common stock on Nasdaq's SmallCap Market when we believe we meet their listing criteria. In order to qualify for listing on Nasdaq's SmallCap Market:
         - our common stock must continue to be registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

         - we must initially EITHER have (i) at least $4,000,000 of net tangible assets, (ii) net income in two of the last three years of at least $750,000 OR (iii) a market capitalization of $50,000,000; and

        - we must initially have a minimum bid price of $4.00 per share, at least 300 round lot shareholders, a public float of at least 1,000,000 shares and at least three active market makers for our common stock.

If we fail to meet Nasdaq's initial listing requirements, trading in our Shares will be conducted in the over-the-counter market on the OTC Bulletin Board. This may result in a lower market price for our common stock

                                     HOLDERS

As of June 30, 2000, there are 150 registered share-holders  of  record.

                                    DIVIDEND

On December 10, 1999, as provided in Article IV of this Company's Articles of Incorporation, as amended, this Company has one hundred million (100,000,000) shares of common stock authorized and as of December 7, 1999, an aggregate of one hundred thousand (100,000) shares of common stock were issued and outstanding. The Board of Directors by way of a written consent declared a stock dividend of one hundred (100) shares of common stock for every one (1) share of common stock currently issued and outstanding, to be payable to shareholders of record as of December 30th, 1999. Meridian Holdings, Inc., the 51% owner of the outstanding shares of the Company's common stock declared a dividend simultaneously to all its shareholders of record who own a share in Meridian Holdings, Inc., to receive five (5) shares of common stock of InterCare.com.

                       DETERMINATION  OF  OFFERING  PRICE

We  set  the  offering  price  of  $10.00  per  share  arbitrarily.  There is no
Relationship between the price of  these shares  and  any  standard  or accepted method of valuation. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history.

Among  factors  considered  by  us  in  determining  the  offering  price  were:

     Estimates  of  our  business  potential
     Our  limited  financial  resources
     The  amount  of  equity  desired  to  be  retained  by present shareholders
     The  amount  of  dilution  to  the  public
     The  general  condition  of  the  securities  markets

                                  BUSINESS
Overview

InterCare.com formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California. We are an innovative software products and services company specializing in providing healthcare management and information systems solution.

The Company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. On January 17, 1994, a 6.8 magnitude earthquake centered in Northridge, California caused wide spread damage to commercial and residential structures, and to major freeways, causing business interruptions and disrupting the normal flow of traffic. The Company experienced irreversible damage to all its high-tech computers and diagnostic equipment.

Since that time, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

We have created, published and marketed software products that is embedded with sound, text and video, for purpose of relaxation training and stress management. We have also developed Internet-ready applications for healthcare transactions management, medical and health-related contents and information targeted towards the education, general consumer and healthcare industry markets

The Company developed the Mirage Systems Multimedia Biofeedback software program in 1994. This is a cross-platform program available in both Microsoft Windows 3.X including windows 95;98 and Apple Macintosh platforms. This software became the first United States FDA approved software program for neuromuscular re-education and biofeedback training. The Company also has four other software products in the market including the "Body Pain Trigger Points Program", one of our best selling software products, with over 20,000 copies sold. The Company intends to convert all its software programs to run in all the popular operating systems available, including but not limited to Microsoft Windows, Macintosh and Linus or Unix operating systems.

On June 30, 2000, the company signed a master value added reseller agreement With Meridian Holdings, Inc., the parent company to sell and support the MedMaster(tm) suite of software technology. Significant terms of this agreement is that Intercare will sell, support, implement the MedMaster Suite of software programs, in exchange for 40% of net sales proceeds, and 60% of recurrent revenue from software support and implementation.

MedMaster(tm) products offers a lifetime electronic patient record, clinical data repository and integrated clinical applications spanning the continuum of care. Healthcare providers can access patient information, invoke rules and standard of care, manage cost and care delivery, as well as maintain compliance with regulatory documentation and payment requirements. They have been designed specifically for clinicians and healthcare decision-makers. By uniquely separating medical knowledge databases (MKB) from applications, applications take on the attributes of the MKB's incorporated into the CDR (Central Data Repository) allowing personalization to individual end-users while preserving a common look and feel across applications. The fifteen (15) years of development that went into MedMaster has resulted in a comprehensive array of functionality that leverages technology, care delivery processes and human interface needs in a manner that personalizes the system according to each individual's expectations and preferences without changing application code.

The strength of MedMaster applications is derived from differentiated core technologies consisting of: a virtual, multi-media, object database (VMDB) that is self-indexing and does not require Data Base Administrators; human anatomy and graphical user interfaces that simplify documentation and information access ; data mining and data query tools; end-user tool sets; and interface capabilities to facilitate peaceful coexistence with other systems and the inclusion of data from these system into the MedMaster CDR for a single point of access to merged information. Over 10 years of research and development have been spent in the development of MedMaster software.

InterCare's MedMaster product suite includes:

1.     ClinicMaster(tm)-  Outpatient/Ambulatory  Care  Solution
2.     WardMaster(tm)-  Inpatient/Acute  Care  Solution
3. CareMaster(tm)- Interdisciplinary Pathways, Care and Quality Management Solution
4.     BaseMaster(tm)-  Medical  Knowledge  Base  Administration
5.     ImageMaster(tm)-  Multi-media  Archiving  Solution
6.     IntegrationMaster(tm)-  Bi-directional  Interface  Engine
7.     DataMiner(tm)-  End-user  Data  Query, Data Mining and Reporting Solution
8. VMDB(tm)- Client/Server Virtual Multi-object Architecture Data Base Management Solution.

InterCare is in the midst of transitioning the MedMaster solution into an Internet web-browser enabled application. This will facilitate access to the MedMaster data repository. MedMaster Internet capabilities will facilitate the proactive participation of the consumer in the entire care delivery process. As such, InterCare will have MedMaster positioned to become a significant player in the growing market of Internet-based, e-healthcare community solutions. This will significantly expand the scope of available healthcare solutions.

Benefits of Medmaster(tm) Products to Healthcare Payors and Providers:

Point of Care Documentation

Applications enabling all care providers (e.g. physicians, nurses, PA's, technologists, therapists, dieticians, etc.) to document objective and subjective patient data at the point-of-care in a manner that enhances compliance, reduces time, enhances communications, controls resource utilization and enhances revenue generation.

Order entry and results reporting

Simplified multi-disciplinary communication of orders, referrals, consultations, notes and retrieval of results including Laboratory, Radiology, Pharmacy, Respiratory Therapy, Dietary, Physiotherapy, Nursing and the like.

Imaging and general archiving

On-line viewing, manipulation and annotation of digital images and documents such as X-rays, CAT Scans, MRIs, Ultrasounds, digitized images, scanned paper documents, etc. This is particularly important in emergency and urgent care settings where speed and provider viewing and interpretation is needed to enhance care delivery. This is the foundation for an integrated healthcare delivery system, using both Local and Wide area network.

Multi-disciplinary Clinical decision support

Provision of advanced clinical functionality including protocols, pathways, care plans, order sets, alerts, advanced directives, costing, staffing, time standards and templates that facilitate care management, resources control and outcome management.

Clinical workflow and productivity management

Personal desktop that organizes individual user tasks, simplifies follow up and documentation requirements, improves workflow, facilitates quality assurance and management intervention in order to make better use of time.

Care provider communication management

On-line, simplified message routing and communication that interfaces to e-mail, voice mail and like systems to enhance coordination and follow up among care providers.

Central Data Repository

Aggregation of all patient-centric data in the enterprise from all legacy and newer information systems, including Registration, ADT, lab, radiology, pharmacy PACS, departmental systems and MedMaster(tm).

Medical knowledge base / lexicon

Multiple third-party knowledge bases and lexicons can be readily incorporated into MedMaster including ICD9, CPT4, DSM-4, application objects, lexicon objects, security objects and individual user preferences.

Bi-directional legacy integration middleware

Data exchange in real-time between MedMaster and legacy systems to facilitate data merging, data normalization and information consolidation.

Data discovery, mining and analysis

Suite of ad-hoc, programming free tools, enabling novice users experimental "cruising" of all enterprise data in real-time.

InterCare's MedMaster(tm) software operates over a customizable and highly adaptable operating environment. MedMaster(tm) is designed to concurrently serve all care providers throughout the continuum-of-care from acute and long-term care to ambulatory and home health care:

- The various medical professions (i.e. physician, nurse, therapists, technologists, dietician, etc.)

- The various medical specialties (i.e. Primary care, OB/Gyn, Pediatrics, Surgery, etc.)

- The various facility types (i.e. acute care, ambulatory care, long term care and home care)

MedMaster(tm) can seamlessly integrate with legacy systems (utilizing any off- the- shelf interface engine) through both HL7 and proprietary legacy interfaces. A 12-tier security paradigm offers industry leading confidentiality and control of information. Security "behavior" rules are fully configurable by privileged system administrator(s), without programming, through the underlying knowledge bases. MedMaster's embedded security will be fully HIPAA (Health Insurance Portability and Accountability Act of 1996 ) compliant when the final rulings are released, and supports data compartmentalization down to the level of specific value in any data field.

The Current Healthcare Information System Market

InterCare participates in a large and growing marketplace domestically and internationally. The US healthcare information systems and services market currently represents a $20 billion annual market. Electronic Medical Record
(EMR), CDR and clinical systems, being a part of an emerging arena, are accountable for $2 US Billion of this sum Clinical systems' market volume is expected to accelerate its growth starting Q3/2000, after Y2K effects are over The EMR / CDR market is primarily dominated by large scale players (see table below). These players primarily emerged from a prior dominant position in the administrative, financial and clinical ancillary market segments for enterprise healthcare IT software programs.

In the past few years, resulting from the rapid growth of the Internet, a Variety of young companies emerged and quickly became dominant players in the Healthcare IT terrain. Healtheon-WebMD is the most dominant new player in the e-health's administrative and financial arena. Healtheon-WebMD incorporates a crop of young e-health corporations acquired through M&As.
Another   important   player,   MedicaLogic,  until   1998  a  traditional
ambulatory EMR player, made a bold strategic move to the Internet in 1998. MedicaLogic's current strategy is to provide an Internet-based EMR software programs for sole practitioners in the ambulatory setting, primarily due to its inability to support complex EMR/CDR enterprise software programs. In light of these rapid market transitions, each of the dominant legacy players is executing a different strategy to capture a leadership position in the emerging e-health market. The most pro-active e-health players are Eclypsis, IDX and McKesson-HBOC. Yet, each of these players has thousands of existing customers operationally using its legacy systems. Thus, their e-health transition strategy is slow both technically and business wise.
There are no specific figures available for estimating the portion of Internet EMR/CDR sales within the annual $2 US Billion sales of traditional EMR/CDR and clinical systems. Yet, it is prudent to assume that it is still below the 10% mark. Thus, the sales of traditional (legacy) enterprise EMR/CDR software programs still dominate the market and are expected to continue such dominance for quite some time.


OUR COMPETITION

<BTB>                           InterCare     McKesson HBOC    SMS    Cerner     IDX      Meditech    Eclypsis
Product Category

EMR-acute care                     +             +             +/-      +            +       +/-             +
EMR-ambulatory care                +             +                      +/-          +/-
Medical specialties support        +             +                      +/-                                  +/-
Orders and results                 +             +             +        +            +         +             +
Care standards                     +             +             +/-      +            +         +/-           +
Clinical workflow/desktop          +             +                      +/-          +/-                     +/-
Clinicians communication/messaging +
Clinical data repository           +             +/-           +/-      +            +/-       +/-           +
Administrative data repository     +/-           +             +        +            +         +             +
CDR data mining/reporting          +             +/-           +/-      +            +                       +
System integration engine          +             +             +        +                                    +
Medical Knowledge Base             +                                                                         +
Internet Support                   +/-           +                      +/-          +/-                     +/-
Order entry                        +             +             +        +            +         +             +
Result reporting                   +                           +                     +
Pathways & care plans              +                                    +                      +             +
Protocols                          +             +             +        +            +
Staffing                                         +
Quality management                 +             +             +                                             +
Outcomes management                +             +                                                           +
Clinical documentation             +             +             +        +            +         +             +
Nursing                            +                           +
Ambulatory care workstation        +             +             +        +            +                       +
Physician desktop                  +
Nurse desktop                      +
Ancillary                                                                            +
Transcription
Home care                          +/-           +             +                             +
Long term care                     +/-           +             +
Master enterprise patient index    +/-           +             +                             +

+/-= Partial Support

Mergers or consolidations among our competitors, or acquisitions of small competitors by larger companies, would make such combined entities more formidable competitors to us. Large companies may have advantages over us because of their longer operating histories, greater name recognition, or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products or services than we can.

For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in reduced gross margins and loss of market share.

OUR COMPETITIVE ADVANTAGE

    - OUR  KNOWLEDGEABLE  AND  GROWING  SALES  FORCE  AND TECHNICAL STAFF.
      We  will  be  making  sure  that  the   sales  force  is  trained  on  the
      "high-end" networking elements in which we deal so they will be able to service the needs of their customers.

    - OUR  BUSINESS  MODEL  COST,  EFFICIENCY  AND  FLEXIBILITY.
      We have addressed the largest cost factor in the methodology for deploying our services through an outsourcing strategy rather than a building the human resources from the scratch strategy. This keeps start-up costs as low as possible.

    - OUR  STRATEGIC PARTNER STRENGTH.
      Partnerships with CGI Communications Services, Inc., our parent company Meridian Holdings, Inc., Netsales, Inc., Ingram-Micro Inc., DigitalRiver Corporation, Microsoft Corporation, HealthCPR Technologies, Inc., Healthcare.com, Inc., and United Information Systems, Inc., will give us the ability to deliver our software products faster and at a lower cost than the competition

    - INTEGRATION.
      We can seamlessly integrate all of the different technological solutions and custom applications development. We use different strategic partners to tailor the optimum solution for our customer.

    - AUTOMATION  AND ADVANCED TELECOMMUNICATIONS TECHNOLOGY.
      Our Network Management tools are automated which leads to less downtime, and lower labor costs. We use the latest equipment, work closely with strategic partners that are forerunners in their fields, and are not hampered by existing legacy infrastructures.

    - OUR  CUSTOMIZED  CUSTOMER  APPROACH.
      We emphasize direct relationships with our customers. These relationships enable us to learn information from our customers about their needs and preferences and help us expand our service offerings to include additional value-added services based on customer demand. We believe that these customer relationships increase customer loyalty and reduce turnover.

      In addition, our existing customers have provided customer referrals and we believe strong relationships will result in customer referrals in the future.

Our success depends upon careful planning and the selection of partners. We can meet the customer's needs more efficiently with entrenched procedures. This enables us to excel at customer service.

Our Product Features and Benefits

MedMaster(tm) incorporates a wide variety of capabilities and functionality, which differentiate it from other generally available Electronic Medical Record/Central Database Repository (EMR/CDR) software programs in the global Healthcare Information Technology (IT) market.

The most significant differentiators are:

Fully integrated Software Program

MedMaster is not an aggregation of unrelated and disintegrated legacy products acquired through M&As. MedMaster is designed and developed as a fully integrated suite of products, which utilize an identical graphic user interface on top of a scaleable and highly adaptable component architecture. Thus, each of the variety of MedMaster products is inherently integrated (data model and business rules alike) with the other products, and the underlying CDR/MKB.

Human anatomy, point-and-click data entry

Three-dimensional (3D) MKB (Medical Knowledge Base) navigation utilizing gender-sensitive, human anatomy drawings. Keyboardless medical documentation through drag-and-drop of findings on top of human anatomy (see illustration below). Presentation of lifetime medical history data over a single full-body drawing. Automatic generation of all progress notes and forms from the graphical queues entered by the end user on top of human anatomy drawings

Multi-level, programming-free customization

Support of six customization (sub-classing) levels: Default (starter MKB), Enterprise, Site, Unit, Sub-unit and Individual user. Automatic upward object Search if a lower level application object is not found. Over 100,000 application and MKB objects in the object database are customizable without programming during application runtime.

Customizable, component-based architecture

Multi-tier,  common   enterprise   architecture  for  all  MedMaster  products.
Multi-threaded engines & components. Automatic and manual load balancing & distribution through multiple engines utilizing entry level PC hardware.

Knowledge driven applications

Knowledge base driven clinical workstation applications. Most of the Applications' "behavior" (e.g. business rules) is derived from the underlying database(s), which is fully customizable without the need for programming by the novice end user. This also includes extended support for visually "painting" (e.g. designing) additional input & output screens, inclusive of its business rules.

Repository, data warehouse and datamart unification

While MedMaster's master central data repository engine(s) serve the multitude of concurrent enterprise users, its live backup(s) simultaneously serve as data warehouse and datamart for ad-hoc data discovery, mining and analysis in real-time.

Third-party legacy integration

Seamless bi-directional integration with ancillary, administrative and financial legacy systems. Concurrent support for both HL7 and proprietary legacy messaging. Plug-and-play legacy interface(s) addition and/or modification. Immediate value and ROI to the enterprise by integration of legacy systems only into the MedMaster CDR prior to any MedMaster application implementation.

Market Presence

To date, the MedMaster(tm) software program is in different implementation phases in 5 accounts:


Tenet Healthcare

Tenet healthcare licensed the inpatient nursing modules of MedMaster(tm) for five of its hospitals. The first hospital-Los-Angeles based USC (University of Southern California) is expected to go-live during the Q3/2000.

United Health Services

An integrated healthcare delivery system located in Binghamton, New York, representing 4 hospitals and 50 clinics, have unlimited enterprise license.

The Waterbury Hospital

An integrated delivery system from Waterbury, Connecticut, have unlimited Enterprise license for MedMaster(tm) CDR which has been fully operational since Q3/1997.

Armstrong County Memorial Hospital

A hospital located in Kittaning, Pennysylvania, have 60 MedMaster(tm) ambulatory Licenses, which has been operational since Q3/1999.

Meuhedet

An HMO located in Tel Aviv, Israel, has unlimited MedMaster(tm) ambulatory Licenses for 100 HMO-owned clinics. Over 20 physicians in 4 sites work on-line (paperless) with the system since Q1/1999.

MedMaster  products  list-price  for  the  U.S.A and Puerto Rico

The MedMaster products list-price will be in effect until June 30th , 2000 or until Meridian Holdings, Inc., publishes a new generally available list-price for North America. The list-price provides the means to determine MedMaster products licenses for the following:

1.     MedMaster  Central  Data  Repository                    Hospital
2.     MedMaster  acute  care / sub acute / inpatient          Hospital
3.     MedMaster  ambulatory  care / outpatient                Hospital/clinics
4.     MedMaster  nursing                                      Hospital/clinics
5.     MedMaster  imaging  archiving                           Hospital/clinics

1.     MedMaster  Central  Data  Repository

     This section relates to the licensing of the software components comprising the MedMaster Central Data Repository software program in a single hospital setting or multi-hospital IHDN (Integrated Healthcare Delivery Network) setting. The price of the MedMaster CDR licenses is dependent upon the aggregate number of acute /sub-acute care / long term care beds of the purchasing customer + the number of users in outpatient / ambulatory care / home care connected to the MedMaster CDR. For calculation purposes, every 5 users in the outpatient / ambulatory care / home care settings privileged to access the MedMaster CDR shall be considered a single bed.

     The basic MedMaster Central Data Repository licenses granted, will include the following products and associated quantities:

     -  1  IntegrationMaster  Master  Engine  (Inbound Engine & Outbound Engine)
           "Shell"     product  license
     - 1 IntegrationMaster Master Engine configuration application product license
     - 1 IntegrationMaster Master Engine remote-control application product license
     - 1 license of initial MedMaster Medical Knowledge Base /Lexicon (without formulary)
     -  1  license  of  initial  MedMaster  CDR databases (excluding Multimedia)
     -  1  license  of  VMDB  Engine  (Registry  database)
     -  1  license  of  VMDB  Engine  (Master  CDR  Server)
     -  1  license  of  VMDB  Engine  (Master  MKB  Server)
     -  1  license  of  VMDB  Engine (IntegrationMaster Control Database Server)
     -  3  VMDB  Registry  application  product  licenses
     -  3  VMDB  Data  Dictionary  application  product  licenses
     -  3  VMDB  Administrator  application  product  licenses
     -  3  BaseMaster  product  licenses
     -  3  DataMiner  product  licenses

<BTB>
Hospital / IHDN Aggregate Bed Size       Price per Bed
      1 - 100 beds                           $2,995
      101 - 200 beds                         $2,895
      201 - 300 beds                         $2,795
      301 - 400 beds                         $2,695
      401 - 500 beds                         $2,595
      501 - 600 beds                         $2,495
      601 - 700 beds                         $2,395
      701 - 800 beds                         $2,295
      801 - 900 beds                         $2,195
      901 - 1,000 beds                       $2,095
    1,001 - 1,250 beds                       $2,045
    1,251 - 1,500 beds                       $1,995
    1,501 - 1,750 beds                       $1,945
    1,751 - 2,000 beds                       $1,895
    2,001 - 2,500 beds                       $1,845
    2,501+ beds                              $1,795

       Add-ons MedMaster(TM) Central Data Repository Product Licenses List-price

<BTB>
Add-on / Additional Product Options                          Price
                Live, loosely-coupled MedMaser(TM) MKB/CDR
                Backup Server products, including: (a) VMDB(TM)
                Journal Server (b) MedMaster(TM) MKB VMDB(TM)
                Backup Engine, and (c) MedMaster(TM) CDR Backup Engine     15% from base MedMaster(TM) CDR
                                                                        licenses cost

               IntegrationMaster(TM) Backup Engine + Configuration
               application + Remote control application                 5% from base MedMaster(TM) CDR
                                                                        licenses cost

       Additional BaseMaster(TM) product license                  $4,995 per seat
       Additional DataMiner product license                       $4,995 per seat
       Additional VMDB(TM) Registry product license               $1,995 per seat
       Additional VMDB(TM) Data Dictionary product license        $1,995 per seat
       Additional VMDB(TM) Administrator product license          $1,995 per seat

2.     Acute care / sub acute care / inpatient workstation licenses (WardMaster)

     This section relates to MedMaster clinical workstation products licenses sale for acute care / sub-acute care / inpatient / long term care to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare
Delivery Network) setting. This section provides for WardMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the aggregate number of acute care / sub acute care / inpatient / long term care beds in the hospitals purchasing the licenses under a single purchase contract. WardMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size     WardMaster(TM) Price per Bed
              1 - 100 beds                          $5,995
            101 - 200 beds                          $5,845
            201 - 300 beds                          $5,695
            301 - 400 beds                          $5,545
            401 - 500 beds                          $5,395
            501 - 600 beds                          $5,195
            601 - 700 beds                          $5,045
            701 - 800 beds                          $4,895
            801 - 900 beds                          $4,745
            901 - 1,000 beds                        $4,595
          1,001 - 1,250 beds                        $4,495
          1,251 - 1,500 beds                        $4,395
          1,501 - 1,750 beds                        $4,295
          1,751 - 2,000 beds                        $4,195
          2,001 - 2,500 beds                        $4,095
          2,501+ beds                               $3,995

3.     Ambulatory  care  /  outpatient  workstation  licenses  (ClinicMaster)

       This section relates to a MedMaster clinical workstation products licenses sale for outpatient / ambulatory care / home care units and/or practices to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ClinicMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the number of aggregate users in the outpatient clinics and affiliated practices in the hospitals purchasing the licenses under a single purchase contract. ClinicMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
      Number of Aggregate Users                Price per registered user
  1 -  50 users                                $2,995
 51 - 100 users                                $2,895
101 - 150 users                                $2,795
151 - 200 users                                $2,695
201 - 250 users                                $2,595
251 - 300 users                                $2,495
301 - 350 users                                $2,395
351 - 400 users                                $2,345
401 - 450 users                                $2,295
451 - 500 users                                $2,245
501 - 600 users                                $2,145
601 - 700 users                                $2,045
701 - 800 users                                $2,195
801 - 900 users                                $2,095
901 - 1,000 users                              $2,045
1,001+ users                                   $1,995

4.     MedMaster  Nursing  workstation  licenses  (CareMaster  functionality)

     This section relates to a MedMaster add-on nursing module licenses as incorporated and fully integrated in either ClinicMaster and/or WardMaster. This add-on module, incorporates a large variety of functionality tightly integrated and inter-operated with ClinicMaster / WardMaster, amongst it nursing orders, results, nursing unit floor activity support, pathways, care plans, pathways-to-care plans automatic conversion, care plans-to-pathways automatic conversion, enterprise-wide multi-level and multi-disciplinary cost calculation, qualify control, quality assurance, etc. This add-on module was designed and developed for hospitals and integrated healthcare delivery networks, implementing a lifetime patient record throughout the entire continuum-of-care.

     When incorporated in WardMaster, the cost of this add-on module shall be calculated per the number of inpatient / acute care / long-term care beds under a single licenses purchase contract. If this module is incorporated in ClinicMaster for usage in outpatient / ambulatory care / home care settings, then each 3 users of this add-on module shall be considered a single bed for calculating the licenses cost.

     The cost of licenses provided in this section does not include any knowledge base licenses or services, which shall be (if requested by the customer) become a part of the implementation services of the final contract with the customer. It is made clear, that this add-on module cannot be licensed by the customer without first licensing the MedMaster CDR, WardMaster and/or ClinicMaster.

<BTB>
Hospital / IHDN Aggregate Bed Size        CareMaster(TM) Price per Bed
  1 - 100 beds                              $2,495
101 - 200 beds                              $2,445
201 - 300 beds                              $2,395
301 - 400 beds                              $2,345
401 - 500 beds                              $2,295
501 - 600 beds                              $2,245
601 - 700 beds                              $2,195
701 - 800 beds                              $2,145
801 - 900 beds                              $2,095
901 - 1,000 beds                            $2,045
      1,001 - 1,250 beds                            $1,995
      1,251 - 1,500 beds                            $1,945
      1,501 - 1,750 beds                            $1,895
      1,751 - 2,000 beds                            $1,845
      2,001 - 2,500 beds                            $1,795
      2,501+ beds                                   $1,745

5.     MedMaster  Imaging  Archiving  licenses  (ImageMaster)

      This  section  relates  to  a  MedMaster  functionality  in  providing:
-     Storage  of  images  in  the  MedMaster  CDR
-     Retrieval  of  images  from  the  MedMaster  CDR
-     Imaging  archiving  storage  functionality  into  the  MedMaster  using
      ImageMaster
- Imaging archiving retrieval functionality from MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster
- Linking images to patients' open orders and results in the MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster

     This section relates to the sale for imaging storage and retrieval functionality to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ImageMaster licenses. Cost of licenses shall be calculated per the aggregate number of beds in the hospitals purchasing the licenses under a single purchase contract. If usage of ImageMaster is required in the ambulatory care / outpatient settings in addition to its use in the acute care / sub acute care / inpatient settings, then every 3 ImageMaster users shall be considered a single bed. ImageMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size      ImageMaster(TM) Price per Bed
  1 - 100 beds                          $1,195
101 - 200 beds                          $1,165
201 - 300 beds                          $1,135
301 - 400 beds                          $1,105
401 - 500 beds                          $1,075
501 - 600 beds                          $1,045
601 - 700 beds                          $1,015
701 - 800 beds                          $975
801 - 900 beds                          $945
901 - 1,000 beds                        $915
      1,001 - 1,250 beds                        $885
      1,251 - 1,500 beds                        $855
      1,501 - 1,750 beds                        $825
      1,751 - 2,000 beds                        $785
      2,001 - 2,500 beds                        $755
      2,501+ beds                               $725

The key elements of our business strategy include the following:

      - Fully exploit the expanding Integrated Healthcare delivery system Information Technology and Internet market

      - Expand into related healthcare consumer market with our relaxation training and stress management software program.

      - Convert all our existing software programs to an Internet based applications, in order to attract a larger user and install base.

      - Penetrate the National and International markets for large customers such as corporations, correctional facilities, military, hospitals, universities and government with our Internet based applications and healthcare information technologies..


FUTURE GROWTH OF OUR BUSINESS MODEL

The Internet has created new and evolving ways for conducting commerce. According to Forrester Research, business-to-business electronic commerce is expected to grow to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of electronic commerce in the United States. The market for applications that enable business-to-business electronic commerce is expected to reach $1.5 billion by 2002, according to Dataquest. Enterprises that have successfully implemented web-enabled customer interfaces now face the challenge of utilizing the Internet and intranets to gain the same level of increased efficiencies in their supply chain. In the changing world of healthcare, one trend serves the common interests of doctors, patients, and medical administrators: to maintain and increase the quality of care through new and more cost-effective technologies, hence the Company's interest in the emerging healthcare transactions and tele-medicine services and software applications development.

There are several different reports and articles discussing the tele-medicine market. Each of them looks at tele-medicine in a slightly different way and provides different estimates, as follows:

- Business Communications Company (BCC): A large consulting firm that produces industry reports on many industry sectors. In February 1998 the firm produced a report titled: Tele-medicine Opportunities for Medical and
Electronic Providers (240 pages, cost: $1,350). Ben Grimley, an industry analyst who specializes in health and information technology issues, prepared the report.BCC estimates that the current U.S. market for tele-medicine is $65 million and will reach $3 billion by the year 2002 based on the high growth rates of leading market segments and an assumption that full reimbursement for tele-medicine services will continue to become more common. They predict the overall growth rate for tele-medicine to be 35 percent per year over the next five years with a 42 percent increase in public sector investments and an 89 percent growth in sites over the same period. The report cites provider plans for predicting a 280 percent growth in prison tele-medicine sites over five years and a doubling of military investment over seven years. The predicted rates of growth for tele-medicine is particularly important given the firm's prediction that the market for overall health-care related information is expected to grow only three percent per year.

- Feedback Research Services (FRS): A market research firm that specializes in high-tech health care delivery systems. Overall, FRS states that the current annual U.S. market for telepathology, teleradiology, and videoconferencing tele-medicine systems is under $100 million. According to FRS, tele-medicine-related videoconferencing equipment sales in Europe, North America, and the Pacific Rim accounted for $250 million in revenues in 1996. They estimate that worldwide sales of products and services during the 1990s reached an estimated $520 million, cumulative, through the year-end of 1996. They project the annual worldwide growth rate to be 15 percent. They project that Europe and the Pacific Rim combined may represent cumulative tele-medicine expenditures of $1.4 billion by 2001.

- Frost and Sullivan (F&S): An international marketing, consulting and training firm covering many different markets. A representative from F&S wrote an article in the April 1998 issue of ADVANCE for Administrators in Radiology & Radiation Oncology that provided market forecasts for PACS and Teleradiology. According to the article, the current total PACS and teleradiology systems market revenue for the U.S. and Europe is estimated for 1998 at $368.8 million with the United States generating 81 percent of this market. They project a growth rate of about 28 percent over the next six years yielding a total annual market of $1.6 billion by 2004. In a separate report on U.S. hospital communications equipment markets, including tele-medicine videoconferencing as well as other segments, F&S forecasts a 30 percent growth in this market.

-     Waterford  Advisors:     An  investment  firm  specializing  in healthcare
and  information  systems.  The  firm  has  developed  the  Waterford
Tele-medicine Index (WTI), an index of stock prices from various tele-medicine-related companies. WTI was debuted in the April 1998 issue of Tele-medicine and Telehealth Networks and will be a regular feature of the magazine. The index does not attempt to predict market size. Rather, the index is designed to be a monitor of the overall performance of the industry and a way to estimate the economic value of tele-medicine companies. Since the index is new, there is little information about the recent performance of tele-medicine companies in the market. The index currently includes 38 companies.

- The Healthcare Information and Systems Society (HIMSS) recently conducted their ninth annual survey of senior healthcare executives.
Of the 1,754 respondents, 34 percent reported that their organizations currently use tele-medicine, ten-percent plan on using tele-medicine within the next 21 months and 28 percent are investigating its use in the future.

- Tele-medicine and Telehealth Networks Magazine: This magazine recently completed a survey of selected tele-medicine program managers. Ninety-three percent reported that they expect to expand their operations in the next five years.[/R]


OUR OTHER PRODUCTS AND SERVICES

InterCare.com also offers the full Mirage Systems Interactive Multimedia Biofeedback Interface, the Stress Profiling and the Trigger Points programs, originally developed in 1993. The Trigger point program is currently sold as a downloadable product over the Internet, via the Digital River and Netsales Inc. Internet website. A hard-copy version of the program is also available for purchase via the Company's website. Given the rapid rate of change in both hardware and software technology, these programs are at the outskirts of their useful shelf lives. Our current efforts are targeted on taking advantage of our strengths in the application of high technology in the following areas:

       - The development and/or acquisition, through licensure or purchase, of a low-cost physiological monitoring device as the hardware component for a PC-based, executive and consumer-level biofeedback device.

       - The development of cutting edge, modular software to interactively display a wide variety of multimedia feedback from the hardware device described above. The software would be highly extensible and would optionally facilitate an Internet connection to InterCare.com and the uploading of generated physiological data for analysis and return to the user via email or web page.

       - The development, through licensing and/or acquisition, of streaming video technology to facilitate the delivery of high-resolution video-based tele-medicine and other content over the Internet. The server-side software would be marketed to Internet and intranet providers. A basic client-side browser plug-in would be offered as a free download from InterCare.com, while a more robust stand alone player would be offered for sale as an upgrade.

       - The development of direct reseller relationships with manufacturers of tele-medicine hardware and software (e.g. Sony). In addition to reselling tele-medicine equipment and software, InterCare.com will provide tele-medicine systems design and integration, installation and support services, with the latter entailing both face-to-face client contact and a unique interactive multimedia Internet site devoted to answering most questions about tele-medicine, including tutorials, chat and forum capabilities.

       - The provision of web-site design & development services, including the production and/or acquisition and conversion of interactive multimedia content, for all of the above areas and for the other subsidiaries of Meridian Holdings, Inc., our parent company.

OUR  INTERNET  BUSINESS  STRATEGY

The  Vision

General

Providing a virtual community software program, based on Internet technologies And infrastructure, which enables the variety of participants in healthcare delivery: consumers/patients, care providers, healthcare enterprise management, healthcare IT professionals and payers, to improve the quality of care and reduce the cost of care delivery through effective care data standardization, management, sharing and communication.

For care providers

Facilitate anytime & anywhere secure access, through portable and Internet technologies, to a variety of patient information and personal productivity services. These should continuously encourage improved reimbursement, reduced administrative overhead, reduced medico-legal liability exposure and improved patient care.

For consumers / patients

Facilitate and encourage consumer/patient participation in the care delivery process through Internet technologies. Facilitate anytime & anywhere secure access to the patient's lifetime medical record as maintained by the healthcare enterprise. Enable the consumer/patient to obtain a variety of services from his care providers and from the healthcare enterprise. Facilitate consumer/patient access to quality healthcare content, encouraging self-treatment of minor healthcare problems outside the care system.

For healthcare enterprise management

Facilitate  optimization  of  care  cost/outcomes standardization throughout the healthcare enterprise. Facilitate improved collaboration and sharing of patient-centric information between care providers and patients. Facilitate increased revenue generation through improvements in reimbursement and reduction in claims rejection. Facilitate reduction of care delivery cost through minimization of redundant/unnecessary procedures. Facilitate improved control over the enterprise's operations through real-time enterprise data mining and analysis.

For healthcare IT professionals

Facilitate continuous improvements in the central control, management, administration and maintenance of MedMaster as a centerpiece component of the healthcare enterprise integrated IT software program. Enable flexible distribution of system management and administration responsibilities between care providers, IT professionals and outsourced / ASP services.


For payers

Facilitate  improvement  of  care  quality  while  reducing  the  cost  of care.
Enabling improved analysis and control over fraud and abuse. Facilitate improvements in automated approval/rejection of care procedures before its execution. Facilitate real-time comparative analysis of performance vs. cost of care providers.

Market Positioning

Current  Market  Space  Spot
The MedMaster EMR/CDR software program is currently positioned and competing in the conventional healthcare IT enterprise space. This space is primarily occupied by large strong competitors, each leveraging a large customer base, significant recurring revenue (from maintenance services), and a broad product offering. This market space has been undergoing significant consolidations during last couple of years, and are expected to continue well into this century. A typical healthcare IT sales contract in this market space requires significant capital investments by the customer, and places the entire risk on the customer. (Meta Group estimates that 5-year healthcare IT costs are ~$100M per a typical Hospital in the US, with 70% of the software programs purchased failing expectations and replaced within 2-3 years. The
MedMaster software program offers significant advantages over the competition in a variety of technical and functional aspects required from an enterprise EMR/CDR software program. Yet, the market's immaturity and the extent of risk involved with significant up-front capital investments, makes it a greater challenge for Intercare.com to successfully play in this market space.

New Market Space Spot
With the transition of its enterprise software program to the Internet, and the expansion of its solutions' scope to incorporate support for both consumers and payers, InterCare is now re-positioning its offering into a new market space: eHealth Virtual Community Solution. Unlike the conventional healthcare IT enterprise market, this market space is currently less populated (although all large players are expected to vigorously play in this market space sooner or later). This re-positioning also incorporates a fundamental change in the company's business and revenue models. It involves transitioning from the traditional up-front capital investment sales model into a service-based (per-user, per month fees) turn-key software program sales model, with or without support of a pure ASP model. This transition is focusing on better leveraging the strengths of the InterCare MedMaster software program, while trying to minimize the effects of current weaknesses of the company over customers, strategic partners and investors.

Strengths and weaknesses

Weaknesses

Intercare  most  apparent  weaknesses  when  operating  in  the  US  market are:
-       Very  small  customer  base  in  the  USA
- Partial proof/testimony of live enterprise sites using MedMaster in the USA
-       Insufficient  customer  services  and  support infrastructure in the USA
- Perception of a small ("thin") company in comparison with well established (and public) US healthcare IT companies
-       Limited  number  of  strategic partners in complementary expertise areas
- Limited capability of InterCare (at current size and structure) to effectively operate and contract directly with enterprise customers in the USA

Strengths

InterCare strengths when operating in the US market are:
- Mature enterprise software application, incorporating: Point-Of-Care EMR management, care standards, workflow management, personal productivity management, common enterprise knowledge base, enterprise data warehouse, legacy integration middleware and data mining, which are generally available (MedMaster V4.3)

- MedMaster architecture initially designed to support Internet (n-tier) implementations

-       MedMaster  architecture  supportive  of  concurrent  multi-lingual users

- MedMaster architecture supportive of remote administration and maintenance

- InterCare control over competitive product packaging and pricing strategies

- InterCare proven quick turn-around compliance to market trends and demands (6-9 months between major versions)

-       InterCare  competitive  lower  cost  of  enterprise  product development

- Extensive, multi-level customization of MedMaster software programs' components, requiring no source code intervention

- Compliance with HIPAA through customer controlled security business rules
        Consistent, anatomy-based user interface, endorsed by care providers

- InterCare expects its transition to the eHealth market space, coupled with its revised service-based sales model, to make these strengths a significant competitive advantage over its competition.

Competition in the new market space
The current and potential competition in the eHealth Virtual Community Solutions market is coming from the following categories:
-    Pure  Internet  players
-    Legacy  +  Internet  players
-    EMR/Clinical  players
-    Legacy  players
(see  attached comparison analysis tables of current and potential competitors).

Important recent transactions/events in the healthcare IT market space, which are significant to mention in the context of current and potential competition to InterCare:
Healtheon  acquisition  of  WebMD  and  MedE
Eclipsys  acquisition  of  Transition  Systems  /  Healthvision
McKessonHBOC  acquisition  of  Abaton.com

Market  segment  focus

Short  Term
InterCare intends to primarily focus on the low-to-mid market of Integrated Healthcare Delivery Networks & hospitals in the USA, typically ranging from 150 beds to 350 beds. Within this market segment, InterCare intends to place specific focus on MeditechMAGIC and SMS Allegra/Allegra 2000 customers. The reason: weakness of these vendors in the Internet and EMR space, difficulties of these customers to finance up-front capital investments in healthcare IT and difficulty by such customers to recruit and hold to skilled healthcare IT professionals.

Mid-to-Long  Term
InterCare intends to expand its target market to include: (a) Large Integrated Healthcare Delivery Networks & hospital, typically with 500+ beds (b) Managed care organizations. This market focus expansion requires further functional product support of loosely-coupled healthcare enterprises.

Prospective  Customer  Access  /  Sales  Process  Leadership

Short-term
InterCare intends to establish a strong sales & sales support organization, which will enable the company to pro-actively push sales closure and market penetration. Initially, on a case-by-case basis, the company will take the decision whether to position InterCare as the prime contractor, or one of InterCare's strategic system integration partners as prime contractor (InterCare initially expects to become prime contractor to customers with up to 200 beds).

Mid-to-Long  Term
InterCare expects to "divide" the market between itself and its strategic partners. InterCare will exclusively focus on the low-to-mid market, and its strategic partners, as VARs, will focus on the mid-to-high market. InterCare strategic partners will also exclusively approach national networks (such as Colombia/HCA, Tenet, etc.). InterCare sales and sales support organization will provide extensive support to the strategic partners in its efforts to acquire additional customers.

Contract  Model  Principles

Short-term
InterCare initially intends to offer its prospective customers a fixed-fee, service-based software application, which defines deliverables (rather than time and materials), and distributes the cost of the entire turn-key software application to 60 monthly payments, starting 6-9 months after contract signing. This type of contract involves some level of risk taking with the customer, but not in a level which can endanger the profitability of each contract. (see definition of such contract principles in an attached document)


Mid-to-Long  Term
InterCare intends to offer its prospective customers, after better studying the risk exposure involved, a risk-sharing contract which incorporates a lower level of monthly fees, yet participates in the financial improvements/upsides as reflected in the "bottom line" of such customers after system implementation. InterCare intends to work with a variety of healthcare market experts in order to formulate and verify its commitments, upsides and exposure levels in pilot contract(s) prior to making such contract model generally available.

Product  Packaging  &  Pricing

Short  Term
In order to enable quick transition to the new service-based sales model, InterCare does not intend to modify the current (and simple) packaging of its MedMaster software application . This includes 4 "rentable" software components:
(a)  Acute  care  workstation
(b)  Ambulatory  care  workstation,
(c)  Care  standards  workstation,  and
(d)  Imaging  archiving  workstation.
Each of these software components is priced between $49 - $79 per-user per-month for unlimited use (depending on the aggregate number of users), where the customer defines how many users license each of these components. With an expected average of 500 licensed users per a typical healthcare enterprise and $99 average per user per month fees, this should translate into ~$50,000 per month on behalf of software usage.

Mid-to-Long  Term
InterCare  intends  to  "comply"  with  the  developing  market  conventions  in clinical Internet product packaging (i.e. separate packaging and licensing for Lab, Radiology, Prescription, EMR, Reports, etc.). InterCare, however, intends to evaluate another dimension in product packaging. This includes the establishment of Standard, Professional and Enterprise editions per product/component, further enabling the company to exercise effective "foot-in-the-door" customer acquisition strategies. As the number of
"products"   grow   (comparing   to  the  current  4  products  packaging),  the
monthly fees per "product", per user, per month are expected to be lower than the competition.

The  ASP  model

Short-term
The ASP (Application Service Provider) model is gaining momentum in the IT market, although the healthcare market is slower in adopting it. InterCare expects different variations of the ASP model to be requested by a limited portion of its customers, ranging from remotely operating the system located in the customer's facilities, all the way through full outsourcing using the ASP servers farm model. In order to being able to offer prospective customers a pure ASP model, InterCare needs to establish a relationship with at least one ASP (which yet needs to be established). Any variation of ASP software application model does not mitigate the need to integrate the MedMaster software application with the existing legacy systems operational at the customer's enterprise.

Mid-To-Long  Term
InterCare expects a meaningful portion of its customers to contract for the ASP model. By this time, InterCare and its strategic partners are expected to have established relationships with leading healthcare IT ASP providers. InterCare further expects some of the potential system integration partners to expand their offering and start serving as ASPs. This is expected to ease the product support requirements from InterCare, as the same partner will aggregate the expertise necessary for both one time and on-going support services.

MedMaster  Virtual  Community  Solution  Vision  &  Scope

General  Overview

The MedMaster  enterprise  software application   in  its  generally  available
Version 4.3 provides a wide range of capabilities / functionality in the following areas:

Lifetime  Electronic  Medical  Record  Management
-   Acute  care
-   Ambulatory  care
-   Long  term  care
-   Home  care

Multi-disciplinary  care  standards
-   Protocols
-   Pathways
-   Care  plans

Quality  &  cost  management
-   Staffing
-   Cost
-   Case  management

Order  entry  &  Result  reporting
-   Lab
-   Radiology
-   Pharmacy
-   Nursing
-   Diet
-   Consultation
-   Transcription
-   Other

Personal  productivity
-   Personal  desktop
-   Cover  sheet
-   Automatic  document  /  form  generation
-   Automatic  encounter  codification

Groupware  productivity

-   Unit charting
-   Communication & messaging

Security  (HIPAA  compliant)
-   Security
-   Confidentiality
-   Compartmentalization

Enterprise  Knowledge  base  (multi-lingual)
-   Enterprise  lexicon
-   Containers
-   Legacy  normalization

Enterprise  data  warehouse
-   Demography  /  Administrative
-   ADT
-   Clinical
-   Orders  &  Results
-   Multimedia Legacy  system  integration
-   Mini  MPI  (Master  Patient  Index)
-   Bi-directional  legacy  data  normalization

Although InterCare intends to continue adding capabilities to its core Enterprise platform, the prime effort in the near term will be directed toward completing its transition to support the Internet application server paradigm. In addition, InterCare intends to put both focus and efforts on developing the complementary "pieces" of the MedMaster Virtual Community Solution, namely the provider and consumer components utilizing thin client technology.

The  Enterprise  Software application
InterCare is in advanced stages of transitioning its MedMaster enterprise Software program from its Client-Server architecture into an Internet-centric application/web server architecture. Since InterCare originally used Sybase Powerbuilder as its RAD tool, it was just natural to select additional Sybase Internet tools which are fully integrated with Powerbuilder. Thus, InterCare is now utilizing Sybase PowerDynamo (web server) & Sybase Jaguar (application server) as the Technology infrastructure for MedMaster's Internet architecture. As 3 out of the 4 original MedMaster architecture tiers are now utilized on the server side, InterCare intends to utilize the GUI tier in a variety of options:
- Automatic loadeable Powerbuilder GUI components (for the enterprise's Intranet implementation)
- HTML (for the browser-based accidental access by care providers and consumers)

InterCare is also evaluating in parallel 3 additional options for implementing the
GUI  tier:
- ActiveX/JavaScript GUI components (for the enterprise's Intranet implementation);
-   Citrix  architecture;
-   JAVA  based  GUI.

Beyond the Internet transition and the "natural" expansion of clinically-focused functionality, InterCare intends to place significant focus on the integration of financial / administrative topics into the existing MedMaster software application . These include:
- Verification of patient eligibility & health plan authorization of procedures being ordered at the point-of-care;
-   Improved  point-of-care  alerts  (through  rules-based  mechanism);

- Automatic optimization of encounter reimbursement codification (ambulatory care & acute care);

- Financial performance of a variety of aspects of the healthcare enterprise's operations.

These and additional capabilities are based on off-the-shelf technologies/services commercially available from third-party vendors, and InterCare intends to partner with a variety of such vendors and integrate their products into MedMaster.

Anytime  &  Anywhere  Secure  Access  by  Authorized  Enterprise  Users

Browser-based, thin client software application , enabling care providers with privileges within the healthcare enterprise to access the enterprise CDR with a sub-set of the functions provided by the MedMaster enterprise software application . These include:
-   Retrieving  and  reviewing  lifetime  patient  data

-   Reviewing  and  approving  new  results

-   Initiating  new  orders

-   Operating  the  personal  desktop  (administrative)

This component enables care providers to timely access the system, primarily From home, friends house or when they are on the road. It minimizes the need of the care provider to physically arrive at the enterprise facilities in order to gain access to the system. InterCare intends to incorporate, beyond password-based entry, biometric voice-authentication technologies (such as from Nuance), to further improve patient file access security.

Secure  Access  by  Non-affiliated  Care  Providers

A browser-based, thin client software application , enabling care providers not affiliated with the healthcare enterprise access to a specific patient file. The access to the specific patient file is enabled through a patient-controlled password, which provides for secure access into the enterprises CDR to view only the authorizing patient's lifetime medical records. InterCare intends to incorporate, beyond password-based entry, biometric voice-authentication technologies (such as the one from Nuance), to further improve patient file access security. using this component, non affiliated care providers (e.g. with no access privileges within the healthcare enterprise) to use the following functionality:

-     Retrieving  and  reviewing  lifetime  patient  data
-     Reviewing  new  results
-     Initiating  new  orders
This component provides significant benefit to the consumer/patient, as it enables care providers distant from his home/community to timely access his lifetime medical records. In the future, InterCare intends to expand its multi-lingual patient data retrieval support, so foreign care providers (when the consumer/patient is abroad), are able to retrieve the patient's medical record in their own language.

Health  Plan  Member  Anytime  &  Anywhere  Secure  Access

A browser-based, thin client software application , which serves as the "entry point" for the consumer/patient in his relationship with the health plan/healthcare enterprise. This component will be comprised of 5 main modules: Electronic Medical Record: Within this module, the consumer/patient will be able to execute the following functions:

- Retrieve, review and print the variety of segments comprising his lifetime medical records
-    Enter  problem-driven  information  prior  to  a  physician  appointment
-    Enter outcome progress data after an acute care / ambulatory care encounter
- Enable non-affiliated physician(s) secure access to his personal lifetime medical records Retrieve and view the log file of who accesses his medical records, and which segments of it Services within this module, the consumer
     /patient will define service preferences, and gain access to a variety of healthcare enterprise services, including:
-    Update  personal  &  address  details
- Service preference definition: lab, pharmacy, radiology, care providers, etc.
-    Encounter  scheduling  request  &  approval
-    Prescription  generation  &  routing  (to  preferred  pharmacy)
-    Forms  /  certification  generation
-    Communication  with  care  providers

Medical  Content

Within this module, the consumer / patient will gain access to a variety of accredited medical content resources. These should help the consumer / patient become more knowledgeable, encourage self-treatment of minor problems, and tighten the relationship between the consumer / patient and the healthcare enterprise.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes, as well as the other information included elsewhere in this prospectus. Our discussion contains forward-looking statements that involve risks and uncertainties, including those referring to the period of time the Company's existing capital resources will meet the Company's future capital needs, the Company's future operating results, the market acceptance of the services of the Company, the Company's efforts to establish and the development of new services, and the Company's planned investment in the marketing of its current services and research and development with regard to future endeavors. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including: domestic and global economic patterns and trends.

RESULTS OF OPERATIONS

We have experienced, and expect to continue to experience, seasonality in our license revenues and results of operations, with a disproportionately greater amount of our license revenues for any fiscal year being recognized in our fourth fiscal quarter. As a result, our first quarter revenues can be less than those of the preceding quarter.

In some cases, the products will be sold on a consignment basis, in which case, we only get paid by the vendor after the vendor sells' the product.

Furthermore, our quarterly revenues could be significantly affected based on how applicable accounting standards are amended or interpreted over time. Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. We Will Depend on the Commercial Success of Our Product Suite, Which Has Not Yet Been Shipped. We have generated substantially all of our revenues from licenses and services related to current and prior versions of our product suite.


REVENUES.

Total  revenues  decreased  52% to $6,629  in the year ending December 31,  1999 compared to $13,795 for December 31, 1998. The revenue was generated from software sales and consulting services. The decrease in revenue in December 31 1999 compared with December 31, 1998, was as a result of companies decision to discontinue marketing of its stand-alone Biofeedback software, and change of focus to development and implementation of Internet based healthcare transaction software programs.

No revenue has been generated from activities related to providing health related content over the Internet, including page view-based and Internet Healthcare Transaction software licensing, hence the absence of revenue in the Interim financial statement dated June 30, 2000, as compared to revenue of $5,374 for six months ended June 30 1999.



COST  OF  REVENUES.
Cost of revenues decreased 13% to $252 for the year ending December 31, 1999 compared to $289 in the comparable period in 1998. This decrease in the cost of revenue is due to our transition from hard-copy software sale to electronic downloadable products, with resultant decrease in software product shipments. Amortization of capitalized software development costs will continue in the future to bring levels closer to expected future revenues to be generated, or net realizable value. Any future reduction in net realizable value during the next coming year will be as a result of our decision not to support certain products moving forward and instead to focus on development and execution of our Internet strategies.

SALES  AND  MARKETING.
Only minimal sales and marketing has been done by the Company, since focusing most of its resources at the moment in our Internet strategies, and software enhancement, testing and debugging. The Company is budgeting over $250,000 for its initial roll-out of new products sales and marketing campaign during the third quarter of the year 2000, assuming more capital is raised from this offering to pay for such an expense.

PRODUCT  AND  CONTENT  DEVELOPMENT.
Software products and Internet content development expenses is anticipated to increase significantly during the next coming year, due to website redesign and other Internet initiative launch costs, consisting primarily of personnel and consulting costs. The Company projects to spend over $250,000 during the next 12 months to fund project and content development. As a result of the Company's decision in 1994 to no longer develop traditional products, capitalized software development costs was $0.

GENERAL  AND  ADMINISTRATIVE.
General and administrative expenses increased 41% for the year ending December 31, 1999 to $107,295 compared to $62,829 in the comparable period in 1998 due to the additional operating costs of increased personnel requirement. The Company anticipates future increases in general and administrative expenses as it embarks on aggressive product development, sales and marketing with its associated increase in personnel costs and legal and accounting expenses. For the Six months ended June 30, 2000, the company incurred $160,803 expenses, compared to $30,401 expense for the comparable period in 1999. The increase in operating expense is due to hiring of additional staff, new Software tools and computer equipment purchase.

OPERATING  LOSS.
As a result of the factors described above, Company expects further increases in operating expenses on a proforma basis up to $752,342 for the year 2000, assuming additional funding is raised from this offering to be used in financing future operating costs. There is no guarantee that the Company will be able to raise additional funds to finance all the anticipated operating costs. In absence of such funds being available, the Company may not be able to operate, and this could have a material impact in the overall execution of the Company's business plan.

NET  LOSS.
The Company had a net loss of $114,423 or $.011 per share for the year ended December 31, 1999, compared with net loss of $62,827 or $.006 per share for the year ended December 31, 1998. For six months ended June 30, 2000 the company had net loss of $160,803 or (0.014) per share compared to net loss of $30,401 or (0.003) during comparable period in 1999.

[/R]
LIQUIDITY  AND  CAPITAL  RESOURCES
The Company has experienced a substantial increase in expenditures since the launch of our Internet strategy through the growth in those operations and related staffing. Management anticipates that these increased expenditure levels will continue for the foreseeable future. Management anticipates incurring additional expenses to increase our marketing and sales efforts, for content development and for technology and infrastructure development. Additionally, we will continue to evaluate possible investments in businesses, products and technologies and the expansion of our marketing and sales programs.

The Company uses working capital to finance ongoing operations, fund the development and introduction of our new business strategy and acquire capital equipment. There is no guarantee that the Company will be able to raise additional funds, and if such funds becomes available, the cost incurred for securing such funds may not be on favorable terms to the Company, and this could have an adverse impact on the entire operation.

PLAN OF OPERATIONS

Management believes the Company has adequate capital resources to meet anticipated needs for working capital and capital expenditures through the end of September 2000, but the Company needs to enhance its capital resources in order to provide it with sufficient cash to meet its current operating needs and to address such needs through the end of December 2000. If the Company is unable to enhance its capital resources, the Company will be forced to reduce its spending on capital expenditures and product development until such financing is obtained.

The Company intends to use part of the funds raised during this offering for acquisitions of businesses or health information content to use in the Company's website or other Internet based product offerings. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brandname, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

The Company has entered into joint marketing agreement with United System, Inc., HealthCPR Technologies, Inc., NetSales, Inc., and Digital River Corporation, to market the Company's software product through various retail channels.

As  of  this  writing,  only  a  minimal  amount  of  sales  has  occurred.

With the transition of its enterprise software application to the Internet, and the expansion of its software applications' scope to incorporate support for both consumers and payers, InterCare is now re-positioning its offering
into a new  market  space:  eHealth Virtual  Community  Solution.  Unlike   the
conventional healthcare IT enterprise market, this market space is currently less populated (although all large players are expected to vigorously play in this market space sooner or later). This re-positioning also incorporates a fundamental change in the company's business and revenue models. It involves transitioning from the traditional up-front capital investment sales model into a service-based (per-user, per month fees) turn-key software application sales model, with or without support of a pure ASP model. This transition is focusing on better leveraging the strengths of the InterCare MedMaster software application , while trying to minimize the effects of current weaknesses of the company over customers, strategic partners and investors.

The Company entered into an agreement with Healthcare.com Corporation (HCC) to resell Medmaster Software product to their customers. As part of the agreement HCC will pay a total of $450,000 for five user-licenses of MedMaster Software, payable as follows:

$50,000 payable upon execution of the contract (July 28, 2000), $100,000 payable within five days, and the remaining $300,000 due on the "GO LIVE" date, which is anticipated to be on or before August 31, 2000. InterCare.com will receive 40% of the sales proceeds and 60% of software support, implementation and maintenance fee, as per the terms of the Master value Added Reseller agreement between the registrant and Meridian Holdings, Inc.

The Company is also embarking on an advertisement campaign over the next several months in major newspapers and consumer and healthcare journals of all its products and services. There is no assurance that such advertisement campaign will yield any dividend.

Employees

We presently have three full time employees and four independent contractors Some of our officers and directors are engaged in business activities outside of us, and the amount of time they will devote to our business will only be approximately 50% of their work week. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs. We also intend to out-source some of the personnel requirements to Meridian Holdings, Inc.

Facilities

We are presently using the office of Meridian Holdings, Inc., our parent company, at no cost, as our office. Such arrangement is expected to continue after completion of this offering. There is currently no written rental agreement.

Legal  Proceedings

We  are  not  currently  a  party  to  any  material  legal  proceedings.

MANAGEMENT

Executive  Officers,  Directors  and  Other  Significant  Employees

Name                      Age   Title

Anthony  C.  Dike,  MD       45    Chairman,  Director
                                   Chief  Executive  Officer,  Secretary
                                   Treasurer

Russell  Lyon,   MA          52    President,  Director
                                   Chief  Technology  Officer,

Philip  Falese,  MBA,  LLM   43    Chief  Financial  officer,  Director

Edward  Williams,  MD        64    Director

Daniel  Thornton,            39    Director/Interim Chief Operating Officer

Dale W. Church, JD           66    Director

Anthony C. Dike, MD, our Chairman, Chief Executive Officer, Secretary and a Director, will devote approximately 50% of his time to our affairs. Dr. Dike has been the Chairman of the Board, Chief Executive Officer and President of the Company since January, 1991. Anthony C. Dike, a physician by training and an entrepreneur that has funded and developed various start-up high technology businesses from inception to fruition through his private Investment Firm, MMG Investments Inc., a California corporation. He is the founder of CGI Communications Services, Inc., Bolingo.com-the world's largest High Technology Online Store on the Internet, Capnet.com, Bidfair.com, and Capnet.net, all Internet domain registered businesses. He also is the founder of Intercare Diagnostics, Inc., a United States Food and Drug Administration (USFDA) registered Bio-Medical Software Manufacturing Company, with over 5 Multimedia healthcare related software programs in the market. He also pioneered the design and development of the Mirage Systems Biofeedback Software Program, the first United States Food and Drug Administration approved software only for Biofeedback and Relaxation Training. He is also the founder of Capnet IPA, Capnet Gateway On-line Services, Meridian Medical Enterprises Corporation and Meridian Health Systems, Inc. Anthony C. Dike, MD, is also a member of the peer-review standing panel for United States Department of Education National Institute for Disability and Rehabilitation Research. He has served as a consultant to United Nations Development Project-Sustainable Human Development Program . He has given several presentations to various fortune 500 companies including Pacific Bell, AT&T Easylink Services, Apple Computer, Smithkline Laboratories Clinical Trial Division, UHP Health Plan, Mullikin IPA, and Wellpoint Healthcare Network Pharmacy department, about the use of the
Internet   as  a  facilitator  of  global  communications,  record  sharing  and electronic-commerce transaction in the healthcare industry using the "Computer Aided Provider Network" or "CAPNET" module.
-----------------------------
He most recently pioneered the design and development of "The Mirage Systems Internet Based Healthcare Transaction Module."

Russell A. Lyon, MA, our President, Chief Technology Officer and a Director, will devote approximately 100% of his time to our affairs. Russell
Lyon has been a designer and developer of computer-based educational and training programs for nearly two decades. He has served as both designer and developer on major training projects for a variety of corporate entities, including TRW, Unocal, Union Bank and Southern California Edison. As the founder and principal of Kinetic Media, he was a Level II Authorized Developer for Macromedia Director and has been a featured speaker at the Macromedia International User Conference on innovative uses of Director. He has developed or produced over a dozen separate commercial software titles, including The Mirage Systems Interactive Multimedia Biofeedback Interface for Intercare Diagnostics. He holds a BA degree in Psychology from Cornell University and an MA degree in both Educational Psychology and Instructional Technology form California State University, Long Beach.

Philip Falase, MBA, JD, LLM, our Chief Financial Officer and a Director received his MBA from University of Alabama, JD from Northrop University School of Law, Los Angeles, and LLM (Tax) from Golden Gate University, San Francisco. Mr. Falase has been working as a consultant to various clients in the area of strategic business development, tax consultation, asset valuations, and financial planning. He also has worked as a staff accountant for Carter, Turner and Company (CPA firm) based in Los Angeles, California.

Edward Williams, MD, a Director, has over 30 years of experience within the medical profession. Dr. Williams, is currently in private medical practice specializing in Family Medicine, received his Bachelor of Arts from Allegheny College, Meadville, PA, and his Doctor of Medicine from Temple University School of Medicine, Philadelphia, PA. Dr. Williams has also received a Masters Degree in Health Care Administration from the University of La Verne; La Verne, CA. Additionally, he is currently undergoing course work in a Certificate Program in Administrative Medicine from Tulane University.

Dr. Williams has served in the United States Air Force, Flight Surgeon, Captain Strategic Air Command and has received numerous honors and awards for his outstanding service in the military. Dr. Williams has served as Chief of Staff for Hawthorne Memorial Hospital, Hawthorne CA, and Robert F. Kennedy Medical Center, Hawthorne CA. Additionally, Dr. Williams has served on numerous civic boards such as the Chairman of the Torrance Building and Recreation Department, Torrance, CA, Lawndale Chamber of Commerce, Lawndale CA, a Medical Consultant and Scholarship Sponsor for the Miss California Pageant a division of the Miss America Scholarship Pageant, to name a few. Dr. Williams is a Founding Member of the El Camino Community College Foundation Torrance, CA. He has served the Lawndale, Torrance, and Hawthorne, California Communities for over 25 years.

Daniel Thornton, a Director, began his business career in the foods industry. He was corporate liaison and District Manager for Dairy Queen of Denver, responsible for the operations and management of 25 stores in the Denver metro area. Under his guidance, the stores achieved an overall increase in sales of 20% and an increase in operational efficiency of over 5%. Mr. Thornton is also an international lecturer on medical practice management in addition to having extensive knowledge and experience in the manufacturing and marketing of homeopathic drugs, medical devices and nutriceuticals.

As CEO of Eclosion Corporation, Mr. Thornton helped to operationalize all aspects of medical device manufacturing, as well as being instrumental in establishing Ireland's first fully registered homeopathic drug manufacturing plant. He has managed projects that encompass the development of numerous drug products, in addition to having established international markets for those products. Mr. Thornton has also consulted to Nevada Homeopathic medical board, primarily on regulatory issues regarding medical technology. His experience in all facets of nutriceutical operations and marketing makes him well qualified for his current position as the CEO of BioSynergy Nutriceuticals.

Dale W. Church, JD, a Director, is currently the Chairman and CEO of Ventures & Solutions LLC, a company that counsels and consults with high technology companies. In addition, he serves as trustee of the National Defense Industry Association, general counsel to the Munitions Industrial Base Task Force, and member of the Board of Directors of public and private companies. Prior to such involvement, Mr. Church has had a wide variety of government and private sector experience in arbitration, government contracting, defense, and acquisitions management. Mr. Church was a former law partner at McDermott Will & Emery and was counsel to the American Electronics Association, President's Blue Ribbon Commission on Defense Management, Egypt-U.S. Business Counsel, and ESL Inc. in Sunnyvale, California. Mr. Church served at the Department of Defense for which he was awarded the rank of meritorious executive and the Central Review Board of the Central Intelligence Agency for which he received the Defense Distinguished Service Medal. Mr. Church received his bachelors degree in business administration from Oregon State University and law degree from George Washington University School of Law.

Board  of  Directors

Our Board of Directors consists of six (6) authorized members and, with the recent addition of Dale Church in 2000, all of the positions have been filled. The terms of the Board of Directors is staggered over a three year period.

Apart from Mr. Russell A. Lyons, none of the other directors have been compensated for their activities as directors or officers of the Company. In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members.

Executive  Officers

Our officers are elected by the Board of Directors and hold office at the will of the Board.

Indemnification

Our Articles of Incorporation provide that we shall indemnify, to the full extent permitted by California law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met. Although indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Employment  Agreements

Mr. Russell A. Lyons, the President and Chief Technology Officer has entered into an employment agreement with the parent company, Meridian Holdings, Inc.
None of the other executive officers are subject to an employment agreement at this time. We intend to enter into employment contracts with some of our executive officers in the near future.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table
The following table provides information concerning the compensation of the named executive officers for each of our last nine completed fiscal year.

            Annual  Compensation               Long  Term  Compensation
                                                       Awards      Securities
Name                                           Other   Restricted  Underlying
And                                            Annual  Stock       Options/
Principal                                      Compen-  Award  (s)   SARs  (#)
Position          Year   Salary ($) Bonus ($)  sation($)
(a)               (b)     (c)       (d)         (e)     (f)        (g)
Anthony  C  Dike 1999     $0                            10,000        0
Chairman, Chief  1998     $0                             5,000    5,000
Chief Executive  1991-97  $0                            35,000   35,000
Officer(1)(2)

Russell  A. Lyon 1999    $16,666.66                          0        0
President
Chief
Technology
Officer  (3)

Philip  Falase    1999     $0                                0        0
Chief
Financial
Officer  (4)


Footnotes
(1)     Total  awards  granted from 12-31-91 to 12-31-99 are 50,000 at $0.002 per share On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 shares post split.

(2) Total options granted from 1991 to 12-31-99 are 40,000 at $0.002 per share. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 4,000,000 shares post split.

(3) Mr. Russell Lyon started working for the Company in November 1999 initially as an Independent contractor, and became full time employee as of January 1st, 2000
(4)     Mr.  Philip  Falase  commenced  working  for  the  Company effective
        March 1st 2000.


Options/SAR  Grants  in  Last  Fiscal  year

The following table shows information regarding grants of stock options in this last completed fiscal year to executive officers named in the summary Compensation Table above.

                              Individual  Grants

                    Number  of        %  of  Total
                    Securities       Options/SARs
                    Underlying       Granted  to      Exercise
                    Options/SARs     Employees        or  Base       Expiration
Name                Granted  (#)     in  Fiscal       Year  Price   ($/sh)  Date
(a)                   (b)             (c)            (d)           (e)
Anthony  C.  Dike  (1)    40,000(2)       100%          0.002         12-31-2008

Footnotes
(1)On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 4,000,000 shares post split.


                              CERTAIN TRANSACTIONS

In December 1991, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1991, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2001.

In December 1992, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1992, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2002.

In December 1993, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1993, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2003.

In December 1994, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1994, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2004.

In December 1995, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1995, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2005.

In December 1996, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1996, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2006.

In December 1997, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1997, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2007.

In December 1998, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1998, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2008.

In December 10, 1999, the Board of Directors authorized the issuance of 10,000 shares to Anthony C. Dike, our Chairman for services rendered. No options were granted during this period.

The total number of shares issued to our Chairman as at December 10, 1999 is 50,000 at $0.002/per share. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 shares post split.

The total options approved for our Chairman as at December 10, 1999 is 40,000 at $0.002/share. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 4,000,000 shares post split.

On March 14th, 2000, the board of directors and shareholders approved the 2000 Stock option plan. Anthony C. Dike, our Chairman was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

Also, in February 1991, the Board of Directors authorized the issuance of 9,000 shares of common stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 900,000 shares post split.


In September 1999, the Board Directors authorized the issuance of 51,000 shares of common stock to Meridian Holdings, Inc., in exchange for assumption of a $538,000 debt owed by the Company to MMG Investments, Inc.($500,000) and United States Small Business administration ($38,000), as well as settlement in full of $250,000 liability resulting from grants of cash and common stock to Mr. Russ Lyon, our President and Chief Technology officer, as per the terms of his employment agreement with Meridian Holdings, Inc., and $11,700 worth of pre-paid banner advertisement and promotions of our product on Meridian Holdings, Inc., operated websites as at June 30, 2000, using the $225 for 25,000 ad views per week fee schedule as the fair-market value of the advertisement cost.


On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,100,000 shares post split.

[/R]
Total shares issued and outstanding was 100,000 as of December 7, 1999. On December 10, 1999, the Company's authorized capital stock was increased and a 1 to 100 forward stock split was effected by an amendment of Article IV of the Company's Articles of Incorporation approved by the Board of Directors. Pursuant to the stock split, the outstanding shares of the common stock of the Company was increased from 100,000 to 100,000,000 and such shares were distributed to all the current shareholders of InterCare.com, Inc. pursuant to a stock dividend distribution approved by the Board of Directors.

We are presently using a portion of the offices of Meridian Holding, Inc., our parent company, at no cost, as our office space. Such arrangement is expected to continue after completion of the offering. There is currently no written lease agreement.

                          PRINCIPAL  SECURITY  HOLDERS

The following tables set forth information regarding the beneficial owners of our common stock, as of June 30, 2000, by the following individuals or groups:
     Each  of  our  executive  officers;
     Each  of  our  directors;
     Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock; and All of our directors and executive officers as a group.

Except as otherwise noted, and, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them. As of the table date we had 11,000,000 common shares outstanding.

Name  and                        Amount  and  Percent   of  Class              of  Class
Address  of                      Nature  of   Before    After                  After
Beneficial                       Beneficial   the       the                    the
Owner                            Ownership    Offering  Offering (Maximum)     Offering (Minimum)
Anthony  C.  Dike (1)(2)          9,250,000       60%     51%                    59.6%
4127  West  62nd  Street
Los  Angeles,  CA  90043

Meridian  Holdings,  Inc.(2)(3)   5,100,000       34%     29%                    33.8%
900  Wilshire  Blvd,  #500
Los  Angeles,  CA  90017

MMG  Investments,  Inc.(2)          900,000        6%      5%                     5.9%
4127  West  62nd  Street
Los  Angeles,  CA  90043

Named  Officers  and               9,250,000      60%     51%                    59.6%
Directors  As  a  Group

(1)     Officer  or  Directors' 9,250,000 shares of Common Stock listed includes the
        4,250,000 shares of Common Stock options granted as if they were all exercised
(2)     Anthony  C.  Dike,  is  a  majority  shareholder.
(3)     Including their shareholders; excluding their directors, officers, and affiliates.

                          DESCRIPTION  OF  SECURITIES

COMMON STOCK
We are authorized to issue up to 100,000,000 shares of common stock, no par value, of which 11,000,000 shares were issued and outstanding as of June 30, 2000. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

PREFERRED STOCK
We authorized 20,000,000 shares of preferred stock, with no par value. No shares of preferred stock have been issued.

VOTING.
Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when California law, our Articles of Incorporation, or our bylaws require a greater vote and except when California law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.

DIVIDENDS.
Holders of our common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

On  December  10,  1999, as provided in Article IV of this Company's Articles of
Incorporation,   as  amended,   this  Company   has   one   hundred  million
(100,000,000) shares of common stock authorized and as of December 7, 1999, an aggregate of one hundred thousand (100,000) shares of common stock were issued and outstanding. The Board of Directors by way of a written consent declared a stock dividend of one hundred (100) shares of common stock for every one (1) share of common stock currently issued and outstanding, to be payable to shareholders of record as of December 30th, 1999. Meridian Holdings, Inc., the 51% owner of the outstanding shares of the Company's common stock declared a dividend simultaneously to all its shareholders of record who owns a share in Meridian Holdings, Inc., to receive five (5) shares of common stock of InterCare.com.

PREEMPTIVE RIGHTS.
The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

LIQUIDATION.
If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.

TRANSFER  AGENT.
Corporate Stock Transfer of Denver, Colorado will serve as our transfer agent. Telephone number 303-282-4800.
[/R]

                        SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

                         PLAN OF DISTRIBUTION

We offer the right to subscribe for up to 2,500,000 shares at the offering price of $10.00 per share, through our directors and officers, as well as broker/dealers. Corporate Stock Transfer of Denver is our Escrow agent.

The estimated broker/dealer compensation for distributing our common stock is $1.00 per share or $2,500,000 if the maximum shares are sold. No payment will be made to our Directors and officers for selling the shares of our common stock, pursuant to this offering.

We offer the right to subscribe for up to 2,500,000 shares at the offering price of $10 per share. We are offering the shares directly on a best efforts, 100,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares unless we retain a broker who is also a professional underwriter.

Our directors and officers plan to distribute prospectuses related to this offering. We estimate up to 500 prospectuses will be distributed in such a manner to acquaintances, friends and business associates.

Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

They are not subject to a statutory disqualification as that term is  defined in
Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities. They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

 -   They  will  restrict  their  participation  to  the  following  activities:

          Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

          Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Investors in this offering must make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over your decisions.

The common stock offered by this prospectus is being offered by the Company and the will be no selling shareholders. Such common stock may be sold or distributed from time to time by Company, or by dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered hereby may be effected in one or more of the following methods:

    -  ordinary  brokers'  transactions;

    - transactions involving cross or block trades or otherwise on the NASDAQ National Market;

    - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

    - "at the market" to or through market makers or into an existing market for the common stock;

    - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

    -  in  privately  negotiated  transactions;  or

    -  any  combination  of  the  foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

ANY LICENSED BROKER-DEALERS WHO ACT IN CONNECTION WITH THE SALE OF THE SHARES HEREUNDER MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT, AND ANY COMMISSIONS THEY RECEIVE AND PROCEEDS OF ANY SALE OF THE SHARES MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS AND
COMMISSIONS  UNDER  THE  SECURITIES  ACT.

Neither InterCare.com can not presently estimate the amount of such compensation. InterCare.com knows of no existing arrangements between any selling shareholders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholders and any other required information.

InterCare.com will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. InterCare.com has also agreed to indemnify the selling shareholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InterCare.com, InterCare.com has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

InterCare.com has advised its directors and officers that during such time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby.
[/R]

InterCare.com will pay all of the expenses incident to the registration, offering and sale of the shares to the public including commissions or discounts of broker-dealers or agents.


TERMS OF SALE OF THE SHARES

We will be selling our shares on a 100,000 share minimum 2,500,000 share maximum basis. Until we have sold at least 100,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in a non-interest bearing escrow account with Corporate Stock Transfer Inc. If we are unable to sell at least 100,000 shares before the offering ends, we will return all funds, without interest, to subscribers as soon as practicable after the ending of this offering. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. The offering will remain open until all shares offered in this offering are sold or nine months after the date of this prospectus, except that we will have only 180 days to sell at least 100,000 shares. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. We anticipate having one or more closings of this offering, the first of which cannot be held until we are able to sell at least 100,000 shares. After that, we could have multiple closings whenever we receive and accept new subscriptions.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement And delivering it, prior to the expiration date, to us. The subscription price of $10.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

EXPIRATION  DATE

This  offering  will  expire  180  days  from  the  date  of  this  prospectus.

KEY  TERMS  OF  ESCROW  AGREEMENT

Under  the  terms  of  our  escrow  agreement with Corporate Stock Transfer Inc.

- proceeds from the sale of shares will be deposited into a non-interest bearing account until the minimum offering amount is sold;

- in the event the proceeds are insufficient to meet the 100,000 share minimum requirement, proceeds will be returned directly to investors by the escrow agent, without interest and without any deduction for expenses including escrow agent fees;

- the escrowed proceeds are not subject to claims by our creditors, affiliates, associates, or underwriters until the proceeds have been released to us under the terms of the escrow agreement; and

- the regulatory administrator of any state in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement. [/R]
                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for us by Bryan Cave, LLP, Irvine, California.

                                    EXPERTS

The financial statements incorporated in this prospectus represents the two consecutive year audited annual financial statements of InterCare.com, Inc. (formerly, Inter-Care Diagnostics, Inc.)for the year ended December 10, 1998 and 1999 respectively, and have been so incorporated in reliance on the report of Andrew M. Smith, independent accountant, given on the authority of Mr. Smith, CPA, as an expert in auditing and accounting.

                 WHERE  YOU  CAN  FIND  MORE  INFORMATION  ABOUT  US

This prospectus is a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act. This Prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about the common stock and us.

We upon registration, will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at it's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference rooms. You can also obtain copies of this material from the SEC's Internet web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                               InterCare.com, Inc.

                              Financial Statements
                        And Independent Auditor's Report
                                December 31, 1999


                               INTERCARE.COM, INC.

                    Table  of  Contents


                                                                   Page
Independent  Auditor's  Report                                      F-1
Audited  Financial  Statements:
Balance  Sheet                                                      F-2
Statements  of  Operations                                          F-3
Statements  of  Changes  in  Stockholders'  Equity                  F-4
Statements  of  Cash  Flows                                         F-5
Notes  to  Financial  Statements                                    F-6


INDEPENDENT  AUDITOR'S  REPORT

To  the  Board  of  Directors
InterCare.com,  Inc.

I  have  audited  the  accompanying  balance  sheet  of  InterCare.com,  Inc.
as of December 31, 1998 and 1999 respectively, and the related statements of changes in stockholders' equity, operations, and cash flows for the years ended December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management.

My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterCare.com, Inc. and the results of its operations and its cash flows for the Years ended December 31, 1998 and 1999, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Andrew  M  Smith,  CPA
Long  Beach,  California, 90807
August 19,  2000

                               INTERCARE.COM, INC.

                               Balance Sheet As At
                               December 31st





                                                                    1998             1999
                                                                  =========         ========
ASSETS

Current assets
    Cash . . . . . . . . . . . . . . . . . . . . . . . .            36,785              864
    Accounts Receivable. . . . . . . . . . . . . . . . .            47,672
    Inventory. . . . . . . . . . . . . . . . . . . . . .               988           21,639
    Prepaid Advertising  . . . . . . . . . . . . . . .                               11,700
Total Current Assets . . . . . . . . . . . . . . . . . .            85,445           34,203

Fixed assets (Net) . . . . . . . . . . . . . . . . . . .            13,206              253
Deferred Public Offering Costs
                                                                   --------         ---------
Total Assets . . . . . . . . . . . . . . . . . . . . . .            98,651           34,456
                                                                   =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accrued liabilities  (3,1) . . . . . . . . . . . . .             8,768
Total Current Liabilities. . . . . . . . . . . . . . . .             8,768

Long term liabilities (3). . . . . . . . . . . . . . . .           504,932                -
                                                                 ---------         --------
Total Liabilities. . . . . . . . . . . . . . . . . . . .           513,700                -
                                                                 ==========        ========
Stockholders' equity

  Common stock, no par value per share;
     100,000,000 shares authorized;   11,000,000 shares
      issued and outstanding . . . . . . . . . . . . . .            25,000          588,928
Additional paid-in capital
Accumulated Deficit. . . . . . . . . . . . . . . . . . .          (440,049)        (554,472)
                                                                  --------          --------
Total Liabilities & Equity . . . . . . . . . . . . . . .            98,651           34,456
                                                                 =========          ========

The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.

                             Statement of Operations

                        Year  ending  on  as  of  December  31,


                                         1998        1999
                                         =====       =====
Revenue                                13,795       6,629
                                      --------     -------
Cost of Goods Sold                        289         252
                                     ---------     -------
Gross Profit                           13,506       6,377
                                     =========     =======
Amortization & Depreciation Expense    13,504      13,505
General, Sell & Administrative         62,829     107,295
 Stock issued for services                -          -
                                    -----------  ----------
Total Operating Expenses               76,333     120,800
                                     -----------  ----------
(Loss) Income Before Interest and
Income taxes . . . . . . . . . . . .  (62,827)  (114,423)


Interest Income                           -          -
Interest Expense                          -          -

(Loss) Income Before Income taxes     (62,827)   (114,423)

                                    -----------  ----------
Net (Loss) Profit                     (62,827)   (114,423)
                                    -----------  ----------

Weighted average number of shares   10,000,000  11,000,000

Net loss per common share              (0.006)     (0.010)



The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.


                  Statement of Changes in Stockholders' Equity






                                             Common Stock                     Additional       Accumulated         Total
Transaction and Date                            Shares           Amount     Paid in Capital      Deficit           Equity
                                             ============       =======       ==========        =========        =========
Inception Through December 1998                  49,000         $25,000            -            $(377,222)       (352,222)
Net Loss Year Ended 12/31/98                                                                      (62,827)        (62,827)

                                             ------------      --------         --------          --------       --------
Balance December 31, 1998                        49,000          25,000            -            $(440,049)       (415,049)


September 18, 1999 sold 51% to Meridian          51,000                           563,928                         563,928
Holdings

December 10, 1999, issued to A.C. Dike
For services                                     10,000

Net Loss Year Ended 12/31/99                                                                     (114,423)        (114,423)

December 10, 1999 completed forward split
of 1 to 100 . . . . . . . . . . . . . . .     10,890,000

                                             ----------       --------         --------            --------       --------
Balance December 31, 1999 . . . . . . . .    11,000,000        25,000           563,928           (574,278)         34,456
                                             ==========       =======          ========            ========       ========



The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.

                             Statement of Cashflows
                         For the Year Ended  December 31



                                                            1998               1999
                                                            ======             ======
CASH  FLOWS  FROM  OPERATING  ACTIVITIES

Net  loss                                                     $ (62,827)         $(114,423)
Adjustments  to  reconcile  net  loss  to  net  cash  used
     in  operating  activities:
     Depreciation                                                13,504             13,505
     **                                                                                  -

Changes  in  assets  and  liabilities:

     Decrease  in  accounts  receivable                              -              47,672
     increase  in  inventory                                       (988)           (20,651)
     Increase in prepaid expenses                                                  (11,700)
     Decrease in current liabilities                                                (8,768)
     Decrease  in  SBA  note  payable                            (1,515)
     Increase  in  note  payable  -  MMG  investment             50,190
     Increase  in  loan  from  MMG  investment                    2,316
                                                                -------            -------
NET  CASH  USED  IN  OPERATING  ACTIVITIES                          680            (94,365)
                                                                 -------            -------

CASH  FLOW  FROM  INVESTING  ACTIVITIES

     Purchase  of  equipment                                       (759)              (552)
                                                                 ------            -------
NET  CASH  USED  IN  INVESTING  ACTIVITIES                         (759)              (552)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES
     Capital contributions from shareholders                                        58,996
                                                                 ------            -------

NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                        -             58`996
                                                                  ------           -------
NET  DECREASE  IN  CASH                                             (79)           (35,921)

CASH  AT  BEGINNING OF PERIOD                                    36,864             36,785
                                                               ----------           -------
CASH  AT  END  OF  PERIOD                                      $ 36,785              $ 864
                                                               ==========           =======


NONCASH INVESTING AND FINANCING ACTIVITIES

During the fiscal year the company issued 51,000 shares to an affiliated company in exchange For the assumption of debt in the amount of $538,000 and prepaid advertising valued at $11,700, as at December 31, 1999.




The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.

                        Notes to the Financial Statements

Note 1.  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Organization. InterCare.com formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California to pursue bio-medical software development, as well as Internet based healthcare transactions, contents and programs development.

The Company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. On January 17, 1994, a 6.8 magnitude earthquake centered in Northridge, California caused wide spread damage to commercial and residential structures, and to major freeways, causing business interruptions and disrupting the normal flow of traffic. The Company experienced irreversible damage to all its high-tech computers and diagnostic equipment.

Since that time, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

On September 27, 1999, the Company, announced that it has executed an Electronic Commerce Agreement with Netsales, Inc., in which Netsales will distribute InterCare's software programs through more than 140,000 loyal reseller customers in 130 countries of Ingram Micro, the largest provider of computer technology products and services in the world.

The Company had entered into similar agreement earlier, with DigitalRiver, Inc., in which DigitalRiver will market the Company's software program through major retailers such as CompUSA, Wal-Mart, and other Internet software resellers.

Estimates.

The   preparation   of   financial  statements  in  conformity  with
generally  accepted accounting principles requires management to make  estimates
and   assumptions  that   affect  certain   reported  amounts   and  disclosures
Accordingly,  actual  results  could  differ  from  those  estimates.

Inventory.

Inventories consists of purchased computer and software products, stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Advertising

The company has the policy of expensing advertising costs as incurred. There were no advertising costs charged to expense for the years ended December 31, 1998 and 1999.

Stock-based Compensation

Non Employee Stock-based compensation plans are accounted for, using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 23, "Accounting for Stock issued to Non-Employees". Under this method, compensation cost is recognized based on the fair value at the grant dates for awards under those plans, as determined by the Company's officers and directors.

Employee Stock-based compensation plans are accounted for, using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees". Under this method, compensation cost is recognized based on the excess of the fair value at the grant dates for awards under those plans, as determined by the Company's officers and directors.

Recognition of Revenues.

The Company' products and services are provided based upon purchase orders and contractual agreements. Revenues from sale of software are recorded upon delivery and installation of the software at the customer site. Revenues from services are recorded upon performance. Revenue is also recognized when the purchase price of the software product is agreed upon by the customer and collectibility is reasonably assured. As of December 31 1999, minimal revenues have been derived from downloadable software sales from the Websites of Netsales, Inc., and DigitalRiver Corporation.

Fair  Value  of  Financial  Instruments  and  Concentration  of  Credit  Risk.

The carrying amounts of cash, receivables, prepaid banner advertisements fees by Meridian Holdings, Inc. (the parent company), accounts payables and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.


Deferred  Costs   Related  To  Proposed  Public  Offering.

Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, excluding commissions and fees payable to the Escrow Agent and broker/dealers are as follows:

Registration  Fee                                                $ 6,600.00
Legal  Fees  and  Expenses                                        10,000.00
Accounting  Fees  and  Expenses                                    2,000.00
Printing                                                             240.00
Miscellaneous  Expenses                                              820.80

         Total                                                   $ 19,560.80
                                                                  ==========


Income  Taxes.

The Company has made no provision for income taxes because of accumulated business and tax losses since its inception.

Basic and Diluted Net  Loss  Per  Common  Share.

In accordance with SFAS No. 128, "Computation of Earnings Per Share," basic earnings per share is computed by dividing the net earnings available to Common stockholders for the period by the weighted average number of common shares outstanding during the period.

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

Common equivalent shares, consisting of incremental common shares issuable upon the exercise of stock options and warrants are excluded from diluted earnings per share calculation if their effect is anti-dilutive.


Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which was amended by SFAS No. 137. The
Company is required to adopt this new standard in April 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS No. 133 is expected to have no material impact on the Company's financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on Costs of Start-up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires that costs of start-up activities and organization costs be expensed as incurred. The adoption of SOP 98-5 had no material effect on the Company's financial position or results of operations.

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." For year-end financial statements, SFAS No. 130 requires that comprehensive income, which is the total of net income and all other non-owner changes in equity, be displayed in a financial statement with the same prominence as other consolidated financial statements. The Company displays the components of other comprehensive income in the accompanying statements of stockholders' equity and comprehensive income (loss).

The  Company  has  adopted  SFAS  No.  101,  "Revenue  Recognition."
This rule stipulates that revenue be recognized when the purchase price for the product is fixed and determined between the seller and the buyer, and the collectibility is reasonably assured. This policy will not have a material impact on the companies financial position or results of operation.

Note 2.  GOING  CONCERN  CONTINGENCY

The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing, as represented in Note 6. There is no assurance that the Company will be able to obtain such
financing.   The  accompanying   financial   statements   do  not  include  any
adjustments  that  might  result  from  the  outcome  of  this  uncertainty.

Note 3.  RELATED  PARTY  TRANSACTIONS

The total number of shares issued to Anthony C. Dike as at December 10, 1999 is 50,000. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 shares post split.

The total options approved for Anthony C. Dike as at December 10, 1999 is 40,000. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 4,000,000 shares post split.

On March 14th, 2000, the board of directors and shareholders approved the 2000 Stock option plan. Anthony C. Dike, our Chairman was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

Also, in February 1991, the Board of Directors authorized the issuance of 9,000 shares of common stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 900,000 shares post split.

In September 1999, the Board Directors authorized the issuance of 51,000 shares of common stock to Meridian Holdings, Inc., in exchange for assumption of a $538,000 debt owed by the Company to MMG Investments, Inc.($500,000) and United States Small Business administration ($38,000), as well as settlement in full of $250,000 liability resulting from grants of cash and common stock to Mr. Russ Lyon, our President and Chief Technology officer, as per the terms of his employment agreement with Meridian Holdings, Inc., and $11,700 worth of pre-paid banner advertisement and promotions of our product on Meridian Holdings, Inc., operated websites as at June 30, 2000, using the $225 for 25,000 ad views per week fee schedule as the fair-market value of the advertisement cost.

On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,100,000 shares post split.

Note 4. STOCK-BASED COMPENSATION

Stock-based compensation plans are accounted for, using the intrinsic value Method Prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued To Employees". The following financial statements includes costs of $1,000 for the period from January 1991 (Inception) to December 10, 1999, representing a total of 50,000 shares issued to Anthony C. Dike at $0.002/share, and $800, representing a total of 40,000 shares of option granted to Anthony C. Dike, at $0.002/share for the same period.

On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 and 4,000,000 shares respectively on a post split basis.



Note 5. MERIDIAN HOLDINGS, INC., ADVERTISEMENT PROGRAM

Significant terms and conditions for the said pre-paid banner advertisement is that Meridian Holdings, Inc., through its Capnet Gateway Online Services will offer a 25,000 advertisement view at $225 per week to InterCare.com. The advertisement banners will be prominently displayed at the Top of each page The term of the agreement is for one year, and renews automatically unless the InterCare.com, Inc., defaults in payment or Meridian at its own sole discretion decide to discontinue the said advertisement offering for any reason.

                            SUPPLEMENTAL INFORMATION


                               INTERCARE.COM, INC.

Balance Sheet (Unaudited)

As of June 30,




                                                                   2000          1999
                                                                   ====          ====
ASSETS

Current assets
    Cash . . . . . . . . . . . . . . . . . . . . . . . .           $ 1,232    $ 37,644
    Accounts Receivable (Note 4) . . . . . . . . . . . .                        48,061
    Inventory. . . . . . . . . . . . . . . . . . . . . .            21,639           -
    Other Assets . . . . . . . . . . . . . . . . . . . .            11,700         988
Total Current Assets . . . . . . . . . . . . . . . . . .            34,571      86,693

Fixed assets (Net) . . . . . . . . . . . . . . . . . . .               253       7,005
Deferred Public Offering Costs
                                                                   --------     -------
Total Assets . . . . . . . . . . . . . . . . . . . . . .            34,824      93,698
                                                                   ========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts Payable . . . . . . . . . . . . . . . . . .           161,171       6,357

Total Current Liabilities. . . . . . . . . . . . . . . .           161,171       8,768

Long term liabilities (3). . . . . . . . . . . . . . . .                       530,380
                                                                 ---------     -------
Total Liabilities. . . . . . . . . . . . . . . . . . . .           161,171     539,148
                                                                 ---------     -------
Stockholders' equity

  Common stock, no par value per share;
     100,000,000 shares authorized;   11,000,000 shares
      issued and outstanding . . . . . . . . . . . . . .            588,928    25,000
Additional paid-in capital
Accumulated Deficit. . . . . . . . . . . . . . . . . . .           (715,275) (445,450)
                                                                   --------- --------
Total Liabilities & Equity . . . . . . . . . . . . . . .             34,824    93,698
                                                                  ========== =========

The  accompanying  notes  are  an  integral  part  of  this  statement.

                                    INTERCARE.COM, INC.

                             Statement of Operations (Unaudited)

                                  Six Months Ended June 30,

                                                      2000      1999

Revenue                                           $     -       $5,374
                                                   -------      ------
Cost of Goods Sold                                      -            -
                                                   -------      ------
Gross Profit                                            -        5,374
                                                   =======      =======
Amortization & Depreciation Expense
General, Sell & Administrative                     160,803      34,916
 Stock issued for services                               -           -
                                                   --------     -------
Total Operating Expenses                           160,803      34,916
                                                   --------     -------
(Loss) Income Before Interest and
Income taxes . . . . . . . . . . . . .            (160,803)    (29,542)


Interest Income                                         -           43
Interest Expense                                        -            -
Other Expense                                           -          903
(Loss) Income Before Income taxes                (160,803)     (30,401)

                                                 ----------  ----------
Net (Loss) Profit                                (160,803)     (30,401)
                                                 ----------  ----------

Weighted average number of shares              11,000,000    10,000,000

Net loss per common share                          (0.014)      (0.003)


The  accompanying  notes  are  an  integral  part  of  this  statement.

                             Statement of Cashflows
                         For the Six Months Ended June 30,



                                                                2000               1999
                                                                ======             ======
CASH  FLOWS  FROM  OPERATING  ACTIVITIES

Net  loss                                                    $ (160,803)          $(30,401)
Adjustments  to  reconcile  net  loss  to  net  cash  used
     in  operating  activities:
     Depreciation                                                                    6,752
     **                                                                                 -

Changes  in  assets  and  liabilities:
     Increase in current liabilities                           $160,803                -
     Decrease  in  Inventories                                      368              (389)
                                                                -------           --------
NET  CASH  USED  IN  OPERATING  ACTIVITIES                          368            24,038
                                                                 =======          ========
CASH  FLOW  FROM  INVESTING  ACTIVITIES

     Purchase  of  equipment                                                         (552)
                                                                 ------            -------
NET  CASH  USED  IN  INVESTING  ACTIVITIES                                           (552)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES

PROCEEDS FROM LONG TERM DEBT                                                       25,448

                                                                  ------           -------

NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                        -            25,448
                                                                  ------           -------
NET  DECREASE  IN  CASH                                             368               858

CASH  AT  BEGINNING OF PERIOD                                       864            36,785
                                                               ----------          -------
CASH  AT  END  OF  PERIOD                                      $  1,232          $ 37,643
                                                               ==========          =======



                               Intercare.com, Inc.
                        Notes to the Financial Statements
                         Six Months Ended June 30, 2000


Note 1.  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Organization. InterCare.com formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California to pursue bio-medical software development, as well as Internet based healthcare transactions, contents and programs development.

This interim financial statements reflects all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Estimates.

The   preparation   of   financial  statements  in  conformity  with
generally  accepted accounting principles requires management to make  estimates
and   assumptions  that   affect  certain   reported  amounts   and  disclosures
Accordingly,  actual  results  could  differ  from  those  estimates.

Advertising

The  company  has  the  policy  of  expensing  advertising  costs  as  incurred.

Inventory.

This consists of purchased computer and software products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Stock-based Compensation

Non  Employee  Stock-based  compensation  plans   are  accounted  for,  using
The intrinsic value method prescribed in Accounting Principles Board Opinion No. 23, "Accounting for Stock issued to Non-Employees". Under this method, compensation cost is recognized based on the fair value at the grant dates for awards under those plans, as determined by the Company's officers and directors.

Employee Stock-based compensation plans are accounted for, using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees". Under this method, compensation cost is recognized based on the excess of the fair value at the grant dates for awards under those plans, as determined by the Company's officers and directors.


Recognition of Revenues.

The Company' products and services are provided based upon purchase orders and contractual agreements. Revenues from sale of software are recorded upon delivery and installation of the software at the customer site. Revenues from services are recorded upon performance. Revenue is also recognized when the purchase price of the software product is agreed upon by the customer and collectibility is reasonably assured. As of June 30, 2000, minimal revenues have been derived from downloadable software sales from the Websites of Netsales, Inc., and DigitalRiver Corporation.

Fair  Value  of  Financial  Instruments  and  Concentration  of  Credit  Risk.

The carrying amounts of cash, receivables, prepaid banner advertisements by Meridian Holdings, Inc., the parent company, accounts payables and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Deferred  Costs   Related  To  Proposed  Public  Offering.

Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.


The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, excluding commissions and fees payable to the Escrow Agent and broker/dealers are as follows:

Registration  Fee                                                $ 6,600.00
Legal  Fees  and  Expenses                                        13,000.00
Accounting  Fees  and  Expenses                                    3,000.00
Printing                                                             240.00
Miscellaneous  Expenses                                              860.80

         Total                                                  $ 22,600.80
                                                                  ==========


Income  Taxes.

The Company has made no provision for income taxes because of accumulated business and tax losses since its inception.

Basic  and  Diluted  Net  Loss  Per  Common  Share.

In accordance with SFAS No. 128, "Computation of Earnings Per Share," basic Earnings per share is computed by dividing the net earnings available to Common stockholders for the period by the weighted average number of common Shares outstanding during the period.

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

Diluted earnings per share is computed by dividing the net earnings for the period by the weighted average number of common and equivalent shares outstanding during the period.

Common equivalent shares, consisting of incremental common shares issuable upon the exercise of stock options and warrants are excluded from diluted earnings per share calculation if their effect is anti-dilutive.


Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which was amended by SFAS No. 137. The
Company is required to adopt this new standard in April 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS No. 133 is expected to have no material impact on the Company's financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on Costs of Start-up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires that costs of start-up activities and organization costs be expensed as incurred. The adoption of SOP 98-5 had no material effect on the Company's financial position or results of operations.

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." For year-end financial statements, SFAS No. 130 requires that comprehensive income, which is the total of net income and all other non-owner changes in equity, be displayed in a financial statement with the same prominence as other consolidated financial statements. The Company displays the components of other comprehensive income in the accompanying statements of stockholders' equity and comprehensive income (loss).

The  Company  has  adopted  SFAS  No.  101,  "Revenue  Recognition."
This rule stipulates that revenue be recognized when the purchase price for the product is fixed and determined between the seller and the buyer, and the collectibility is reasonably assured. This policy will not have a material impact on the companies financial position or results of operation.


Note 2.  GOING  CONCERN  CONTINGENCY

The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as represented in
Note 6. There is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note  3.  RELATED  PARTY  TRANSACTIONS

The total number of shares issued to Anthony C. Dike as at December 10, 1999 is 50,000. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 shares post split.

The total options approved for Anthony C. Dike as at December 10, 1999 is 40,000. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 4,000,000 shares post split.

On March 14th, 2000, the board of directors and shareholders approved the 2000 Stock option plan. Anthony C. Dike, our Chairman was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

Also, in February 1991, the Board of Directors authorized the issuance of 9,000 shares of common stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 900,000 shares post split.

In September 1999, the Board Directors authorized the issuance of 51,000 shares of common stock to Meridian Holdings, Inc., in exchange for assumption of a $538,000 debt owed by the Company to MMG Investments, Inc.($500,000) and United States Small Business administration ($38,000), as well as settlement in full of $250,000 liability resulting from grants of cash and common stock to Mr. Russ Lyon, our President and Chief Technology officer, as per the terms of his employment agreement with Meridian Holdings, Inc., and $11,700 worth of pre-paid banner advertisement and promotions of our product on Meridian Holdings, Inc., operated websites as at June 30, 2000, using the $225 for 25,000 ad views per week fee schedule as the fair-market value of the advertisement cost.

On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,100,000 shares post split.

On June 30, 2000, the company signed a master value added reseller agreement With Meridian Holdings, Inc., the parent company to sell and support the MedMaster(tm) suite of software technology. Significant terms of this agreement is that Intercare will sell, support, implement the MedMaster Suite of software programs, in exchange for 40% of net sales proceeds, and 60% of recurrent revenue from software support and implementation.


Note  4.  STOCK-BASED  COMPENSATION

Stock-based compensation plans are accounted for, using the intrinsic value method
Prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued
To Employees". The following financial statements includes costs of $1,000 for the period from January 1991 (Inception) to December 10, 1999, representing a total of 50,000 shares issued to Anthony C. Dike at $0.002/share, and $800, representing a total of 40,000 shares of option granted to Anthony C. Dike, at $0.002/share for the same period.

On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 and 4,000,000 shares respectively on a post split basis.


Note  5.  MERIDIAN  HOLDINGS,  INC.,  ADVERTISEMENT  PROGRAM

Significant terms and conditions for the said pre-paid banner advertisement is that Meridian Holdings, Inc., through its Capnet Gateway Online Services will offer a 25,000 advertisement view at $225 per week to InterCare.com. The advertisement banners will be prominently displayed at the Top of each page
The term of the agreement is for one year, and renews automatically unless the InterCare.com, Inc., defaults in payment or Meridian at its own sole discretion decide to discontinue the said advertisement offering for any reason.

6.  LEGAL  FEE

The Company has agreed to pay its corporate attorney Mr. Scott Wellman Esq, who is also a stockholder of the Company, $5000 cash for his legal services relative to the public offering upon the registration statement for the public offering becoming effective.

The Company has also agreed to pay Mr. Randolph Katz, Esq., of Bryan Cave LLP, for his legal Services in connection with this offering as invoiced, which as of this writing is approximately $8,000.

These  obligation  have  been  accrued  in  the  accompanying  balance   sheet
and the  costs  are  included  in  deferred  public  offering  costs.

Note  7.  PUBLIC  OFFERING  OF  COMMON  STOCK

On December 31, 1999, the Board of Directors authorized the Company to sell in a public offering of 2,500,000 shares of common stock pursuant to an effective registration statement on Form SB-2 filed under the Securities Act of 1933. Each share shall have a purchase price of $10.00.

Proceeds from the public offering shall be for working capital and general corporate purposes.

Note  8.  SUBSEQUENT  EVENTS

On June 30, 2000, the company signed a master value added reseller agreement with Meridian Holdings, Inc., the parent company. Significant terms of this agreement is that Intercare will sell, support, implement the MedMaster Suite of software programs, on behalf of Meridian Holdings, Inc., in exchange for 40% of net sales proceeds, and 60% of recurrent revenue from software support and implementation. This Agreement will be in effect for an initial term of twelve months. Upon the expiration of such initial term, this Agreement shall automatically be renewed for successive additional terms of one year each, unless either party gives notice of its intention not to renew the Agreement at least 60 days prior to the scheduled expiration date.

Either party may terminate this agreement if the other party breaches or is in default of any obligation hereunder, including but not limited to the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

The Company entered into an agreement with Healthcare.com Corporation (HCC) to resell Medmaster Software product to their customers. As part of the agreement HCC will pay a total of $450,000 for five user-licenses of MedMaster Software, payable as follows:

$50,000 payable upon execution of the contract (July 28, 2000), $100,000 payable within five days, and the remaining $300,000 due on the "GO LIVE" date, which is anticipated to be on or before August 31, 2000. InterCare.com will receive
40% of the sales proceeds and 60% of software support, implementation and maintenance fee, as per the terms of the Master Value Added Reseller agreement between the registrant and Meridian Holdings, Inc.


[/R]

                                   PART  II

                      INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

California Corporate Code allows us to indemnify our officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Articles of Incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by California law. We may enter into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by California law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, excluding commissions and fees payable to the Escrow Agent and broker/dealers are as follows:

Registration  Fee                                                $ 6,600.00
Legal  Fees  and  Expenses                                        13,000.00
Accounting  Fees  and  Expenses                                    3,000.00
Printing                                                             240.00
Miscellaneous  Expenses                                              860.80

         Total                                                  $ 22,600.80
                                                                  ==========


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

(a) The following is a summary of our transactions during the last nine years preceding the date hereof involving sales of our securities that were not registered under the Securities Act.

In December 1991, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1991, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2001.

In December 1992, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1992, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2002.

In December 1993, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1993, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2003.

In December 1994, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1994, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2004.

In December 1995, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1995, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2005.

In December 1996, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1996, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2006.

In December 1997, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1997, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2007.

In December 1998, the Board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our Chairman for services rendered. Also in December 1998, the Chairman was granted options to purchase additional 5,000 shares of our common stock, exercisable until December 2008.

In December 10, 1999, the Board of Directors authorized the issuance of 10,000 shares to Anthony C. Dike, our Chairman for services rendered. No options were granted during this period.

The total number of shares issued to our Chairman as at December 10, 1999 is 50,000 at $0.002/per share. On December 10, 1999, a 100:1 stock split occurred, thereby resulting in 5,000,000 shares post split.

The total options approved for our Chairman as at December 10, 1999 is 40,000 at $0.002/share. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 4,000,000 shares post split.

On March 14th, 2000, the board of directors and shareholders approved the 2000 Stock option plan. Anthony C. Dike, our Chairman was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

This issuance of these securities was made in reliance on the exemption provided by Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Also, in February 1991, the Board of Directors authorized the issuance of 9,000 shares of common stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company. Based upon the Registrant's familiarity with the investor, the Registrant determined the investor had such knowledge and experience in financial and business matters as to enable the investor to evaluate the merits and risks of the investment. This issuance and sale of these securities was made in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 900,000 shares post split.


In September 1999, the Board Directors authorized the issuance of 51,000 shares of common stock to Meridian Holdings, Inc., in exchange for assumption of a $538,000 debt owed by the Company to MMG Investments, Inc.($500,000) and United States Small Business administration ($38,000), as well as settlement in full of $250,000 liability resulting from grants of cash and common stock to Mr. Russ Lyon, our President and Chief Technology officer, as per the terms of his employment agreement with Meridian Holdings, Inc., and $11,700 worth of pre-paid banner advertisement and promotions of our product on Meridian Holdings, Inc., operated websites as at June 30, 2000, using the $225 for 25,000 ad views per week fee schedule as the fair-market value of the advertisement cost. Based upon the Registrant's familiarity with the investor, the Registrant determined the investor had such knowledge and experience in financial and business matters as to enable the investor to evaluate the merits and risks of the investment. This issuance and sale of these securities was made in reliance on the exemption provided by
Section 4(2) of the Securities Act as a transaction not involving any public offering. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 5,100,000 shares post split.



Total shares issued and outstanding was 100,000 as of December 7, 1999. On December 10, 1999, the Company's authorized capital stock was increased and a 1 to 100 forward stock split was effected by an amendment of Article IV of the Company's Articles of Incorporation approved by the Board of Directors. Pursuant to the stock split, the outstanding shares of the common stock of the Company was increased from 100,000 to 100,000,000 and such shares were distributed to all the current shareholders of InterCare.com, Inc. pursuant to a stock dividend distribution approved by the Board of Directors

The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon
Section 4(2) of the Securities Act, Regulation D promulgated thereunder or rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with us to information about us.

     (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 26(a).

ITEM  27.  EXHIBITS.

The  following  exhibits  are  filed  with  this  Registration  Statement:

Number    Description

1.0          Form  8-A  (*)
3.1          Articles  of  Incorporation  as  amended(*)
3.2          Bylaws  as  amended  (*)
4.1          Specimen  Common  Stock  Certificate  (*)
5.1          Opinion  Regarding  Legality(*)
23.2         Consent  of  Expert  (*)
23.3         Power  of  Attorney    (*)
24.2         Form  of  Electronic  Commerce  Agreement with NetSales, as amended (*)
24.3         Form of Telecom Services Agreement with CGI Communications, Services,
             Inc.(*)
24.4         Form of Stock Option Plan(*)
24.5         Form of Stock Option Agreement(*)
24.6         Form of Technology Commercialization Plan submitted to NASA  (filed in paper)
24.7         Form of Copyright Certificate for the Mirage Systems ()
             Biofeedback Interface Form TX issued by the United States Copyright
             Office (filed in paper)
24.8         Form of United States Food and Drug Administration 510K approval of
             Mirage Systems Biofeedback Interface (software only to be used solely for  relaxation training) (filed in paper.)
24.9         Form of Electronic Commerce agreement between Digital River Corporation and InterCare.com (filed in paper.)
24.10        Picture of the initial mold of the Physiological Monitoring device to be developed by  the Company (filed in paper)
24.13        Form of Escrow Agreement (*)
24.14        Form of Escrow Fee Agreement (*)
24.15        Form of Subscription Agreement
25.1         Written  Consent  of  the Board of Directors of Meridian Holdings, Inc.
             approving  the  dividend  stock  distribution.(*)
25.2         Written  Consent  of  the  Board  of  Directors  of InterCare.com, Inc.
             approving  the  dividend  stock  distribution.(*)
26.1         Master Value Added Reseller agreement between the registrant and Meridian
             Holdings, Inc.(*)
26.2         MedMaster  Re-marketing  and  System  Integration  Agreement(*)
26.3         Teaming And Joint Marketing Agreement with United Information Systems, Inc.
26.4         Teaming And Joint Marketing Agreement with HealthCPR Technologies, Inc.
27.1         Financial  Data  Schedule  (*)
             ------------------------------

(*)   Filed  herewith.

ITEM  28.  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California on the 25 of August 2000.


INTERCARE.COM, INC.  (Registrant)


By:/s/ Anthony C. Dike
__________________________
Anthony C. Dike
Chairman and Chief Executive Officer


                              POWER  OF  ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Anthony C. Dike as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on the 25th day of August 2000:


/s/  Anthony  C.  Dike
_______________________________
Anthony  C.  Dike, Chairman, Director, Chief  Executive  Officer


/s/  Russell  Lyons
_______________________________
Russell  Lyons, President, Director, Chief  Technology  Officer


/s/  Philip  Falase
______________________________
Philip  Falase, Chief  Financial  Officer, Director


/s/  Edward  Williams
______________________
Edward  Williams,  Director


/s/  Dan  Thornton
__________________________
Dan  Thornton,  Director

/s/ Dale W. Church
__________________________
Dale Church, Director

Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2/A above, is hereby Incorporated by reference.

Item  2.  Exhibits.

The  following  exhibits  are  filed  as  part  of  this Registration Statement:

                   1.   Articles  of  Incorporation  of  InterCare.com,  Inc.
                        a California corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form SB-2/A Registration Statement.

                   2. Bylaws of InterCare.com, a California corporation incorporated by reference to Exhibit 3.3 to the Registrant's Form SB-2/A Registration Statement

3.     OPINION  RE  LEGALITY

4.     CONSENT  OF  INDEPENDENT  ACCOUNTANT

5. Written Consent of Board of Directors of Meridian Holdings, Inc., approving the dividend stock distribution.

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InterCare.com,  Inc.


Date:  August 25,2000
                                    By:  /s/  Anthony  C.  Dike
                                       ___________________________________
                                       Anthony  C.  Dike,  Secretary
                                       Chairman,  Chief  Executive  Officer

      EX-3.1


                            ARTICLES OF INCORPORATION

                                        I

The  name  of  this  corporation  is  MONET  MEDICAL  TESTING,  INC.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                       III

The name and address in the State of California of this Corporation's initial agent for service of process is:

NAME:  Anthony  DIKE

STREET  Address:  1601  Centinela  Avenue  Suite  5

City:  Inglewood            State:  California  ZIP  90302

                                       IV
This corporation is authorized to issue only one class of shares of stock; and the total number of shares of which this corporation is authorized to issue is 100,000 (ONE HUNDRED THOUSAND)

            /S/  Anthony  C.  Dike
            __________________________________
          Anthony  C.  Dike,  CEO;  Secretary


                                       AND

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                           MONET MEDICAL TESTING, INC.


ANTHONY  DIKE  AND  DR.  RAWSON  certify

1. They constitute a majority of the directors of MONET MEDICAL TESTING, INC., a California corporation.

2. They hereby adopt the following amendment of the Articles of Incorporation of this corporation:

Article  I  is  amended  to  read  as  follows:

"The  name  of  this  corporation  is  INTER-CARE  DIAGNOSTIC,  INC.

3. No directors were named in the original articles of incorporation of the above-named corporation and Two (2) have been elected.

4.     The  corporation  has  issued  no  shares.

     Each of the undersigned declares under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed  this  19th  day  of  April  1991,  at  Los  Angeles,  California.


                                         /s/  Anthony  C.  Dike
                                        _____________________________________
                                      Anthony  C.  Dike  Chairman/CEO,  Director

                                       /s/  DR  RAWSON
                                      ______________________________________
                                            DR  RAWSON  Director

                        AMENDED ARTICLES OF INCORPORATION
                                       OF

                          INTER-CARE DIAGNOSTICS, INC.


The  undersigned  certifies  that:
1. He is the president and secretary, respectively, of Inter-Care Diagnostic, Inc., a California corporation.
2. Article Four of the Articles of Incorporation of this corporation is amended to read as follows:
     The corporation is authorized to issue two classes of shares of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of stock which this corporation shall have authority to issue is one hundred twenty million (120,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, and twenty million (20,000,000) shares of Preferred Stock.
     The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.
3. The foregoing amendments of the Articles of Incorporation have been duly approved by the board of directors.
4. The foregoing amendments of the Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is one hundred thousand (100,000). The number of shares of voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.
     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  December  __,  1999
          /s/  Anthony  C.  Dike
          ----------------------
          Anthony  C.  Dike,  President  and  Secretary


                        AMENDED ARTICLES OF INCORPORATION
                                       OF

                          Inter-Care Diagnostics, Inc.

                         The undersigned certifies that:


1. He is the president and secretary, respectively, of Inter-Care Diagnostics, Inc., a California corporation.

2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

        "The  name  of  this  corporation  is  InterCare.com,  Inc."

3. The foregoing amendments of the Articles of Incorporation have been duly approved by the board of directors.

4. The foregoing amendments of the Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with section 902, California Corporations Code. The total numbers of outstanding shares of the corporation is ten million (10,000,000). The numbers of shares of voting in favor of the amendment equaled or exceeded the vote required. The percentage of vote required was more than 50 percent.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our knowledge.

                                        /s/  Anthony  C.  Dike
DATE:______________________            __________________________
                                        Anthony  C.  Dike,
                                        Chairman,  Secretary

EX  3.2

                                     Bylaws

                                     BYLAWS
                                     ------
                for the regulation, except as otherwise provided
                  by statute or the Articles of Incorporation,
                                       of
                           Intercare Diagnostics, Inc.

                               GENERAL PROVISIONS

Principal Executive Office.  The Board of Directors shall designate the location
--------------------------
of the principal executive office of the corporation at any place within or without the State of California. The Board of Directors shall have the power to change the principal executive office to another location and may designate and locate one or more subsidiary offices within or without the State of California. Number of Directors. The number of directors of the corporation shall be two
---------------------
(2) until changed by a bylaw amending this Section 1.2 duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.
Name. The name of the corporation shall be "Intercare Diagnostics, Inc." The corporation shall be authorized to do business under any fictitious business name, or variation of its legal name, as the Board of Directors may choose from time to time.
                             SHARES AND SHAREHOLDERS

Meetings  of  Shareholders.
--------------------------
Place  of  Meetings.  Meetings of shareholders shall be held at any place within
-------------------
or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.
Annual  Meetings. An annual meeting of the shareholders of the corporation shall
----------------
be held on such date and at such time as shall be designated by the Board of Directors. Should said day fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directs shall be elected,  and  any  other  proper  business  may  be  transacted.
Special  Meetings.  Special  meetings  of  the shareholders may be called by the
-----------------
Board of Directors, the chairman of the board, the president, or by the holders of shares entitled to cast not less than 10 percent of the votes at the meeting. Upon request in writing to the chairman of the board, the president, any vice president or the secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.
Notice of Meetings.  Notice of any shareholders' meeting shall be given not less
------------------
than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.
If action is proposed to be taken at any meeting, which action is within Sections 310, 902, 1201, 1900 or 2007 of the General Corporation Law of the State of California, the notice shall also state the general nature of that proposal.
Notice of a shareholders' meeting shall be given either personally or by first-class mail, or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.
Adjourned  Meeting  and  Notice  Thereof.  Any  meeting  of  shareholders may be
----------------------------------------
adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Waiver  of  Notice.  The  transactions  of  any meeting of shareholders, however
------------------
called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subparagraph  (d)  of  Section  2.1  of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Quorum.  The  presence  in  person or by proxy of the persons entitled to vote a
------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation of the corporation.
The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.
Action  Without  a  Meeting.  Any  action  which  may  be taken at any annual or
---------------------------
special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except as provided by Section 3.4 hereof.
Where the approval of shareholders is given without a meeting by less than unanimous written consent, unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of approval of transactions pursuant to Section 310, 317, 1201 or 2007 of the General Corporation Law of the State of California, the notice shall be given at least 10 days before the consummation of any action authorized by that approval. Such notice shall be given in the same manner as notice of shareholders' meeting.
Voting  of  Shares.
------------------
In General. Except as otherwise provided in the Articles of Incorporation and subject to subparagraph (b) hereof, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders.
Cumulative  Voting.  At  any  election of directors, every shareholder complying
------------------
with this paragraph (b) and entitled to vote may cumulate his or her votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any one (1) or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one (1) shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect. Election by Ballot. Elections for directors need not be by ballot unless a
--------------------
shareholder demands election by ballot at the meeting and before the voting begins.
Proxies.  Every  person  entitled to vote shares may authorize another person or
-------
persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.
Inspectors  of  Election.
------------------------
Appointment.  In  advance  of  any meeting of shareholders the Board may appoint
-----------
inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.
Duties.  The  inspectors  of  election  shall  determine  the  number  of shares
------
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision,  act  or  certificate  of  all.  Any report or certificate made by the inspectors  of  election  is  prima  facie evidence of the facts stated therein.
Record  Date.  In  order  that  the  corporation  may determine the shareholders
------------
entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:
The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.
Share  Certificates.
-------------------
In General. The corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Two  or More Classes or Series.  If the shares of the corporation are classified
------------------------------
or if any class of shares has two or more series, there shall appear on the certificate one (1) of the following:
A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued  and  upon  the  holders  thereof;  or
A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or
A statement setting forth the office or agency of the corporation from which shareholders may obtain upon request and without charge, a copy of the statement referred to in subparagraph (1).
Special Restrictions.  There shall also appear on the certificate (unless stated
--------------------
or summarized under subparagraph (1) or (2) of subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:
The  fact  that  the  shares  are  subject  to  restrictions  upon  transfer.
If  the  shares  are  assessable,  a  statement  that  they  are  assessable.
If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon.
The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation.
The  fact  that  the  shares  are  redeemable.
The fact that the shares are convertible and the period for conversion. Transfer of Certificates. Where a certificate for shares is presented to the
--------------------------
corporation or its transfer clerk or transfer agent with a request to register a
--
transfer of shares, the corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is not in violation of any federal or state securities law; and (f) the transfer is in compliance with any applicable agreement governing the transfer of the shares.
Lost  Certificates.  Where  a certificate has been lost, destroyed or wrongfully
------------------
taken, the corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the corporation a sufficient indemnity bond, if so requested by the Board of Directors; and (c) satisfies any other reasonable requirements as may be imposed by the Board. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in the judgment in an action brought under Section 419(b) of the California General Corporation Law.

                                    DIRECTORS

Powers.  Subject to the provisions of the California General Corporation Law and
------
the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
Committees  of the Board.  The Board may, by resolution adopted by a majority of
------------------------
the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
The approval of any action which also requires, under the California General Corporation Law, shareholders' approval or approval of the outstanding shares; The filling of vacancies on the Board or in any committee.
The fixing of compensation of the directors for serving on the Board or on any committee.
The  amendment  or  repeal  of  bylaws  or  the  adoption  of  new  bylaws.
The  amendment  or  repeal  of  any resolution of the Board which by its express terms  is  not  so  amendable  or  repealable.
A distribution (within the meaning of the California General Corporation Law) to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.
The appointment of other committees of the Board or the members thereof. Election and Term of Office. The directors shall be elected at each annual
-------------------------------
meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Vacancies. Except for a vacancy created by the removal of a director, vacancies
---------
on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice under the California General Corporation Law, or (c) a sole remaining director. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.
The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.

Removal.  Any  or  all  of  the  directors  may be removed without cause if such
-------
removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

Resignation.  Any  director  may  resign effective upon giving written notice to
-----------
the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Meetings  of  the  Board  of  Directors  and  Committees.
--------------------------------------------------------
Regular  Meetings.  Regular  meetings  of  the  Board  of  Directors may be held
-----------------
without notice at such time and place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board or in these bylaws.
Organization Meeting.  Immediately following each annual meeting of shareholders
--------------------
the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.
Special Meetings.  Special meetings of the Board of Directors for any purpose or
----------------
purposes may be called at any time by the chairman of the board or the president or, by any vice president or the secretary or any two directors. Notices; Waivers. Special meetings shall be held upon four (4) days' notice by
-----------------
mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Adjournment. A majority of the directors present, whether or not a quorum is
-----------
present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.
Place  of  Meeting.  Meetings  of  the  Board may be held at any place within or
------------------
without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.

Presence  by Conference Telephone Call.  Members of the Board may participate in
--------------------------------------
a  meeting  through  use  of  conference  telephone  or  similar  communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting. Quorum. A majority of the authorized number of directors constitutes a quorum
------
of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority  of  the  required  quorum  for  such  meeting.
Action  Without  Meeting.  Any  action  required or permitted to be taken by the
------------------------
Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
Committee  Meetings.  The  provisions  of  Sections  3.7 and 3.8 of these bylaws
-------------------
apply also to committees of the Board and action by such committees, mutatis mutandis.
                                    OFFICERS
Officers.  The  officers  of  the corporation shall consist of a chairman of the
--------
board or a president, or both, a secretary, a chief financial officer, and such additional officers as may be elected or appointed in accordance with Section
4.3 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.
Elections.  All  officers  of  the  corporation,  except such officers as may be
---------
otherwise appointed in accordance with Section 4.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Other Officers. The Board of Directors, the chairman of the board, or the
---------------
president at their or his discretion, may appoint one (1) or more vice presidents, one (1) or more assistant secretaries, a treasurer, one (1) or more assistant treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the chairman of the board, or the president, as the case may be, may from time to time determine. Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Resignation. Any officer may resign at any time by giving written notice to the
-----------
Board of Directors or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Vacancies.  A  vacancy  in  any  office  because of death, resignation, removal,
---------
disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.
Chairman  of  the  Board.  The  chairman of the board, if there shall be such an
------------------------
officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.8 below.
President.  Subject  to  such supervisory powers, if any, as may be given by the
---------
Board of Directors to the chairman of the board, if there be such an officer, the president shall __ be general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

Vice  President.  In  the  absence  of  the  president  or  in  the event of the
---------------
president's inability or refusal to act, the vice president, or in the event there be more than one (1) vice president, the vice president designated by the Board of Directors, or if no such designation is made, in order of their election, shall perform the duties of president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors. Secretary. The secretary shall keep or cause to be kept the minutes of
---------
proceedings  and  record of shareholders, as provided for and in accordance with
Section  5.1(a)  of  these  bylaws.
     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Chief  Financial  Officer.  The  chief  financial  officer  shall  have  general
-------------------------
supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer's signature is required.
Treasurer.  The  treasurer  shall keep or cause to be kept the books and records
---------
of account as provided for and in accordance with Section 5.1(a) of these bylaws. The books of account shall at all reasonable times be open to inspection by any director.
     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have the powers and duties of such office as herein above set forth.
                                  MISCELLANEOUS
Records  and  Reports.
---------------------
Books  of  Account  and  Proceedings.  The  corporation  shall keep adequate and
------------------------------------
correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form. Annual Report. An annual report to shareholders referred to in Section 1501 of
--------------
the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.
Shareholders'  Requests for Financial Reports.  If no annual report for the last
---------------------------------------------
fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements for that year required by Section 1501(a) of the California General Corporation Law. Any shareholder or shareholders holding at least five (5) percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period, and the corporation shall deliver or mail the statements to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder upon demand. Rights of Inspection.
----------------------
By  Shareholders.
----------------
Record  of  Shareholders.  Any shareholder or shareholders holding at least five
------------------------
(5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a
Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after demand is received or the date specified therein as the date as of which the list is to be compiled.
     The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.
Corporate  Records.  The accounting books and records and minutes of proceedings
------------------
of the shareholders and the Board and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.
Bylaws.  The  corporation  shall  keep at its principal executive office in this
------
state, the original or a copy of its bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
By  Directors.  Every  director  shall have the absolute right at any reasonable
-------------
time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money,
----------------------
notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
Representation  of  Shares of Other Corporations.  The chairman of the board, if
------------------------------------------------
any, president or any vice president of the corporation, or any other person authorized to do so by the chairman of the board, president or any vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized  so  to  do  by  proxy  or  power  of  attorney duly executed by said officers.
Indemnification  and  Insurance.
-------------------------------
Right  to  Indemnification.  Each  person  who  was  or is made a party to or is
--------------------------
threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this
Section 5.5 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
Right  of  Claimant to Bring Suit.  If a claim for indemnity under paragraph (a)
---------------------------------
of this Section is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Non-Exclusivity  of  Rights.  The  rights conferred in this Section shall not be
---------------------------
exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized  in  the  Articles  of  Incorporation  of  the  corporation.
Insurance.  In  furtherance  and  not  in  limitation of the powers conferred by
---------
statute:
the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law.
the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
Indemnification  of  Employees  and  Agents of the Corporation.  The corporation
--------------------------------------------------------------
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Employee Stock Purchase Plans. The corporation may adopt and carry out a stock
------------------------------
purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares Acquired or to be acquired, to one (1) or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one (1) time, and may provide for aiding any such persons in paying for such shares by compensation  for  services  rendered,  promissory  notes  or  otherwise.
     A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan. Time Notice Given or Sent. Any reference in these Bylaws to the time a notice
---------------------------
is  given  or  sent means, unless otherwise expressly provided herein or by law,
(a) the time a written notice by mail is deposited in the United States mails, postage prepaid; or (b) the time any other written notice, including facsimile, telegram, or electronic mail message, is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or (c) the time any oral notice is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
Construction  and  Definitions.  Unless  the  context  otherwise  requires,  the
------------------------------
general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.
                                   AMENDMENTS
Power of Shareholders.  New bylaws may be adopted or these bylaws may be amended
---------------------
or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation. Power of Directors. Subject to the right of shareholders as provided in Section
------------------
6.01 to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the Board of Directors other than a bylaw or amendment thereof changing the authorized number of directors, if such number is fixed, or the maximum-minimum limits thereof, if an indefinite number.

The undersigned, as the Incorporator of _______________________, hereby adopts the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  April  19  1991.
     ______________________________
                ,  Incorporator

     The undersigned, constituting the Board of Directors of __________________, hereby adopt the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  April  19,  1991.
______________________________
                                               ,Director

______________________________
                                               ,Director
                                       ,
     THIS  IS  TO  CERTIFY:
That I am the duly elected, qualified and acting Secretary of INTER-CARE DIAGNOSTICS, INC., and that the foregoing bylaws were adopted as the bylaws of said corporation as of the day of April 19th, 1991, by the Board of Directors of said corporation.
     Dated  as  of  April  19th,  1991
     /s/  Anthony  C.  Dike
     ----------------------
       Anthony  C.  Dike,
  Chairman/CEO  and  Secretary

                                     BYLAWS
                                     ------
                          for the regulation, except as
                        otherwise provided by statute or
                        the Articles of Incorporation, of
                          INTER-CARE DIAGNOSTICS, INC.
                         -------------------------------
                            a California corporation



                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE  I.     GENERAL  PROVISIONS                                           63
Section  1.1     Principal  Executive  Office                                 63
Section  1.2     Number  of  Directors                                        63
ARTICLE  II.     SHARES  AND  SHAREHOLDERS                                    63
Section  2.1     Meetings  of  Shareholders.                                  63
(a)     Place  of  Meetings.                                                  63
(b)     Annual  Meetings                                                      63
(c)     Special  Meetings                                                     63
(d)     Notice  of  Meetings.                                                 63
(e)     Adjourned  Meeting  and  Notice  Thereof                              64
(f)     Waiver  of  Notice                                                    64
(g)     Quorum                                                                64
Section  2.2     Action  Without  a  Meeting                                  64
Section  2.3     Voting  of  Shares.                                          64
(a)     In  General                                                           64
(b)     Cumulative  Voting                                                    64
(c)     Election  by  Ballot                                                  65
Section  2.4     Proxies                                                      65
Section  2.5     Inspectors  of  Election.                                    65
(a)     Appointment                                                           65
(b)     Duties                                                                65
Section  2.6     Record  Date                                                 65
Section  2.7     Share  Certificates.                                         66
(a)     In  General                                                           66
(b)     Two  or  More  Classes  or  Series                                    66
(c)     Special  Restrictions                                                 66
Section  2.8     Transfer  of  Certificates                                   66
Section  2.9     Lost  Certificates                                           66
ARTICLE  III.     DIRECTORS                                                   66
Section  3.1     Powers                                                       66
Section  3.2     Committees  of  the  Board                                   67
Section  3.3     Election  and  Term  of  Office                              67
Section  3.4     Vacancies                                                    67
Section  3.5     Removal                                                      67
Section  3.6     Resignation                                                  67
Section  3.7     Meetings  of  the  Board  of  Directors  and Committees.     67
(a)     Regular  Meetings                                                     67
(b)     Organization  Meeting                                                 67
(c)     Special  Meetings                                                     67
(d)     Notices;  Waivers                                                     67
(e)     Adjournment                                                           68
(f)     Place  of  Meeting                                                    68
(g)     Presence  by  Conference  Telephone  Call                             68
(h)     Quorum                                                                68
Section  3.8     Action  Without  Meeting                                     68
Section  3.9     Committee  Meetings                                          68
ARTICLE  IV.     OFFICERS                                                     68
Section  4.1     Officers                                                     68
Section  4.2     Elections                                                    68
Section  4.3     Other  Officers                                              68
Section  4.4     Removal                                                      68
Section  4.5     Resignation                                                  68
Section  4.6     Vacancies                                                    68
Section  4.7     Chairman  of  the  Board                                     69
Section  4.8     President                                                    69
Section  4.9     Vice  President                                              69
Section  4.10     Secretary                                                   69
Section  4.11     Chief  Financial  Officer                                   69
Section  4.12     Treasurer                                                   69
ARTICLE  V.     MISCELLANEOUS                                                 69
Section  5.1     Records  and  Reports.                                       69
(a)     Books  of  Account  and  Proceedings                                  69
(b)     Annual  Report                                                        69
(c)     Shareholders'  Requests  for  Financial  Reports                      70
Section  5.2     Rights  of  Inspection.                                      70
(a)     By  Shareholders.                                                     70

(b)     By  Directors                                                         70
Section  5.3     Checks,  Drafts,  Etc.                                       70
Section  5.4     Representation  of  Shares  of  Other  Corporations          70
Section  5.5     Indemnification  and  Insurance.                             71
(a)     Right  to  Indemnification                                            71
(b)     Right  of  Claimant  to  Bring  Suit                                  71
(c)     Non-Exclusivity  of  Rights                                           71
(d)     Insurance                                                             71
(e)     Indemnification  of  Employees  and  Agents  of  the  Corporation     72
Section  5.6     Employee  Stock  Purchase  Plans.                            72
Section  5.7     Time  Notice  Given  or  Sent                                72
Section  5.8     Construction  and  Definitions                               72
ARTICLE  VI.     AMENDMENTS                                                   72
Section  6.1     Power  of  Shareholders                                      72
Section  6.2     Power  of  Directors                                         72

                                 AMENDED BYLAWS
                                 --------------
                for the regulation, except as otherwise provided
                  by statute or the Articles of Incorporation,
                                       of
                               InterCare.com, Inc.

PRINCIPAL EXECUTIVE OFFICE.  THE BOARD OF DIRECTORS SHALL DESIGNATE THE LOCATION
--------------------------
OF THE principal executive office of the corporation at any place within or without the State of California. The Board of Directors shall have the power to change the principal executive office to another location and may designate and locate one or more subsidiary offices within or without the State of California. Number of Directors. The number of directors of the corporation shall be two
---------------------
(2) until changed by a bylaw amending this Section 1.2 duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.
Name.  The  name  of  the  corporation  shall  be  "InterCare.com,  Inc."  The
----
corporation shall be authorized to do business under any fictitious business name, or variation of its legal name, as the Board of Directors may choose from time to time.
                             SHARES AND SHAREHOLDERS
Meetings  of  Shareholders.
--------------------------
Place  of  Meetings.  Meetings of shareholders shall be held at any place within
-------------------
or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.
Annual  Meetings. An annual meeting of the shareholders of the corporation shall
----------------
be held on such date and at such time as shall be designated by the Board of Directors. Should said day fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected,  and  any  other  proper  business  may  be  transacted.
Special  Meetings.  Special  meetings  of  the shareholders may be called by the
-----------------
Board of Directors, the chairman of the board, the president, or by the holders of shares entitled to cast not less than 10 percent of the votes at the meeting. Upon request in writing to the chairman of the board, the president, any vice president or the secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to__call the meeting may give the notice.
Notice of Meetings.  Notice of any shareholders' meeting shall be given not less
------------------
than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.
     If action is proposed to be taken at any meeting, which action is within Sections 310, 902, 1201, 1900 or 2007 of the General Corporation Law of the State of California, the notice shall also state the general nature of that proposal.
Notice of a shareholders' meeting shall be given either personally or by first-class mail, or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.
Adjourned  Meeting  and  Notice  Thereof.  Any  meeting  of  shareholders may be
----------------------------------------
adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Waiver  of  Notice.  The  transactions  of  any meeting of shareholders, however
------------------
called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subparagraph  (d)  of  Section  2.1  of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Quorum.  The  presence  in  person or by proxy of the persons entitled to vote a
------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation of the corporation.
     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.
Action  Without  a  Meeting.  Any  action  which  may  be taken at any annual or
---------------------------
special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except as provided by Section 3.4 hereof.

Where the approval of shareholders is given without a meeting by less than unanimous written consent, unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of approval of transactions pursuant to Section 310, 317, 1201 or 2007 of the General Corporation Law of the State of California, the notice shall be given at least 10 days before the consummation of any action authorized by that approval. Such notice shall be given in the same manner as notice of shareholders' meeting.
Voting  of  Shares.
------------------
In General. Except as otherwise provided in the Articles of Incorporation and subject to subparagraph (b) hereof, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders.
Cumulative  Voting.  At  any  election of directors, every shareholder complying
------------------
with this paragraph (b) and entitled to vote may cumulate his or her votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any one (1) or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one (1) shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect.

Election  by  Ballot.  Elections  for  directors  need not be by ballot unless a
--------------------
shareholder demands election by ballot at the meeting and before the voting begins.

Proxies.  Every  person  entitled to vote shares may authorize another person or
-------
persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.
Inspectors  of  Election.
------------------------
Appointment.  In  advance  of  any meeting of shareholders the Board may appoint
-----------
inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.
Duties.  The  inspectors  of  election  shall  determine  the  number  of shares
------
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision,  act  or  certificate  of  all.  Any report or certificate made by the inspectors  of  election  is  prima  facie evidence of the facts stated therein.
Record  Date.  In  order  that  the  corporation  may determine the shareholders
------------
entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:
The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
     Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.
SHARE  CERTIFICATES.
-------------------
In  General.  The  corporation  shall  issue  a  certificate  or  certificates
-----------
representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Two  or More Classes or Series.  If the shares of the corporation are classified
------------------------------
or if any class of shares has two or more series, there shall appear on the certificate one (1) of the following:
A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued  and  upon  the  holders  thereof;  or
A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or
A statement setting forth the office or agency of the corporation from which shareholders may obtain upon request and without charge, a copy of the statement referred to in subparagraph (1).
Special Restrictions.  There shall also appear on the certificate (unless stated
--------------------
or summarized under subparagraph (1) or (2) of subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:
The  fact  that  the  shares  are  subject  to  restrictions  upon  transfer.
If  the  shares  are  assessable,  a  statement  that  they  are  assessable.
If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon.
The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation.
The  fact  that  __the  shares  are  redeemable.
The fact that the shares are convertible and the period for conversion. Transfer of Certificates. Where a certificate for shares is presented to the
--------------------------
corporation or its transfer clerk or transfer agent with a request to register a
--
transfer of shares, the corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is not in violation of any federal or state securities law; and (f) the transfer is in compliance with any applicable agreement governing the transfer of the shares.
Lost  Certificates.  Where  a certificate has been lost, destroyed or wrongfully
------------------
taken, the corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the corporation a sufficient indemnity bond, if so requested by the Board of Directors; and (c) satisfies any other reasonable requirements as may be imposed by the Board. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in the judgment in an action brought under Section 419(b) of the California General Corporation Law.
DIRECTORS
Powers.  Subject to the provisions of the California General Corporation Law and
------
the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
Committees  of the Board.  The Board may, by resolution adopted by a majority of
------------------------
the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
The approval of any action which also requires, under the California General Corporation Law, shareholders' approval or approval of the outstanding shares; The filling of vacancies on the Board or in any committee.
The fixing of compensation of the directors for serving on the Board or on any committee.
The  amendment  or  repeal  of  bylaws  or  the  adoption  of  new  bylaws.
The  amendment  or  repeal  of  any resolution of the Board which by its express terms  is  not  so  amendable  or  repealable.
A distribution (within the meaning of the California General Corporation Law) to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.
The appointment of other committees of the Board or the members thereof. Election and Term of Office. The directors shall be elected at each annual
-------------------------------
meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Vacancies. Except for a vacancy created by the removal of a director, vacancies
---------
on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice under the California General Corporation Law, or (c) a sole remaining director. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.
     The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.
Removal.  Any  or  all  of  the  directors  may be removed without cause if such
-------
removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.
Resignation.  Any  director  may  resign effective upon giving written notice to
-----------
the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Meetings  of  the  Board  of  Directors  and  Committees.
--------------------------------------------------------
Regular  Meetings.  Regular  meetings  of  the  Board  of  Directors may be held
-----------------
without notice at such time and place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board or in these bylaws.
Organization Meeting.  Immediately following each annual meeting of shareholders
--------------------
the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.
Special Meetings.  Special meetings of the Board of Directors for any purpose or
----------------
purposes may be called at any time by the chairman of the board or the president or, by any vice president or the secretary or any two directors. Notices; Waivers. Special meetings shall be held upon four (4) days' notice by
-----------------
mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Adjournment. A majority of the directors present, whether or not a quorum is
-----------
present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.
Place  of  Meeting.  Meetings  of  the  Board may be held at any place within or
------------------
without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.
Presence  by Conference Telephone Call.  Members of the Board may participate in
--------------------------------------
a  meeting  through  use  of  conference  telephone  or  similar  communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting. Quorum. A majority of the authorized number of directors constitutes a quorum
------
of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority  of  the  required  quorum  for  such  meeting.
Action  Without  Meeting.  Any  action  required or permitted to be taken by the
------------------------
Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
Committee  Meetings.  The  provisions  of  Sections  3.7 and 3.8 of these bylaws
-------------------
apply also to committees of the Board and action by such committees, mutatis mutandis.

OFFICERS
Officers.  The  officers  of  the corporation shall consist of a chairman of the
--------
board or a president, or both, a secretary, a chief financial officer, and such additional officers as may be elected or appointed in accordance with Section
4.3 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.
Elections.  All  officers  of  the  corporation,  except such officers as may be
---------
otherwise appointed in accordance with Section 4.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Other Officers. The Board of Directors, the chairman of the board, or the
---------------
president at their or his discretion, may appoint one (1) or more vice presidents, one (1) or more assistant secretaries, a treasurer, one (1) or more assistant treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the chairman of the board, or the president, as the case may be, may from time to time determine. Removal. Subject to the rights, if any, of an officer under any contract of
-------
employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Resignation. Any officer may resign at any time by giving written notice to the
-----------
Board of Directors or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Vacancies.  A  vacancy  in  any  office  because of death, resignation, removal,
---------
disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.
Chairman  of  the  Board.  The  chairman of the board, if there shall be such an
------------------------
officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.8 below.
President.  Subject  to  such supervisory powers, if any, as may be given by the
---------
Board of Directors to the chairman of the board, if there be such an officer, the president shall be general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.
Vice  President.  In  the  absence  of  the  president  or  in  the event of the
---------------
president's inability or refusal to act, the vice president, or in the event there be more than one (1) vice president, the vice president designated by the Board of Directors, or if no such designation is made, in order of their election, shall perform the duties of president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors. Secretary. The secretary shall keep or cause to be kept the minutes of
---------
proceedings  and  record of shareholders, as provided for and in accordance with
Section  5.1(a)  of  these  bylaws.
     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Chief  Financial  Officer.  The  chief  financial  officer  shall  have  general
-------------------------
supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. In __ the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer's signature is required.
Treasurer.  The  treasurer  shall keep or cause to be kept the books and records
---------
of account as provided for and in accordance with Section 5.1(a) of these bylaws. The books of account shall at all reasonable times be open to inspection by any director.
     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have
the  powers  and  duties  of  such  office    herein  above  set  forth.
MISCELLANEOUS
Records  and  Reports.
---------------------
Books  of  Account  and  Proceedings.  The  corporation  shall keep adequate and
------------------------------------
correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form. Annual Report. An annual report to shareholders referred to in Section 1501 of
--------------
the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.
Shareholders'  Requests for Financial Reports.  If no annual report for the last
---------------------------------------------
fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements for that year required by Section 1501(a) of the California General Corporation Law. Any shareholder or shareholders holding at least five (5) percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period, and the corporation shall deliver or mail the statements to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder upon demand. Rights of Inspection.
----------------------
By  Shareholders.
----------------
Record  of  Shareholders.  Any shareholder or shareholders holding at least five
------------------------
(5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a
Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

Corporate  Records.  The accounting books and records and minutes of proceedings
------------------
of the shareholders and the Board and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.

Bylaws.  The  corporation  shall  keep at its principal executive office in this
------
state, the original or a copy of its bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

By  Directors.  Every  director  shall have the absolute right at any reasonable
-------------
time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Checks,  Drafts,  Etc.  All checks, drafts or other orders for payment of money,
----------------------
notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Representation  of  Shares of Other Corporations.  The chairman of the board, if
------------------------------------------------
any, president or any vice president of the corporation, or any other person authorized to do so by the chairman of the board, president or any vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Indemnification  and  Insurance.
-------------------------------
Right  to  Indemnification.  Each  person  who  was  or is made a party to or is
--------------------------
threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this
Section 5.5 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
Right  of  Claimant to Bring Suit.  If a claim for indemnity under paragraph (a)
---------------------------------
of this Section is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Non-Exclusivity  of  Rights.  The  rights conferred in this Section shall not be
---------------------------
exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the corporation.

Insurance.  In  furtherance  and  not  in  limitation of the powers conferred by
---------
statute:
the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law.
the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Indemnification  of  Employees  and  Agents of the Corporation.  The corporation
--------------------------------------------------------------
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Employee Stock Purchase Plans. The corporation may adopt and carry out a stock
------------------------------
purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares Acquired or to be acquired, to one (1) or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one (1) time, and may provide for aiding any such persons in paying for such shares by compensation  for  services  rendered,  promissory  notes  or  otherwise.
     A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan. Time Notice Given or Sent. Any reference in these Bylaws to the time a notice
---------------------------
is  given  or  sent means, unless otherwise expressly provided herein or by law,
(a) the time a written notice by mail is deposited in the United States mails, postage prepaid; or (b) the time any other written notice, including facsimile, telegram, or electronic mail message, is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or (c) the time any oral notice is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Construction  and  Definitions.  Unless  the  context  otherwise  requires,  the
------------------------------
general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, a the term "person" includes a corporation as well as a natural person.

                                   AMENDMENTS
Power of Shareholders.  New bylaws may be adopted or these bylaws may be amended
---------------------
or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

Power of Directors.  Subject to the right of shareholders as provided in Section
------------------
6.01 to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the Board of Directors other than a bylaw or amendment thereof changing the authorized number of directors, if such number is fixed, or the maximum-minimum limits thereof, if an indefinite number.

The undersigned, as the Incorporator of _______________________, hereby adopts the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  December  ___,  1999.  ______________________________
                                         ,  Incorporator
     The undersigned, constituting the Board of Directors of __________________, hereby adopt the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  December  ___,  1999.. ______________________________
                                             ,  Director
                                           ______________________________
                                               ,  Director

     THIS  IS  TO  CERTIFY:
That I am the duly elected, qualified and acting Secretary of INTERCARE.COM, INC., and that the foregoing bylaws were adopted as the bylaws of said corporation as of the day of December 31st, 1999, by the Board of Directors of said corporation.
     Dated  as  of  December  31st,  1999.
     /s/  Anthony  C.  Dike
     ----------------------
                                      Anthony  C.  Dike,
                                    Chairman/CEO  and  Secretary

                                 AMENDED BYLAWS
                                 --------------
                          for the regulation, except as
                        otherwise provided by statute or
                        the Articles of Incorporation, of
                               INTERCARE.COM, INC.
                         -------------------------------
                            a California corporation


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE  I.     GENERAL  PROVISIONS                                           63
Section  1.1     Principal  Executive  Office                                 63
Section  1.2     Number  of  Directors                                        63
ARTICLE  II.     SHARES  AND  SHAREHOLDERS                                    63
Section  2.1     Meetings  of  Shareholders.                                  63
(a)     Place  of  Meetings.                                                  63
(b)     Annual  Meetings                                                      63
(c)     Special  Meetings                                                     63
(d)     Notice  of  Meetings.                                                 63
(e)     Adjourned  Meeting  and  Notice  Thereof                              64
(f)     Waiver  of  Notice                                                    64
(g)     Quorum                                                                64
Section  2.2     Action  Without  a  Meeting                                  64
Section  2.3     Voting  of  Shares.                                          64
(a)     In  General                                                           64
(b)     Cumulative  Voting                                                    64
(c)     Election  by  Ballot                                                  65
Section  2.4     Proxies                                                      65
Section  2.5     Inspectors  of  Election.                                    65
(a)     Appointment                                                           65
(b)     Duties                                                                65
Section  2.6     Record  Date                                                 65
Section  2.7     Share  Certificates.                                         66
(a)     In  General                                                           66
(b)     Two  or  More  Classes  or  Series                                    66
(c)     Special  Restrictions                                                 66
Section  2.8     Transfer  of  Certificates                                   66
Section  2.9     Lost  Certificates                                           66
ARTICLE  III.     DIRECTORS                                                   66
Section  3.1     Powers                                                       66
Section  3.2     Committees  of  the  Board                                   67
Section  3.3     Election  and  Term  of  Office                              67
Section  3.4     Vacancies                                                    67
Section  3.5     Removal                                                      67
Section  3.6     Resignation                                                  67
Section  3.7     Meetings  of  the  Board  of  Directors  and Committees.     67
(a)     Regular  Meetings                                                     67
(b)     Organization  Meeting                                                 67
(c)     Special  Meetings                                                     67
(d)     Notices;  Waivers                                                     67
(e)     Adjournment                                                           68
(f)     Place  of  Meeting                                                    68
(g)     Presence  by  Conference  Telephone  Call                             68
(h)     Quorum                                                                68
Section  3.8     Action  Without  Meeting                                     68
Section  3.9     Committee  Meetings                                          68
ARTICLE  IV.     OFFICERS                                                     68
Section  4.1     Officers                                                     68
Section  4.2     Elections                                                    68
Section  4.3     Other  Officers                                              68
Section  4.4     Removal                                                      68
Section  4.5     Resignation                                                  68
Section  4.6     Vacancies                                                    68
Section  4.7     Chairman  of  the  Board                                     69
Section  4.8     President                                                    69
Section  4.9     Vice  President                                              69
Section  4.10     Secretary                                                   69
Section  4.11     Chief  Financial  Officer                                   69
Section  4.12     Treasurer                                                   69
ARTICLE  V.     MISCELLANEOUS                                                 69
Section  5.1     Records  and  Reports.                                       69
(a)     Books  of  Account  and  Proceedings                                  69
(b)     Annual  Report                                                        69
(c)     Shareholders'  Requests  for  Financial  Reports                      70

Section  5.2     Rights  of  Inspection.                                      70
(a)     By  Shareholders.                                                     70

(b)     By  Directors                                                         70
Section  5.3     Checks,  Drafts,  Etc.                                       70
Section  5.4     Representation  of  Shares  of  Other  Corporations          70
Section  5.5     Indemnification  and  Insurance.                             71
(a)     Right  to  Indemnification                                            71
(b)     Right  of  Claimant  to  Bring  Suit                                  71
(c)     Non-Exclusivity  of  Rights                                           71
(d)     Insurance                                                             71
(e)     Indemnification  of  Employees  and  Agents  of  the  Corporation     72
Section  5.6     Employee  Stock  Purchase  Plans.                            72
Section  5.7     Time  Notice  Given  or  Sent                                72
Section  5.8     Construction  and  Definitions                               72
ARTICLE  VI.     AMENDMENTS                                                   72
Section  6.1     Power  of  Shareholders                                      72
Section  6.2     Power  of  Directors                                         72

EX  4.1                      Specimen  Certificate


                                     (front)
        NUMBER               INTERCARE.COM, INC.                  SHARES

           INCORPORATED  UNDER  THE  LAWS  OF  THE  STATE  OF  CALIFORNIA
                Authorized Common Stock 100,000,000  No Par Value


This  certifies  that______________________________________________
Is  the  owner  of ____________________________Shares of the  Common  Stock of
                        InterCare.com,  Inc.

  full paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney, upon surrender of this Certificate properly endorsed.
                    In Witness Whereof, the said Corporation has caused this Certificate to be signed its duly authorized officers, and its
                      Corporate Seal to be hereunto affixed
         this______________________ day of______________________A.D. 19_


_____________________                             _________________________
   Secretary                                               President


                                     (back)

For  Value  Received,_________________hereby  sell,  assign  and  transfer  unto

PLEASE  INSERT  SOCIAL  SECURITY  OR  OTHER
     IDENTIFICATION  NUMBER  OF  ASSIGNEE__________________________________

________________________________________________________________________

Shares represented by the within Certificate, and do hereby irrevocably Constitute and appoint____________________________________ Attorney to
Transfer the said Shares on the book of the named Corporation with full power of substitution in the premises

Dated________19______



_______________________________                 ___________________________
    IN  PRESENCE                                     SIGNED


     NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
      WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

    Ex-5.1

OPINION  RE  LEGALITY

                             [CORPORATE LETTERHEAD]
                                 Bryan Cave, LLP
                              Randolph W. Katz,  Esq
                                 2020 Main Street
                             Irvine, California 92614
August  5,  2000

Intercare.com,  Inc.
900  Wilshire  Blvd.,  Suite  500
Los  Angeles,  CA  90017

     Re:     Registration  Statement  on  Form  SB-2

Gentlemen:
     At your request, we have examined the Registration Statement on Form SB-2 in connection with the registration and sale of up to 2,500,000 shares of Common Stock of Intercare.com, Inc., a California corporation (the "Company"), issuable by the Company, which are to be sold by the Company in the manner described in the Registration Statement (the "Shares").
     We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance, and sale of the Shares. It is our opinion that the Shares to be sold by the Company pursuant to the Registration Statement, legally issued, fully paid, and non-assessable.
We  consent  to  the  use  of  this  opinion  as  an exhibit to the Registration
Statement.

Very  truly  yours,
BRYAN  CAVE  LLP

      EX-23.2

                                CONSENT OF EXPERT



               CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANT


We consent to the inclusion in this Prospectus on Form SB-2/A and Form-8A of our
report dated   May 16th, 2000 relative to our audit of the financial statements of InterCare.com, Inc. at December 31, 1999, and for the period from January 1st 1998 to December 31st, 1999, and to the reference to our firm under the heading "Experts" therein.

Andrew M.  Smith,  CPA
Long  Beach,  California
July 28,  2000

Exhibit  24.1  Power  of  Attorney

                              POWER  OF  ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Anthony C. Dike as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on the 29 day of July 2000:

/s/  Anthony  C.  Dike
_______________________________
Anthony  C.  Dike, Chairman, Director, Chief  Executive  Officer


/s/  Russell  Lyons
_______________________________
Russell  Lyons, President, Director, Chief  Technology  Officer


/s/  Philip  Falase
______________________________
Philip  Falase, Chief  Financial  Officer, Director


/s/  Edward  Williams
______________________
Edward  Williams,  Director


/s/  Dan  Thornton
__________________________
Dan  Thornton,  Director

/s/ Dale W. Church
__________________________
Dale Church/Director

Exhibit  24.2  Form of Electronic Commerce Agreement with NetSales, (as amended)

ELECTRONIC COMMERCE AGREEMENT THIS ELECTRONIC COMMERCE AGREEMENT (this "Agreement") is made and entered into on September 23, 1999 (the "Effective Date") by and between NETSALES, INC., a Delaware Corporation ("NetSales"), located at 8500 West 110th Street, Overland Park, KS 66210, and INTERCARE
                                                                       ---------
DIAGNOSTICS,  INC./WWW.INTERCARE.COM  ("Vendor"),  located  at,  1601  Centinela
      ------------------------------                             ---------------
Avenue Suite #5, Inglewood, CA   90302. NetSales and Vendor shall be referred to
     ---------------------------------
herein individually as a "Party" or collectively as the "Parties." Other defined terms are set forth on Schedule A attached hereto.

                                    AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:
GRANT  OF  RIGHTS;  PARTIES'  OBLIGATIONS
GRANT OF RIGHTS. Vendor grants to NetSales the right to market and distribute Products to resellers or directly to customers as reseller's agent, at NetSales' sole expense, subject to the terms of this Agreement and as they might apply, additional ESD provisions set forth in Schedule D and physical fulfillment provisions set forth in Schedule E.
EXCLUSIVITY. Vendor grants to NetSales the right to serve as the exclusive provider of services related to all online Direct Sales of Vendor's products. This does not prevent Vendor from establishing relationships with other distributors or resellers.
NEW AND DISCONTINUED PRODUCTS. Vendor agrees to notify NetSales of new Products thirty (30) days prior to release of updated and/or new Products. Vendor also agrees to notify NetSales thirty (30) days prior to the discontinuation of any Product.
ON-LINE ORDER AND COLLECTION. NetSales shall make reasonable efforts to maintain the availability of on-line ordering and payment. However, Vendor acknowledges that periodic computer server and network failures are unavoidable and thus will not hold NetSales liable for damages or losses incurred as a result of such failures.
LINKS. Vendor agrees to maintain a Hyper-link from the sales page to the NetSales' Web page. NetSales agrees to maintain a Hyper-link to Vendor's Web page.
CUSTOMER LISTS. NetSales agrees to provide to Vendor a copy of the Customer list from Product Sales. Vendor agrees to comply with all Customer-imposed restrictions on the use of such Customer list.
EXPORT RESTRICTIONS. NetSales will use its best efforts to screen customers to deny shipments to any countries to which exports of the Products are prohibited by United States law and to deny shipments to parties to which sales are prohibited by United States law, provided however, NetSales shall have no liability to Vendor for any inadvertent violation of these prohibitions. TERM & TERMINATION
TERM. This Agreement will continue in effect for one (1) year from the Effective Date (the "Initial Term"). Upon expiration of the Initial Term, this Agreement will be automatically renewed for additional one (1) year periods (each a "Renewal Term") without action by either Party (the Initial Term and any Renewal Term will be referred to herein collectively as the "Term"). TERMINATION FOR CAUSE OR CONVENIENCE. Either Party may terminate this Agreement at any time for any reason upon ninety (90) days prior written notice before the end of a Renewal Term.
EFFECT OF TERMINATION. Upon termination, NetSales will remove Products from resale. NetSales shall have the right to hold a reserve balance (the "Reserve") against Product Returns (as defined below) for six (6) months from the termination date. In the event that NetSales takes returns after termination for which there is no account balance, Vendor agrees to reimburse NetSales the total amount of Returns within thirty (30) days after receiving written demand for payment.
PAYMENTS  &  RECORDS
SETUP FEES. Vendor agrees to pay to NetSales a one-time, non-refundable payment for setup fees as set forth on Schedule C attached hereto, to be paid upon the execution of this Agreement.
PAYMENTS AND REPORTS. NetSales shall pay Vendor (according to Schedule C) any amounts owed hereunder on the 30th day of each month, or the last day of February, for sales of the prior month. NetSales shall provide Vendor a monthly report detailing the Products sold and amounts collected. NetSales shall provide to Vendor a real-time online electronic sales summary and customer data gathering report.
RETURNS. If under any circumstance a payment transaction for a Product is reversed (each a "Return"), the net amount of the reversal will be deducted from the amount of the payment due to Vendor. If Returns exceed sales in any given month, Vendor agrees to make payment sufficient to cover the Returns. A defective Product may be exchanged for the same title only and, in this case, the entire package (box, contents, and product-registration card) must be included. NetSales can refuse payment for and distribution of Products to any Customer that is processing a large percentage of Returns.
RESERVE. NetSales carries significant risk of excessive returns and/or chargebacks in the event Product Vendor cancels service with NetSales, ships defective products, discontinues products, or terminates business activity. Accordingly, Product Vendor agrees to allow NetSales to hold in reserve an amount equal to 10% of the previous six (6) month's gross Product sales to reduce such risk. NetSales shall remit to Product Vendor any Reserve Escrow
Amount that has been held for more than six (6) months and shall be included with monthly sales statement.
TAXES. NetSales shall pay any applicable taxes required in connection with the actions contemplated under Schedule C of this Agreement
RECORDS AND AUDITS. NetSales shall keep records and accounts in accordance with generally accepted accounting principles to show the amount of proceeds payable to Vendor. NetSales shall keep these records at NetSales' principal place of business. Vendor shall have the right to conduct at its sole expense an audit of such records by an independent auditor during regular business hours upon five
(5) days prior written notice once per calendar year to determine NetSales' compliance with this Agreement.
CONFIDENTIALITY
CONFIDENTIALITY. Each Party will treat all information received or gained from the other Party in confidence. Only by written agreement between the Parties can information about any aspect of the agreements, relationships, products, plans or details of the other Party's business be divulged to a third party. Information shall not be deemed confidential for the purposes of this Agreement that (i) is already known to the non-disclosing Party at the time of disclosure;
(ii) is or becomes publicly known through no wrongful act of the non-disclosing Party, including by public announcement by the disclosing Party; (iii) is received from a third Party without similar restrictions and without breach of this Agreement; or (iv) is lawfully required to be disclosed by any governmental agency or otherwise required to be disclosed by law.
 WARRANTIES;  LIABILITIES;  INDEMNIFICATION
VENDOR'S  REPRESENTATIONS  AND  WARRANTIES.  Vendor represents and warrants that
(i) it owns, or has valid and current distribution licenses, to the Products and all sub-components thereof, and that no provision of this Agreement violates any prior agreements between Vendor and any third parties (ii) it has the power and authority to enter into this Agreement and to perform its obligations hereunder;
(iii) this Agreement has been duly authorized, executed and delivered by Vendor and constitutes a legal, valid and binding obligation of Vendor enforceable against Vendor according with its terms, (iv) Vendor owns the entire right, title and interest in and to the trademarks and intellectual property to be provided to NetSales and included in the Products and the packaging of the Products, (v) Vendor has obtained any applicable export licenses for the Products which are required under United States or any other applicable law,
(vi) and Vendor hereby certifies that the Products are Y2K Compliant. For purposes of this Agreement, "Y2K Compliant" means, the Product is designed to be used prior to, during, and after calendar year 2000 A.D., and during each such time period will accurately receive, provide and process data/time data (including, but not limited to, calculating, comparing and sequencing,) from, into and between the twentieth and twenty-first centuries, including the years
1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of data/time data, to the extent that other information technology used in combination with the Products properly exchanges data/time data with it.
NETSALES' REPRESENTATIONS AND WARRANTIES. NetSales represents and warrants that it has the right and authority to enter into this Agreement and to perform its obligations hereunder.
MUTUAL INDEMNIFICATION. NetSales and Vendor agree to defend, indemnify and hold harmless each other and their affiliates, their officers, directors, employees, representatives, agents, successors and assigns against and in respect of any and all loss, damage, liability and expense (including attorneys' fees) resulting from; (i) any misrepresentations or breaches of any representation, warranty or non-fulfillment of any obligation under this Agreement; (ii) any defects in the Products, whether such Products are sold by Vendor or NetSales and; (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing. VENDOR further indemnifies; (iv) the failure of the Products to satisfy the terms and conditions of any warranty set forth therein and; (v) the Product (in the form supplied hereunder by Vendor and unadapted by NetSales or any third party) infringing a U.S. patent or U.S. copyright.
DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES HEREBY SPECIFICALLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES AND PRODUCTS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.
LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFIT OR LOST BUSINESS, COSTS OF DELAY OR FAILURE OF DELIVERY, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE.
MISCELLANEOUS  PROVISIONS
ASSIGNMENT. This Agreement may not be assigned by either Party without the express written approval of the non-assigning Party; however, NetSales may assign this Agreement without the approval of Vendor to any affiliate of NetSales or to any entity that purchases all the stock or all or substantially all of NetSales' assets.
NOTICES. All notices and demands hereunder shall be in writing and shall be served by on the receiving Party via certified or registered mail, return receipt requested or by nationally-recognized private express courier, and shall be deemed complete upon receipt.

GOVERNING LAW. This Agreement shall be governed by and construed according to the substantive laws of the State of Kansas.
RELATIONSHIP OF THE PARTIES. Each Party is acting as an independent contractor and not as an agent, partner, or joint venture with the other Party for any purpose.
SURVIVAL OF CERTAIN PROVISIONS. The indemnification, confidentiality, and payment obligations set forth in the Agreement shall survive the termination of the Agreement by either Party for any reason.
ALL AMENDMENTS IN WRITING. All modifications or amendments of this Agreement shall be effective only if they are in writing by a duly authorized representative of each Party to this Agreement.
ENTIRE AGREEMENT. This Agreement constitutes the complete and entire agreement of the Parties and supersedes all previous communications, oral or written, and all other communications between them relating to the subject hereof. SEVERABILITY. If a court of law or court of competent jurisdiction finds any provision of this Agreement invalid, illegal or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and construed so as to best effectuate the original intent and purpose of this Agreement. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration proceeding shall be held within 30 miles of NetSales' headquarters.
ATTORNEYS FEES. In any legal action between the Parties hereto concerning this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys fees and costs.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above. It is assumed that the signer for both companies has company authorization.

THIS  AGREEMENT  CONTAINS  AN  ARBITRATION  PROVISION  WHICH  IS  BINDING ON THE
PARTIES.

NETSALES,  INC.                                   Vendor

By:__________                                    By:  ___________

Name:_________                                   Name:___________

Tile:_________                                   Title:__________

Date:                                            Date:  _________

                            SCHEDULE A - DEFINITIONS

"Customer" shall mean an individual, or single user, at a home or business, who pays for Products through NetSales.
"Direct  Sale"  refers  to  any  sale  that  is  from  a  Direct  URL.
"Direct URL" is a URL in NetSales' web site for Product purchases, supplied to Product Vendor by NetSales, hyper-linked to web site, and are controlled by Product Vendor or Product Vendor's affiliates.
"Channel Sale" shall mean any sale which occurs within NetSales' channel of online stores or any other Product sales that do not occur from a Direct URL. "Processing Fees" shall mean the fees payable to NetSales by Vendor for Direct Sales. Processing Fees are incurred for each Product sold in a Direct Sale. "Products" shall mean the products identified by title and reference number in Schedule B hereto. Any Products not listed on Schedule B, which are sent by Vendor to NetSales, and which are accepted by NetSales, shall be deemed added to Schedule B.
"Payment Fees" shall mean the total costs of a customer purchase transaction charged by a bank or other financial institution. This includes but is not limited to credit card transaction fees.
 "Return" shall be payment for a Product which is initially collected by NetSales, which is subsequently reversed for any reason.
"Reserve" shall refer to proceeds held from a sales transaction as security against the significant risk of excessive returns and/or chargebacks. "Piracy" shall mean the attempted use or distribution of a Product without payment.
"Hyper-link" shall mean a direct means of accessing one World Wide Web page from another.
"Territory"  shall  mean  a  world-wide  territory.

SCHEDULE  B  -  PRODUCT
REF  #     TITLE     STREET  PRICE
------     -----     --------------

                          SCHEDULE C- FEES - E COMMERCE

I.   PRODUCT  ENROLLMENT  (SETUP)  FEES

Company Setup Fee shall be WAIVED which shall cover up to fifteen (15) Products including any additional SKU's. This fee shall cover only those Products which are submitted at the time of initial enrollment.

Setup fees shall be $25 per Product title (additional SKU's included) that exceeds fifteen (15) at the time of initial enrollment, or for additional Products that are added after the Agreement is executed.

DIRECT SALES FEES. For Direct Sales, NetSales shall pay Vendor proceeds from sales, calculated as follows:
     Total  gross  sales  from  Products,  less  the  following  amounts:
Distribution fees equaling fifteen percent (15%) of the gross sale price of the Product, not to be less than $3.50 per Product;
Returns (as defined in Section III, C.), if any; and The Reserve.
III. CHANNEL SALES FEES. For Channel Sales, NetSales shall pay Vendor proceeds from sales, calculated as follows:
       Total  gross  sales  from  Products,  less  the  following  amounts:
Distribution discount percentage equaling fifty percent (50%) of the gross sale price of the Product;
Returns (as defined in Section III, C.) if any; and The Reserve

V.   OTHER  FEES   (IF  APPLICABLE)

     Product/SKU  update     $25
     Page  design  change     $50

VI. Customization Fees. Any non-standard customization beyond basic catalog creation, pricing, and graphic treatments will be billed to Vendor at a rate of $100 per hour and subject to change. NetSales will obtain approvals from Vendor for such customizations prior to performing such work.

SCHEDULE  D  -  ESD

 GRANT  OF  RIGHTS;  PARTIES'  OBLIGATIONS
 SOFTWARE PRODUCT DELIVERABLES. Vendor agrees to supply to NetSales master distributable images of Products upon execution of this Agreement for any Products that are electronic in nature (e.g. software). Vendor further agrees to send new master distributable images of software Products within fourteen (14) days of release of revised versions of software Products.

PROHIBITED ACTS. NetSales is prohibited from the disassembly or decompilation of the object code or the disclosure of any other aspect of the workings of the Products without the prior written consent of Vendor.

II.     Ownership
INTELLECTUAL PROPERTY RIGHTS. NetSales agrees that the Products provided hereunder, and any copies thereof, in whole or in part, and all intellectual property rights, including without limitation, patent, copyright, trademark, trade secret, and any other intellectual or industrial property rights, are and shall remain the sole property of Vendor, and that all rights thereto are reserved by Vendor. NetSales agrees that it will not create derivatives of any Product, nor use, copy, disclose, sell, assign, sublicense, or otherwise transfer any Product except as expressly authorized in the end-user license agreement for such Product. Vendor acknowledges that NetSales owns the content of any information developed by NetSales in exploiting the rights granted herein.
PIRACY. Each Party agrees to take strict measures to secure the Products from piracy, and in the event that any piracy is discovered, to notify the other Party, and to take measures to deter further piracy. NetSales' total liability will be limited to damages arising from negligent acts of NetSales which occur after discovery of any piracy is made by NetSales or Vendor notifies NetSales in writing of any piracy.

III.     Returns

         NetSales will request a signed letter from the customer stating that all copies made from Product have been permanently destroyed. Vendor will accept the Return or exchange of any normally stocked product purchased from Vendor which is unopened for up to 30 days after the date of purchase.

IV.    DEFINITIONS

A. ESD initials standing for Electronic Software Distribution and refers to the delivery of a digital product electronically.

SCHEDULE  F-  PRODUCT  VENDOR  CHECKLIST*

______     Remit  Executed  Agreement.  Two  hard  copies  required.

______     Complete  online  enrollment  form  at
http://www.netsales.net/client.wcgi. You will always be required to provide your User Name (UN) and Password (PW) to gain access to any privileged online client area. If UN and PW are still needed please contact salesadmin@netsales.net for
                                                     -----------------------
assistance.

______     Complete  all applicable field entries. For sales description you may use  HTML.

______     Forward  graphics  to  enroll@netsales.net.  This  includes  box shot product  images,  Logos,  and  available  screen  shots.

______     Include  any  special  instructions  and/or  additional requirements.

______ ESD Product Delivery - If Product will be delivered electronically, please forward to NetSales any and all product files in an auto-installing format. If applicable, these files should contain any online documentation and help files.

______     Physical  Product  Delivery  -  If  NetSales  is  to perform physical product  fulfillment  on your behalf, please contact salesadmin@netsales.net who
                                                     -----------------------
will  provide  simple  instructions  and  assistance.

______     After  you receive notification that products have been enrolled from a NetSales engineer, thoroughly check that products have been enrolled properly.

______     Check  pricing  of  all  products.

______     Check  product  descriptions  for  accuracy.

______     Check  graphics  and  License  agreement.

______     Perform  an  actual  order  process (for ESD, download to insure that product  installs  and  runs  properly).

______     When  process  is  complete reply to "Delivery Verification" email to activate  products  online.

______ If you have executed a direct sale agreement (NetSales performs order process for your direct sales) then prominently display your branded buy page link on your web home page. A NetSales engineer shall provide you with a final order page for you to connect to after your "Delivery Verification" is complete as outlined in step 5 above.

*This checklist is designed to help expedite your enrollment process. If more than 24 hours passes between any of the above steps please contact your account coordinator.

                       ADDENDUM TO DISTRIBUTION AGREEMENT
This Addendum is made and entered into on September 21, 1999, 1999 by and between NetSales Inc., Located at 8500 West 110th Street, Suite 600 Overland Park, Kansas 66210 ("Electronic Distributor"), and Intercare Diagnostics, Inc. located at 1601 Centinela Avenue Suite #5 , Inglewood ,CA. 90302 ("Product Vendor").

This Addendum shall be deemed added to the original signed Agreement executed on July 16,1999. Section A shall replace any equivalent Direct Sales terms in original agreement if it exists. This addendum supplements and is governed by the terms of the original agreement and in all other respects the original agreement continues on. To the extent this Addendum conflicts with the Distribution Agreement, the terms of this Addendum shall govern.

A. AMOUNT FOR DIRECT SALES. For Direct Sales, Electronic Distributor shall pay Product Vendor proceeds from sales, calculated as follows: total gross sales from Products, less the following amounts:

1. Transaction fees equaling fifteen percent (15%) of the gross sale price of the product, not to be less than $3.00 per Product;
2.     Returns,  if  any;
B.     Y2K  COMPLIANCE.
Vendor hereby certifies that the Products are Y2K Compliant. For purposes of this Agreement, "Y2K Compliant" means, the Product is designed to be used prior to, during, and after calendar year 2000 A.D., and during each such time period will accurately receive, provide and process data/time data (including, but not limited to, calculating, comparing and sequencing,) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of data/time data, to the extent that other information technology used in combination with the Products properly exchanges data/time data with it.
SOFTWARE  REVIEW,  L.C.     PRODUCT  VENDOR

By:________________               By:     __________________________

Name:______________               Name:     __________________________

Title:__________________          Title:_________________________

Date:______________               Date:     ________________________

Exhibit 24.3 Form of Telecom Services Agreement of CGI Communications Services, with Meridian Holdings, Inc. (Registrants Parent Company) CGI Communications, Inc.
900 Wilshire Blvd., Suite 500
Los Angeles, CA  90017
Tel: 213-627-8878

General Terms and Definitions: Any individual or entity receiving any product or service form CGI Communications, Inc. ("CGI Communications") shall hereafter be referred to as Client. By accepting products and/or services provided by CGI Communications, Inc., Client agrees to observe and abided by all of the provisions, terms, and requirements specified in this document.

Billing: CGI Communications, Inc., shall bill Client for services rendered at the published rate of such services at the time rendered. Unless otherwise specified, recurring charges are billed monthly and are due prior to the billed month. Monthly fee for the first month is pro-rated to the end of the month For each month thereafter, the full monthly fee is due for any part of a month in which services is provided. Monthly fees are non-refundable. PAST DUE ACCOUNTS WILL BE CHARGED A LATE FEE OF 1.5% PER MONTH ON ANY UNPAID PAST DUE BALANCE.

Disclaimer of Liability: Client acknowledges that CGI Communications, Inc., makes no warranty of any kind, expressed or implied, regarding the reliability or suitability for a particular purpose of its services. CGI Communications disclaims any warranty of merchantability or fitness of a particular purpose Client acknowledges and understands that CGI Communications exercises no control over the nature, content, or reliability of the information delivered to Client from the Internet via CGI Communications. Client acknowledges that CGI Communications is not liable for any errors or interruption in Internet access service provided to Client, whether within or outside the control of CGI Communications. Under no circumstances shall CGI Communications be held responsible for damages of loss suffered by Client, including but limited to special, incidental, consequential, or punitive damages, as a result of Client's or CGI Communication's or a third party's negligence, fault, misconduct, or failure to perform. Client acknowledges that Internet access service may be temporarily unavailable for scheduled or unscheduled maintenance, and for other reasons within and outside the control of CGI Communications. Under no circumstances do any such errors, loss, delays, loss of information, or interruptions in services nullify or modify this agreement or any other agreement or contract entered into by CGI Communications and Client. CGI Communications reserves the right to refuse or terminate service to Client at any time.

Client Responsibility: Client is responsible for protecting all account passwords and for any authorized or unauthorized use made of Client's account Client agrees to comply with the rules appropriate to any network to which Client may gain access via the services of CGI Communications.

Client acknowledges that any proprietary, confidential, or otherwise valuable information that Client desires to keep confidential should not be transmitted over any part of the Internet without encryption, nor reside without firewall protection on computers connected to the Internet. Client will not transmit nor make available to the Internet any material that is illegal, libelous, tortuous, or likely to result in action against CGI Communications or its clients. Client agrees that under no circumstances ill the Client use CGI Communications' equipment and or electronic mail addresses in connection with the sending of unsolicited electronic mail messages, commercial or otherwise, including, but not limited to, the sending of unsolicited mass mailings from another service which in any way implicates the use of CGI Communications' service, equipment or any CGI Communications electronic mail address.

Service Plans and Term Commitment: Client agrees to use services purchases from CGI Communications in the way the account is intended. All DSL accounts have a term commitment of one (1) year. If client terminates service prior to completion of the term commitment, client agrees to pay 50% of the remainder of the contract.

Refunds: There are no refunds. All payments are non-refundable. Defective hardware will be replaced within five (5) days of purchase date.

Service Termination: Service may be terminated at any time. Termination of service must be in writing to CGI Communications.

Installation Support: CGI Communications shall provide support to the customer to establish dedicated connectivity between the customer's router/modem supplied and configured by CGI Communications and CGI Communications' backbone gateway Connectivity is defined as CGI Communications' ability to send 64KB packets over the circuit to the Customer's router without packet loss at speeds equal to 85% of the ordering line speed. CGI Communications may supply additional IP address space to customer, which may be used to connect other hosts and/or workstations to the Internet or other Customer facilities connected to CGI Communications. CGI Communications Services, Inc., my assist customer in resolving connectivity and configuration issues among those other servers and/or workstations as a courtesy to Customer with the understanding that the Customer is solely responsible for the operations and configuration of all services and/or workstations residing on the Customer's local area network (LAN). In the event that the customer makes any configuration changes to the customer's router/modem and loses connectivity, and then CGI Communications will at the customer's request, reconfigure the hardware at the rate of $75.00 per hour with a minimum charge of $150.00.

I have read and understood the above terms and conditions, and I authorized these services to be ordered.

__________________________       __________
Authorized Signature               Date
__________________________
Printed Name and Title

EXHIBIT  24.4
                             2000 STOCK  OPTION  PLAN

                                       OF
                              INTERCARE.COM,  INC.


      SECTION  1 - DESCRIPTION OF PLAN.   The Stock Option Plan (the "Plan"), of
      ---------------------------------
InterCare.com, Inc. (the "Company"), a corporation organized under the laws of the State of California. Under this Plan, key employees of the Company or any present and future subsidiaries of the Company to be selected as below set forth, may be granted options (the "Options") to purchase shares of the Common Stock, No par value per share, of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" mean any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated
"Incentive Stock Options" or not qualify for such treatment and be designated "Non-qualified Stock Options".


      SECTION  2  -  PURPOSE  OF PLAN.   The purpose of the Plan and of granting
      --------------------------------
options to specified employees is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to certain key employees holding responsible positions by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success.


      SECTION  3  -  ELIGIBILITY.   The persons who shall be eligible to receive
      ---------------------------
grants of Options under this Plan shall be the directors, officers, key employees and consultants of the Company or any of its subsidiaries. A person who holds an Option is herein referred to as an"Optionee". More than one Option may be granted to any one Optionee, however no Optionee may be granted options to purchase an aggregate number of shares of Common Stock amounting to thirty percent (30%) or more of the total number of shares that may be issued pursuant to this Plan upon the exercise of Options granted hereunder.

      For Incentive Stock Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all Incentive Stock Option plans of the Company or any subsidiary which are qualified under Section 422 of the Code) shall not exceed $5,000,000.00 .

      SECTION  4  --  ADMINISTRATION.   The  Plan  shall  be  administered  by a
      -------------------------------
committee (the "Option Committee") to be composed of at least two "disinterested" (as such term is used in Rule 16b-3 promulgated under the
Securities Exchange Act of 1934) members of the Board of Directors of the Company (the "Board"). Members of the Option Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. The entire Board may serve as the Option Committee, if by the terms of this Plan all Board members are otherwise eligible to serve on the Option
Committee. No person may serve as a member of the Option Committee if such person (a) is eligible to receive an Option under the Plan or under any other plan of the Company entitling the participants to acquire Common Stock or stock options of the Company or any of its affiliates (other than plans excepted by Rule 16b-3(c)(2)), or (b) was so eligible at any time within the preceding one-year period. The Option Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Option Committee. A memorandum signed by all of its members shall constitute the decision of the Option Committee without necessity, in such event, for holding an actual meeting. The Option Committee is authorized and empowered to administer the Plan and, subject to the Plan, including the provisions of
Section 17, (i) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the Option Price and the terms of the Options, and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan (v) to accelerate the time during which an Option may be exercised, notwithstanding the provisions of the Option Agreement (as defined in Section
12) stating the time during which it may be exercised; (vi) to accelerate the date by which any unexercised but vested portion of an Option terminates, thereby requiring the Optionee to exercise the vested unexercised portion of such Option or forfeit it, but in no event shall such date be less than two (2) weeks later than the date the Optionee is informed of such acceleration; and
(vii) to determine the rights and obligations of participants under the Plan. The interpretation and construction by the Option Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the

Option Committee shall be liable for any action or determination made in good faith with respect to the Plan of any Option granted under it.

     SECTION  5  -- SHARES SUBJECT TO THE PLAN.   The aggregate number of shares
      -----------------------------------------
of Common Stock which may be purchased pursuant to the exercise of Options (whether Incentive Stock Options or Non-qualified Stock Options) granted under the Plan shall not exceed 2,000,000 shares. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full or upon the repurchase by the Company of shares of Common Stock issued pursuant to rights of repurchase, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise or which shall have been repurchased shall again become available for the granting of additional Options under the Plan.

      SECTION 6 -- OPTION PRICE.  Expect as provided in Section 11, the purchase
      --------------------------
price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be not less than the fair market value of such shares on the date of granting of the Option. Such fair market value shall be determined by the Option Committee on the basis of reported closing sales price on such date or, in the absence of reported sales price on such date, on the basis of the average of reported closing bid and asked prices on such date. In the absence of either reported sales price or reported bid and asked prices, the Option Committee shall determine such market value on the basis of the best available evidence.
      SECTION  7  --  EXERCISE  OF OPTIONS.   Subject to all other provisions of
      -------------------------------------
this Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Option Committee may determine in granting such Option, provided that (i) each Option shall become fully exercisable no later than five
(5) years from the date the Option is granted, (ii) the number of shares of Common Stock subject to each Option shall become exercisable at the rate of at least 20% per year each year until the Option is fully exercisable, and (iii) no option may be exercisable subsequent to its termination date. Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Option Committee may determine in granting such Option, but in no event later than ten years after the date of grant thereof. The Option shall be exercised by the Optionee by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Board may approve from time to time, including, without limitation and in the sole discretion of the Board, the assignment and transfer by the Optionee to the Company of outstanding shares of the Company's Common Stock theretofore held by Optionee.

SECTION  8  --  ISSUANCE  OF  COMMON  STOCK.   The Company's obligation to issue
      --------------------------------------
shares of its Common Stock upon exercise of an Option granted under the Plan is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or ruling or regulations or the making of such investment or other representations and undertakings by the Optionee (or his or her legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his or her legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, and appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertaking which such Optionee and undertaking which such Optionee has given to the Company or a reference thereof, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies. The Company will make a reasonable good faith effort to comply with such state and/or federal laws, rulings or regulations as may be applicable at the time the Optionee (or his or her legal representative, heir or legatee, as the case may be) wishes to exercise an Option, provided that the Optionee (or his or her legal representative, heir or legatee) also makes a reasonable good faith effort to comply with said laws, rulings and regulations; however, there can be no assurance that either the Company or the Optionee (or his or her legal representative, heir or legatee), each in the respective exercise of their reasonable good faith business judgment, will in fact comply with said laws, ruling and regulations.

      SECTION  9  --  NONTRANSFERABILITY.   No  Option  shall  be  assignable or
      -----------------------------------
transferable, except that an Option may be transferable by will or by the laws of descent and distribution or pursuant to qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, provided such Option explicitly so provides. During the lifetime of an Optionee, any Option granted to him or her shall be exercisable only by him or her. After the death of an Optionee, the Option granted to him (if so transferable) may be exercised, prior to its termination, only by his or her legal representative, his legatee or a person who acquired the right to exercise the Option by reason of the death of the Optionee.

      SECTION  10  -- RECAPITALIZATION, REORGANIZATION, MERGER OR CONSOLIDATION.
      --------------------------------------------------------------------------
If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercised of Options granted under the Plan, as provided in Section 5, and
(b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan.

      Upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation in which the Company does not survive or in which the equity ownership of the Company prior to such transaction represents less than 50% of the equity ownership of the Company subsequent to the transaction, the Plan and each outstanding Option shall terminate; provided that the Company will give written notice thereof each Optionee at least thirty
(30) days prior to the date of such dissolution, liquidation, reorganization, merger or consolidation, and in such event (a) the Company may, but shall not be obligated to, with respect to each Optionee who is not tendered an option by the surviving corporation in accordance with all of the terms of provision (b) immediately below, grant the right, until ten days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation, to exercise, in whole or in part, any unexpired Option or Options issued to him or her, without regard to the surviving entity.

SECTION  11  --  OPTION  AGREEMENT.  Each Option granted under the Plan shall be
-----------------------------------
evidenced by a written stock option agreement executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code if the Option is designated an Incentive Stock Option, (c) may contain the agreement of the Optionee to resell any Common Stock issued pursuant to the exercise of Options granted under the Plan to the Company (or its assignee) for the Option Price of such Options to the extent any vesting restrictions apply to such Common Stock, or for the then fair market value of such Common Stock if no such restrictions then apply, (d) may contain the agreement of the Optionee granting a right of first refusal to the Company (or its assignee) on transfers of Common Stock no subject to vesting restrictions, and (e) may contain such other terms and conditions as the Option Committee deems desirable and which are not inconsistent with the Plan. With regard to agreements of the Optionee contemplated by items (c) and (d) of the previous sentence, the Company's rights pursuant to a right of first refusal and, notwithstanding any other termination provisions, the Company's right to repurchase vested shares shall terminate upon the closing of the first sale of the Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, with gross proceeds to the Company as seller of not less than $7.5 million before deducting underwriting commissions, or upon the liquidation or dissolution of the Company.
      SECTION  12 -- RIGHTS AS A SHAREHOLDER.  An Optionee or a transferee of an
      ---------------------------------------
Option shall have no rights as a shareholder with respect to any shares covered by this Option until exercise thereof, except that each Optionee shall have the right to receive a copy of the Company's audited financial statements (if available) no later than 120 days following the end of each fiscal year of the Company. No adjustment shall be made for dividends (Ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights of which the record date is prior to the exercise date, except as expressly provided in Section 10.

      SECTION 13 -- TERMINATION OF OPTIONS.   Each Option granted under the Plan
      -------------------------------------
shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. In any event all Options shall terminate an expire upon the first to occur of the following events:

     (a) the expiration of three months from the date of an Optionee's termination of employment (other than by reason of death), except that if an Optionee is then disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of such Optionee's termination of employment; or

     (b) the expiration of one year from the date of the death of an Optionee if his or her death occurs while he or she is, or not later than three months after he or she has ceased to be, employed by the Company or any of its subsidiaries in a capacity in which he or she would be eligible receive grants of Options under the Plan; or

     (C)  the  termination  of  the  Option  pursuant to Section 10 of the Plan.

      The termination of employment of an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares to which an Option may be exercised and such Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination.
      SECTION  14 -- WITHHOLDING OF TAXES.   The Company may deduct and withhold
      ------------------------------------
from the wages, salary, bonus and other compensation paid by the Company to the Optionee the requisite tax upon the amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon exercise of the Option, all as may be required from time to time under any federal or state laws and regulations. This withholding of tax shall be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Optionee or by payment to the Company by the Optionee of required withholding tax, as the Option Committee may determine.
     SECTION  15  --  EFFECTIVENESS AND TERMINATION OF PLAN.   The Plan shall be
      ------------------------------------------------------
effective  on  the  date on which it is adopted by the Board; provided, however,
(a) the Plan shall be approved by the shareholders of the Company within 12 months of such date of adoption by the Board, (b) no Option shall be exercised pursuant to the Plan until the Plan has been approved by the shareholders of the Company, and (c) no Option may be granted hereunder on or after that date which is ten years form the effective date of the Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board may in its absolute discretion terminated the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Option then outstanding.

      SECTION 16 -- AMENDMENT OF PLAN. The Board may (a) make such changes in the terms and conditions of granted Options as it deems advisable, provided each Optionee affected by such change consents thereto, and (b) make such amendments to the Plan as it deems advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the written consent or approval of the holders of a majority of that voting stock of the Company which is represented and is entitled to vote at a duly held shareholders meeting (a) increase the maximum number of shares subject to Options, except pursuant to Section 10 of the Plan
(b) decrease the Option Price requirement contained in Section 6 (except as contemplated by Section 11) of the Plan (c) change the designation of the class of employees eligible to receive Options (d) modify the limits set forth in
Section 3 of the Plan regarding the value of Common Stock for which any Optionee may be granted Options, unless the provisions of Section 422(d) of the Code are likewise modified or (e) in any manner materially increased the benefits accruing to participants under the Plan.
BE  IT  RESOLVED:

     The terms and conditions of this Stock Option Plan are accepted by the Corporation on this 14th day of March 2000.


/S/  Anthony  C.  Dike
-------------------------
Anthony  C.  Dike
Secretary
Chief  Executive  Officer                              SEAL

EXHIBIT  24.5

                            STOCK  OPTION  AGREEMENT


AGREEMENT, made this ____ day of ______, 2000, by and between InterCare.com, Inc., a California corporation, hereinafter referred to as the
"Company"  and             ,  an  individual,  hereinafter  referred  to  as the
"Optionee".

                                   WITNESSETH:

WHEREAS, pursuant to the resolution adopted by the Board of Directors of the Company, the Company has entered into a Employment Agreement with the Optionee and, pursuant to the Agreement, the Company has agreed to grant to the Optionee an Option to purchase shares of common stock of the Company at the prices per share hereinafter set forth, such option to be for the term and upon the terms and conditions hereinafter stated;

NOW THEREFORE, in good consideration of the promises, the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.     OPTION.  The  Company  hereby grants to the Optionee the right and option
       -------
(hereinafter referred to as the "Option") to purchase all or any part of an aggregate of 500,000 shares of common stock of the Company (hereinafter referred to as the "Shares") on the terms and conditions herein set forth.

2.     TERM.  The term of the Option shall commence on the September 1, 1999 and
       -----
shall expire Sixty (60) months from such date on September 1, 2004, save and except that upon termination of the Agreement, the Option granted herein shall cease and expire ninety (90) days from the date of terminating the Agreement.

3.         PURCHASE  PRICE.  The  purchase  price  of  the  Option  shall  be
           ----------------
______dollars ($XXXX.) the receipt and sufficiency of which is hereby acknowledged. The purchase prices of the Shares covered by the Option shall increase in a range from $5 to $25.00 per share. The Optionee has the right to purchase Shares in accordance with the following schedule, which purchase price shall be payable in full, in cash or note, upon exercise of the Option in accordance with the terms and conditions here provided:

          A.     XXXX  SHARES  AT  A  PRICE  OF  $5.00  PER  SHARE
          B.     XXXX  SHARES  AT  A  PRICE  OF  $10.00  PER  SHARE
          C.     XXXX  SHARES  AT  A  PRICE  OF  $15.00  PER  SHARE
          D.     XXXX  SHARES  AT  A  PRICE  OF  $20.00  PER  SHARE
          E.     XXXX  SHARES  AT  A  PRICE  OF  $25.00  PER  SHARE

4. SECURITIES TO BE REGISTERED. Both the Option and the Shares covered by the Option shall be "registered securities" as defined for the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act").

5. EXERCISE. The Option shall be exercisable in whole or in part at any time and from time to time during the term of the Option by written notice delivered to the Company at 900 Wilshire Boulevard, Suite 500, Los Angeles, California 90017. The notice shall state the number of Shares with respect to which the Option is being exercised, shall contain a representation and agreement by the Optionee in form and substance substantially as set forth in the Notice of Exercise, shall be signed by the Optionee and shall be accompanied by payment. The Option shall not be exercised at any time when its exercise or the delivery of the Shares referred to in the notice would be a violation of any law, governmental regulation or ruling. The Option shall be exercisable only by the Optionee. The Option can only be exercised when the underlying price of the common shares of the Company is 125% of the exercise price of the Option for a period of 10 days.

6. ASSIGNMENT AND TRANSFER. The Option and the rights and obligations of parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

7. OPTIONEE AS SHAREHOLDER. Optionee shall have all rights as a shareholder with respect to the Shares covered by the Option on and subsequent to the date of issuance of a stock certificate or stock certificates to it. Adjustments will be made for dividends or other rights with respect to which the record date is on or subsequent to the date such stock certificates were issued

8. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of a change in the capital structure of the Company as a result of any stock dividend, stock split, combination or reclassification of shares, recapitalization or consolidation of, the number of shares covered by the Option shall be appropriately adjusted to ensure the same absolute benefit to the Optionee.

9. NOTICES. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this instrument on the day and year first written above.


ATTEST:

INTERCARE.COM,  INC.



By:  /S/  ANTHONY  C.  DIKE
     ----------------------

ANTHONY  C.  DIKE
CHIEF  EXECUTIVE  OFFICER
CHAIRMAN  OF  OPTION  COMMITTEE

Exhibit 24.12               Form of Escrow Agreement

                          KEY BANK NATIONAL ASSOCIATION
                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Agreement") is made and executed this _____ day of _____ , 2000, by and among Intercare.com whose address is 900 Wilshire Blvd., Suite 500 Los Angeles, California (facsimile 213-627-9183) and Corporate Stock Transfer, Inc. a Colorado Corporation, (as Transfer Agent), whose address is 3200 Cherry Creek South Dr. Suite 430 (facsimile no. 202-282-5800), collectively, the "Depositors"), and Key Bank National Association, Cherry Creek Branch ("Escrow Holder"), whose address is 1675 Broadway, Suite 200, Denver, Colorado 80202, Attention: Denise Garcia (facsimile no. (720) 904-4241).

     1. Deposits. Depositors shall deposit with Escrow Holder the items described below (collectively, the "Deposits"), which items shall be held and disbursed in accordance with and subject to the terms and conditions of this Agreement. The items to be deposited with Escrow Holder pursuant to this Agreement are as follows:

          Escrow Holder shall receive payments pursuant to the Private Placement Memorandum dated_________, a copy of which has been delivered to Escrow Holder. Escrow Holder will hold all Monies and other property in the Escrow account free from any lien, claim or offset, except as set forth herein, and such debts thereof, unless and until the conditions set forth in these instructions to disbursement of such Monies have been fully satisfied.

          Escrow Holder shall be provided the name and address of each subscriber and amounts to be deposited into the escrow by Corporate Stock Transfer, Inc.

     2. Disbursements. The Deposits are to be disbursed by Escrow Holder to the following persons and/or entities upon the occurrence of the following events:

     The escrow account will remain open until receipt by the Escrow Holder of subscriptions and deposits totaling a minimum $1,000,000and Escrow Holder shall
                                               ----------
provide written notice to all parties to this agreement at such time that collected funds of $1,000,000 have been deposited.
                      ----------

Escrow Holder will receive written instructions from Corporate Stock Transfer, Inc., signed by Carylyn K. Bell, President that all subscribers have been accepted and to disburse funds. These instructions must have been preceded by instructions from Intercare.com, Inc. specifying amounts of the outgoing disbursements. After the minimum amount has been disbursed, deposits will continue to be sent the Escrow Holder until the termination of the offering or $25,000,000 total has been deposited. Funds will be disbursed from time to time based on instructions from Corporate Stock Transfer, Inc., signed by Carylyn K. Bell, President.

     3. Automatic Termination of Escrow. If any or all of the Deposits are not disbursed by Escrow Holder pursuant to the provisions of paragraph 2 above or otherwise withdrawn on or before__________, subsequent to a 60 day extension, Escrow Holder may mail the same to the following Depositor(s) at their addresses as noted below:

All funds shall be returned to the subscribers referred to in paragraph 1 at a fee of $10.00 per check payable by_____

Upon mailing such items to the proper persons or entities pursuant to this paragraph 3, Escrow Holder shall be relieved of and released from any and all further obligations, duties and liability pursuant to this Agreement, and, subject to the survival of paragraph 10 below, this Agreement immediately and automatically shall terminate and shall be of no further force or effect.

     4. Amendment. These instructions may be altered, amended, modified or revoked by writing only, signed by all Depositors and Escrow Holder, and upon payment of all fees, costs and expenses incident thereto.
     5. Assignment. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to any or all of the Deposits shall be binding upon Escrow Holder unless: (a) approved in writing by all Depositors,
(b) written notice thereof shall be served upon Escrow Holder and (c) all fees, costs and expenses incident to such assignment, conveyance or other transfer of interest shall have been paid.

     6. Notices. Any notice required or desired to be given to any party to this Agreement may be given either by personal delivery, or by Western Union telegram, by facsimile transmission, or by certified mail, return receipt requested, postage prepaid; provided, however, any notice given by facsimile transmission, to be effective, shall be followed by delivery of same by personal delivery or by certified mail, return receipt requested. All such notices shall be sent to a party at its address noted above, and such notice shall for all purposes be as effectual as though served upon such party in person at the time of personal delivery, or on the date of receipt in the case of transmission by telegram, or on the date of receipt of the original, in the case of transmission by facsimile, or two business days after the date of deposit in the U.S. mail, as applicable.

     7. Limitations on Duties. Escrow Holder shall hold and disburse the Deposits in accordance with the terms and conditions of this Agreement. If at any time in the performance of its duties as set forth in this Agreement it is necessary for Escrow Holder to receive, accept or act upon any notice or writing purported to have been executed or issued by or on behalf of any of the parties hereto, it shall not be necessary for Escrow Holder to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the writing had the authority to so execute, sign or otherwise issue or authenticate said writing, or that they are the same persons named therein or otherwise to pass upon any requirements of such instruments that may be essential for their validity. Further, Escrow Holder shall have no responsibility or liability for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited or delivered pursuant to this Agreement, nor as to the truth or accuracy of any information contained therein, nor as to the identity, authority, capacity or rights of any person executing the same, nor for the failure to comply with the provisions, requirements or conditions of any agreement, contract or other instrument deposited with or delivered to Escrow Holder or referred to herein. Rather, the duties of Escrow Holder pursuant to this Agreement in all events shall be limited to the safekeeping of the funds, documents and other items actually received by Escrow Holder and the disposition of same in accordance with the instructions set forth above.

     8. No Liability for Actions Taken in Good Faith. Escrow Holder shall not be personally liable for any act it may do or omit to do hereunder while acting in good faith and in the exercise of its own subjective best judgment, and any act done or omitted by it pursuant to the advice of its own attorney shall be conclusive evidence of such good faith and best judgment.

     9. Notices and Warnings. Escrow Holder is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties hereto, or by any other person or entity, except as otherwise expressly set forth in this Agreement and except for orders or process of court, and Escrow Holder is expressly authorized to comply with and obey any and all orders, judgments or decree of any court. Escrow Holder shall not be liable to any of the parties hereto or to any other person or entity by reason of compliance with any order, judgment or decree of any court, even if such order, judgment or decree is reversed, modified, annulled, set aside or vacated, or is found to have been entered without jurisdiction.

     10. Indemnity. In consideration of the acceptance of this escrow by Escrow Holder, Depositors, jointly and severally, for themselves, their heirs, executors, administrators, successors and assigns (collectively, "Indemnitors"), covenant and agree to pay Escrow Holder its charges, costs and expense hereunder and to indemnify and hold Escrow Holder harmless as to any liability by it incurred to any person or entity by reason of its having accepted the same, or in connection with any performance by Escrow Holder in its capacity as the escrow holder pursuant to this Agreement. Further, Indemnitors covenant and agree to reimburse Escrow Holder for all costs and expenses, including, among other things, counsel fees and court costs incurred in connection with this Agreement and/or the Deposits. In case of any suit, proceeding, cause of action, demand or other claim to which Escrow Holder is or at any time may be a party, Indemnitors agree to pay, promptly upon Escrow Holder's demand, any and all costs and expenses, including without limit attorneys' fees, incurred by Escrow Holder in connection with same. Escrow Holder shall have a first and prior lien upon the Deposits to secure the performance of the indemnity and the other covenants of Indemnitors pursuant to this paragraph 10, and to secure the payment of any and all other charges, fees, costs and expenses payable to Escrow Holder pursuant to this Agreement. Notwithstanding any contrary provision of this Agreement, the provisions of this paragraph 10 shall survive the expiration and/or termination of this Agreement.

     11. Interpleader. If at any time a dispute shall exist as to the duty of Escrow Holder under the terms of this Agreement, or if at any time conflicting demands are served upon Escrow Holder, whether verbally or in writing, concerning the possession of, title to or proceeds of any or all of the Deposits, or if any dispute arises between or among Depositors and/or any other person or entity relating in any way to any item deposited, held or disbursed pursuant to or otherwise relating to this Agreement, Escrow Holder may deposit this Agreement and the items then or thereafter held by it pursuant to this Agreement with the Clerk of the District Court of the City and County of Denver, State of Colorado, and may interplead the parties hereto. Upon so depositing this Agreement and such items and filing its complaint in interpleader, Escrow Holder shall be relieved of and released from all liability under the terms hereof as to the items so deposited. If the Court does not provide for reimbursement to Escrow Holder for its attorney fees, costs and expenses related to the interpleader action out of the interplead funds, then Escrow Holder shall have a claim enforceable by separate action in Court against the parties, jointly and severally, for said attorney fees, costs and expenses.

     12. FDIC Insurance. In consideration of the fee paid to Escrow Holder as set forth in this Agreement and the covenants and agreements of Depositors as set forth above, Escrow Holder agrees to hold the Deposits in accordance and subject to the terms of this Agreement. During the period the Company is in possession of the deposit, the money will be deposited in an FDIC-insured depository (which depository may be Escrow Holder or any other bank owned or controlled by Key Corp.). Under no circumstances shall Escrow Holder have liability for loss of funds due to bank, savings and loan association or other depository failure, suspension or cessation of business, or any action or inaction on the part of the bank, savings and loan association or other depositor, or any delivery service transporting funds to and from such depository.

     13. Successors; No Third Party Rights. Subject to the provisions of paragraph 5 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement is only for the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, and no other person or entity shall be entitled to rely on, receive any benefit from or to enforce against any party hereto any provisions of this Agreement.

     14. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

     15. Entire Agreement; Waiver. This Agreement constitutes the entire understanding between the parties with respect to the escrow arrangement contemplated herein, and all prior or contemporaneous oral agreements, understandings, discussions, representations and statements relating to said escrow are superseded by this Agreement. The waiver of any particular condition precedent, provision or remedy provided by this Agreement shall not constitute the waiver of any other.

     16. Business Day. If any date herein set forth for the performance of any obligation by Escrow Holder or any Depositor, or for the delivery of any funds, instrument or notice as herein provided, is a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable if effected on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Colorado for observance thereof.

     17. Construction. This Agreement shall not be construed more strictly against one party than against any other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Escrow Holder and the Depositors have contributed substantially and materially to the preparation of this Agreement. The headings of various paragraphs in this Agreement are for convenience only and are not to be utilized i0 construing the content or meaning of the substantive provisions hereof.

     18. Time is of the Essence. All times, wherever specified herein, are of the essence of this Agreement.



     19. Validity. If any term or provision of this Agreement shall be held illegal and unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be taken to be one and the same instrument, to the same effect as if all of the parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     22. Escrow Fee. The parties agree that Escrow Holder's fee for its services pursuant to this Agreement shall be $ 250.00, payable in full upon Depositors' execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first above written.

ESCROW  AGENT:                    KEY  BANK  NATIONAL  ASSOCIATION


                              By:______________________________
                              Name:
                              Its:

DEPOSITORS:                         .

                                         /s/  Anthony  C.  Dike
                              By:_______________________________
                              Name:
                              Its:     Chairman/CEO


                              CORPORATE  STOCK  TRANSFER,  INC.

                                          /s/  Carylyn  K  Bell
                              By:________________________________
                              Name:     Carylyn  K.  Bell
                              Its:     President

Exhibit 24.13  Form of Escrow Fee Agreement

                              ESCROW FEE AGREEMENT

Corporate Stock Transfer, Inc. (hereinafter referred to as "CST") will charge Intercare.com, Inc. the following for CST's services. These services shall include all responsibilities entailed in acting as "Escrow Agent for the SB-2 Offering" with a $1,000,000 minimum and a $25,000,000 maximum.


Fee
---

$1,000,000=  $2,500

Thereafter, each additional $1,000,000 raised will be an additional $1,000.00 (Plus out of pocket expenses)


CORPORATE STOCK TRANSFER, INC.                              INTERCARE.COM, INC.


/s/  Carylyn  Bell                                       /s/  Anthony  C.  Dike
----------------------                                   ----------------------
Carylyn  Bell                                              Anthony  C.  Dike,
President                                                    Chairman/CEO

Date:_______________________                            Date:__________________

Exhibit 24.14  Form of Subscription Agreement

                         INVESTOR SUBSCRIPTION AGREEMENT

                                       FOR

                               INTERCARE.COM, INC.


Persons interested in purchasing shares in the Common Stock of InterCare.com, Inc. (the Shares) must complete and return this Subscription Agreement along with their check or money order made payable to InterCare.com, Inc. C/O Corporate Stock Transfer (CST), 3200 Cherry Creek Drive South/Suite 430 Denver, Colorado, 80209. Telephone (303) 282-4800, Fax (303) 282-5800.

If and when accepted by InterCare.com, Inc., a California Corporation (the "Company"), the subscription Agreement shall constitute a Subscription for shares of Common Stock, 0.00 Par Value per share, of the Company. A subscription Agreement may only be deemed complete when payment for shares is made. The minimum investment is $1000 (100 shares). The maximum investment, subject to waiver by the Company is $100,000 (10,000 shares).

An accepted copy of this Subscription Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method  of  Payment:  Check  or  money  order  payable  to  Intercare.com,  Inc.

I hereby irrevocably tender this Subscription Agreement for the purchase of __________Shares at $10.00 per share. With this Subscription Agreement, I tender Payment in the amount of $________
($10.00  per  share)  for  Shares  subscribed.

In connection with this investment in the Company, I represent and warrant as follows:

a). Prior to tendering payment for Shares, I receive the Company's Offering Prospectus dated
              ____________,  2000.

b).         I  am a bona fide resident of the state of__________________________


1.          Individual(s)--  if more than one owner, I am purchasing as follows:

(      )       Tenants-in-Common  (all parties must sign-- each joint ownership)

(      )       Joint  Tenants  with  Right  Survivorship  (all  parties  must sign--joint  ownership)

(      )       Minor with adults custody under the Uniform Gift to Minors Act in your  state(the  minor  will  have
               sole  beneficial  ownership)

___________________________                      _____________________________
Investor  No.  1  (print  name above)       Investor No. 2(print  name  above)

___________________________                      _____________________________
Street  (residence  address)                       Street(residence  address)

___________________________                     ________________________________
City  State      Zip                            City    State               Zip

_______________________                          _______________________
Home Phone                                       Home Phone

_____________________                            _________________________
Social  Security  Number                         Social  Security Number

____________________                             _______________________
Date  of  Birth                                  Date  of  Birth

_________________________                        _____________________
Signature                                        Signature

________________                                __________________
Date                                            Date

2.  Entity

(      )  Corporation  (authorized  agent  of  corporation  must  sign)

(      )  Existing  Partnership  (at  least  one  partner  must  sign)

____________________________                  _____________________________
Name  of  Corporation  or  Partnership   Authorized  Agent (print  name  above)

________________________________                    ____________________________
Street  (business  address)                         Title  of Authorized  Agent

_

__________________________________         _______________________________
City      State         Zip                 Federal  Identification  Number

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate and complete.

Signature  of  Authorized  Agent

______________________________
Date

3.  Trust

(      )      Trust  (all  trustees  must  sign)


_________________________                    _________________________
Trustee  (print  name  above)                Trust  (print  name above)

__________________________                   ________________________
Street Address                               Date of Trust Agreement

__________________________________           ________________________
City         State           Zip             Social  Security  Number or
                                             Federal  Identification
                                             Number

_______________________________________
Phone

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate and complete.

________________________                 _____________________
Signature                                Signature

____________                             _________
Date                                     Date


ACCEPTED  BY:  INTERCARE.COM,  INC.

By:_________________________________               ____________
                                                   Date

Exhibit 24.6 Form of Technology Commercialization Plan submitted to NASA by the registrant and Meridian Holdings, Inc.(The Parent Company) filed in paper.

Exhibit 24.7 Form of Copyright Certificate for the Mirage Systems Biofeedback Interface Form TX issued by the United States Copyright Office (filed in paper)

Exhibit 24.8  Form of United States Food and Drug Administration
510K approval of Mirage Systems Biofeedback Interface (software only to be used solely for relaxation training) filed in paper.

Exhibit 24.9 Form of Electronic Commerce agreement between Digital River Corporation and InterCare.com (filed in paper.)

Exhibit 24.10 Picture of the initial mold of the physiological monitoring Device to be developed by the Company (filed in paper)

Exhibit 24.11 Copy of recent promotional material used in advertising the Mirage Systems software programs (filed in paper)

Exhibit F-Master Value-Added Reseller Agreement between Meridian Holdings,
          Inc., and InterCare.com
Exhibit G-InterCare.com/Sub-Contractor Agreement.

Exhibit  25.1

                                 WRITTEN CONSENT

                             OF THE SOLE DIRECTOR OF

                             MERIDIAN HOLDINGS, INC.
                             ----------------------
                             a Colorado corporation
     Pursuant to the authority of Section 7-108 of the Colorado Business Corporation Act, the undersigned, being the Sole Director of Meridian Holdings, Inc., a Colorado corporation, does hereby adopt and consent to the following recitals and resolution:

     Approval  of  Dividend  Distribution
     WHEREAS, this corporation has purchased fifty one percent (51%) interest in Inter-Care Diagnostic, Inc., a California corporation ("Inter-Care") and holds five million one hundred thousand (5,100,000) shares of the outstanding Common stock of Inter-care (the "Stock");
WHEREAS, it is proposed that this corporation declare a dividend of the Stock to each of its shareholders with the exception of all current and past officers, directors and affiliates, by transferring or causing to be issued five (5) shares of the Stock for each share of this corporation's Common Stock held by each such shareholder ("Dividends"); and
WHEREAS, it is deemed advisable and in the best interest of this corporation and its shareholders that the Dividends be approved;
NOW THEREFORE BE IT RESOLVED, that the Dividends be, and hereby are, approved and authorized;
RESOLVED FURTHER, that this corporation hereby declares the Dividends be payable to the shareholders of record as of December 30, 1999; and
     RESOLVED FURTHER, that the officers of this corporation, and any of them, be, and they hereby are, authorized, empowered and directed for and on behalf of this corporation and in its name to execute, deliver and cause the performance of all such further documents and to take such further actions as such officer, or any of them, may in their discretion deem necessary, appropriate or advisable in order to carry out and perform the intent of the foregoing resolution.
     This Written Consent shall be filed in the minute book of this corporation and shall become part of the records of this corporation.

Dated  as  of  December  __,  1999.
                                       /s/ Anthony C. Dike
                                 ______________________________________
                                   Anthony C. Dike, M.D., Sole Director

Exhibit  25.2
                         MINUTES OF MEETING OF DIRECTORS

                                       OF

                                  INTERCARE.COM


     A Meeting of the Board of Directors of INTERCARE.COM was held on the 3rd day of JANUARY 2000. A quorum constituting a majority of the Directors of the Corporation were present and signed the Waiver of Notice which is on file herewith:
     On  motion  duly  made  and  seconded  it  was  voted:
     RESOLVED, that the Company hereby authorizes the issuance of the following stock dividend:
     EACH  SHAREHOLDER  OF  MERIDIAN  HOLDINGS,  INC.  SHALL RECEIVE 5 SHARES OF
INTERCARE.COM.,  WHICH  DISTRIBUTION  SHALL  BE  REGISTERED.
     ONLY THOSE SHAREHOLDERS OF MERIDIAN HOLDINGS, INC. WITH FREE TRADING SHARES ON THE RECORD DATE SHALL BE ELIGIBLE FOR THE STOCK DIVIDEND.
     THE  RECORD  DATE  FOR  THE  DIVIDEND  IS  DECEMBER  30,  1999
     THE  DISTRIBUTION  DATE  FOR  THE  DIVIDEND  IS  JANUARY  15,  2000.
     There being no further business to come before the Meeting at this time, it was voted to adjourn.

/s/  Anthony  C.  Dike
_____________________
Chairman  of  the  Board

/s/  Anthony  C.  Dike
________________________
Secretary

Exhibit  26.1


                 MASTER  VALUE  ADDED  RESELLER  AGREEMENT

Between:


Meridian  Holdings,  Inc.
of  900  Wilshire  Blvd.,  Suite  500
Los  Angeles,  CA  90017
("Meridian")


and:


InterCare.com,  Inc.  (aka  "InterCare.com-dx,  Inc.)
of  900  Wilshire  Blvd.,  Suite  508
Los  Angeles,  CA  90017
("InterCare")


Effective  as  of  June  30,  2000


                                 P r e a m b l e


Whereas Meridian develops, manufactures and markets software products for clinical workstations and central data repositories, and desires to cooperate strategically with companies on a Global basis in connection with marketing, sales, implementation, system integration and support services of its MedMaster product line; and

Whereas     Meridian  markets  and  sells  software  products  to the healthcare information systems and services marketplace, and has decided to strategically pursue the Healthcare IT solutions market in North America; and

Whereas: both parties desire to enter into a non-exclusive relationship, pursuant to which Meridian and InterCare will cooperate in the North American healthcare information systems market in order to enable InterCare to market, sell, support and provide services for Meridian MedMaster Products.

NOW,  THEREFORE,  the  parties  hereby  agree  as  follows:

1.     Definitions
       -----------

In addition to the words, terms and phrases elsewhere defined in this Agreement, each of the following terms, when used herein, shall have the respective meaning set forth next to such term:

"Critical Support" means support services provided 7 days a week, 24 hours a day with respect to the following critical Products problems which a qualified level 1 support staff, using procedures and tools provided by Meridian with the Products, cannot resolve on its own:

(a) A VMDB Engine installed at the customer site is down, the backup server cannot be activated by the qualified level 1 support staff to replace the failed VMDB Engine, and as a result the entire MedMaster CDR is down

(b) There is a problem with one or more of the MedMaster CDR or MKB databases or the IntegrationMaster Engine, which prevents access from all application Products, the backup server cannot be activated by qualified level 1 support staff to replace the failed MedMaster CDR or MKB databases, or the IntegrationMaster Engine, as the case may be, and as a result the entire MedMaster CDR is down.

The terms and conditions before InterCare offers or commits to its customers or to its VARs customers to a higher level of Critical Support exceeding this level will be mutually agreed upon between InterCare and Meridian prior to any such offer or commitment.

"Level 1 Support and Maintenance Services" means help-desk telephone hot-line support services available to Products' customers, providing answers to questions related to the use of Products licensed by such customers.

"Level 2 Support and Maintenance Services" means resolution of problems encountered pursuant to the use or installation of the Products licensed by a customer, determining if a potential error exists and attempting to correct such problem without source code intervention. These services are provided to qualified Level 1 Support and Maintenance staff only.

"Level 3 Support and Maintenance Services" means investigation of errors in the Products reported by customers, correction of errors in the Product's source code, and incorporation of such error correction in a product fix release. These services are provided to qualified Level 2 Support and Maintenance staff only.

"Products" means the MedMaster products listed in Appendix A to this Agreement, as amended by Meridian from time to time.

"Purchase Price of Products" means the actual sum per contract due to Meridian from InterCare as a result of InterCare selling the Products to InterCare's customers as prime contractor, or as a result of InterCare selling the Products to its VARs who then resell the Products to such VARs' Customers.

"Purchase Price of Annual Support and Maintenance Services" means the actual sum per contract due to Meridian from InterCare as a result of Meridian providing to InterCare back-to-back Level 3 Support and Maintenance Services.

"Standard Support" means Level 2 and 3 Support and Maintenance Services provided by the InterCare support center to qualified level 1 support staff of customers and/or qualified level 1 support staff of InterCare VARs during normal business hours, Monday through Friday, 08:00 - 17:00 Eastern Standard Time (EST), excluding weekends and holidays.

"InterCare Customer" means a healthcare organization licensing Products from InterCare.

"InterCare VAR" means a lawfully incorporated corporation in the Territory, which signs a definitive VAR agreement with InterCare to market and sell Products in the Territory, and to provide services in conjunction with the Products in the Territory to prospects and customers. InterCare VAR shall be subject to all the obligations and commitments InterCare has in this Agreement, and may have rights not superior to the rights granted to InterCare under this Agreement.

"Territory"  means  North  America.

"VAR" means a value added reseller of the Products in the Territory, other than InterCare.

"VAR  Customer"  means  a healthcare organization licensing Products from a VAR.

2.     License
       -------

Meridian hereby grants InterCare the non-exclusive right to market, sell, support and provide services related to the Products in the Territory. For this purpose, and subject to the provisions of the standard Software Licensing Agreement (Appendix G to this Agreement), Meridian hereby grants InterCare a fully paid-up right to use, display, copy, reproduce, prepare or have prepared derivative works of the Products solely for the following internal purposes: demonstration, technical promotion activities, internal education of InterCare's employees or its prospects, training of InterCare employees, training InterCare VARs' employees, training InterCare Customer's employees and/or training VAR Customer's employees in conjunction with marketing, sales, services activities of Products, and support services provided by InterCare to its customers and/or InterCare VARs and/or Meridian VARs in conjunction with Products.

InterCare shall not have any rights with respect to the Products in any territory other than the Territory, except with the prior written approval of Meridian. Meridian, in its sole discretion, may grant exclusive marketing, sales or support rights to a third party in the Territory or any part thereof, and in such event Meridian may, upon not less than 60 days' notice, terminate InterCare's rights with respect to such territories.

3.     Nature  of  Relationship
       ------------------------

The parties to this Agreement are acting solely as independent entities. Nothing herein shall be deemed to create any other relationship, including, without limitation, that of partnership, joint-venture, or any other type of relationship between the parties. The employees of each party shall not be considered the employees of the other party for any purpose.

Nothing in this Agreement shall restrict either of the parties from entering into any other relationship with any third party, subject to compliance with the commitments and obligations of each party under this Agreement and Appendix E to this Agreement.


4.     InterCare  Obligations
       ----------------------

InterCare shall be a non-exclusive, value added reseller entitled to offer, market, sell and provide various implementation and system integration services for the Products as part of turn-key solutions to healthcare organizations in the Territory. Only InterCare employees who have been sufficiently trained and officially qualified by Meridian shall be entitled to be engaged in any activity with any third party in the Territory, regardless of whether such third party is a prospect, customer or VAR. In this role, InterCare shall have primary responsibility for the following:

a)     Marketing  and  Sales

Marketing and sales activities to its VARs, prospects and customers. This includes the ability to demonstrate the products from a clinical, technical and managerial point-of-view to clinical and technical decision makers and management personnel of potential customers. Except with the prior written approval of Meridian, InterCare shall not offer or commit to its customers Products and/or functionality and/or services which have not been made generally available by Meridian to all of its marketing, sales and system integration channels in the Territory.

InterCare shall aggressively market and sell the Products by, among other things, direct contacts, media publications, and participation in trade shows, exhibitions, privately-held customer conferences.

b)     RFQ  /  RFI  /  RFP  Proposals  Preparation

Preparation and submission of proposals to VARs, prospects and customers. InterCare will be the prime contractor, and the single point-of-contact in establishing the relationship with InterCare Customers.

c)     Sales  /  Final  Contract  Signing  with  Customers

Negotiations and final contract terms and conditions with VARs and/or customers regarding the Products and its associated services.

InterCare, as prime contractor, will also provide the license of the Products to its VARs and customers as a part of the final contract with its VARs and such VARs' customers.

d)     Product  Installation,  Implementation  and  System  Integration

Installation, implementation and system integration of the Products at customer sites, as an integral part of the services to be offered as a turn-key solution to Products' customers that purchase the Products from InterCare or InterCare VAR.

e)     Process  re-engineering  /  System  Integration

Process re-engineering and system integration services to its VARs, prospects and customers, as a part of the services required to provide a turn-key solution in any Products installation, implementation and utilization. Process re-engineering services may be sub-contracted by InterCare or VARs to a third party consulting firm, which is adequately trained and officially pre-approved by Meridian as qualified for such purpose prior to such third party consulting firm being offered to the customer or providing any such services.

f)     Training

InterCare will offer various levels of training to its customers. Training sessions and/or courses relating to the Products independently developed by InterCare shall be subject to Meridian review and written approval prior to InterCare's offering and/or committing and/or executing such services to any third party.

g)     Level  1,  Level  2  and  Level  3  Support  and  Maintenance  Services

Contracting and providing Level 1 (optional), Level 2 and Level 3 Support and Maintenance Services to InterCare Customers or VARs' Customers, under an annual MedMaster Maintenance and Support Contract with such customers.

InterCare shall not enter into any commitments or agreements with InterCare Customers and/or VARs Customers for providing Level 3 Standard Support services and Critical Support services (other then financial terms and conditions) which are not consistent with the terms and conditions between Meridian and InterCare in connection with providing these services, as defined in this Agreement.

h)     Technical  Network  Infrastructure  for  Remote  Maintenance

Set up a network / communication infrastructure which will enable both InterCare and (when necessary) Meridian to conduct support, maintenance and product installation by remote control from its support / maintenance hubs. Once such infrastructure is installed and successfully activated by InterCare, InterCare will be responsible to provide Meridian with secure access into such infrastructure. InterCare or InterCare VARs' customers or Meridian VARs' customers who refuse to enable installation and continuous availability of such remote access infrastructure will be subject to higher annual maintenance and support fees, as determined by Meridian and InterCare on a case-by-case basis.

InterCare, as sub-contractor to other non-exclusive Meridian channels in the Territory, may be responsible for:

i) Sub-contracting of Level 1, Level 2 and Level 3 Support and Maintenance Services

Providing MedMaster Level 1 (optional), Level 2 and Level 3 Support and Maintenance Services, subject to separate agreements.

j)     Additional  Support  and  Services  provided  by  InterCare  to  Meridian

If requested by Meridian, InterCare shall, in accordance with purchase orders from Meridian, provide Meridian, Meridian channels or Meridian customers of the Products with additional services in the following areas, as a sub-contractor to
Meridian:

     -  Marketing  and/or  technical  marketing  assistance  services
     -  Sales  and/or  technical  sales  assistance  services
     -  Proposal  preparation  and/or  negotiation  assistance  services
     -  Contract  preparation  and/or  negotiation  assistance  services
     -  Project  management  assistance  services
     -  Training  assistance  services
     -  Implementation  assistance  services

These services shall be provided by InterCare to Meridian based upon the cost of professional services provided by InterCare, as defined in Appendix C to this Agreement.

InterCare  will  further  be  responsible  for  the  following:

k)     Final  Documentation  Production

InterCare may develop and produce quality marketing / technical documentation relating to the Products, which may be used only subject to prior written approval of such materials by Meridian, or use marketing / technical documentation material designed and developed by Meridian, as made generally available in magnetic media format by Meridian from time to time, for reproduction by InterCare. Any modification by InterCare or InterCare VARs of documentation materials developed and provided by Meridian shall be subject to Meridian written pre-approval.

l)     MedMaster  New  features  /  functionality  specification  support

InterCare will continuously assess and regularly report to Meridian on the needs of the healthcare market with regard to new features and functionality in the Products. InterCare will make recommendations to Meridian concerning needs and priorities relating to future developments and enhancements to the Products line.


5.     InterCare  Representations,  Warranties  and  Covenants
       -------------------------------------------------------

InterCare  represents,  warrants  and  covenants  that:

a) all information, materials and services furnished by InterCare under this Agreement will be warranted to conform to the commercial practices InterCare uses for its own commercial accounts.

b) it shall not utilize any announcements, marketing or demonstration materials, or products containing the name, copyrights or trademarks of Meridian without the prior approval of Meridian (which approval shall not be unreasonably withheld).

c) it has sufficient resources to perform all of its obligations and commitments under this Agreement.

d) it has all intellectual property rights and licenses for any product (other than the Products), materials, or services that are necessary to perform its obligations under this Agreement.

e) it has obtained or will obtain and maintain all necessary governmental approvals and licenses for the performance of its obligations under this Agreement.

f) any presentation, commitment, document, proposal or contract, either oral or in writing, made by InterCare to a third party in relation to Meridian and/or the Products and related services, will fully comply with the terms and conditions of this Agreement.

g) during the term of this Agreement and for an additional period of 24 (twenty four) months after its expiration or termination, it will not directly or indirectly develop or assist to develop any products and/or services which are similar to or compete with the Products and/or its related services.

h) in entering into this Agreement, it has not relied on any promises, inducements, or representations by Meridian except those expressly stated in this Agreement.

6.     Meridian  Obligations
       ---------------------

     Meridian  shall  have  primary  responsibility  for  the  following:

a)     Integrated  Architecture  Design

Determining customer requirements, preparing high-level design, preparing low-level design with the development of an architecture of an Integrated Healthcare Delivery System solution for partners, prospects and customers in the Territory, with the Products, including the Central Data Repository based on VMDB, serving as the core of such architecture.

b)     MedMaster  Products  Development

Meridian shall continue to develop and enhance the Products as commercially required and justified.

c)     InterCare  Training

Meridian shall make available to InterCare and/or InterCare VARs and/or InterCare customers and/or InterCare VARs' customers a variety of training sessions, at InterCare's request, in the following areas:

     -  General  architecture  of  MedMaster
     -  Hardware  configuration  for  MedMaster  settings
     -  MedMaster  installation  and  set-up
     -  System  Administration  of  MedMaster
     - Marketing MedMaster to physicians (requires InterCare on-staff physician(s)/Medical Assistant(s)/Nurse(s))
     -  Marketing  MedMaster  to  CIOs  /  MIS  professionals
     -  MedMaster  products  functionality  and  workflow
     -  MedMaster  System  Integration
     -  MedMaster  implementation  project  management

d)     Initial  MedMaster  Documentation

Meridian will develop the initial raw documentation materials for the Products line. Meridian will transfer such materials to InterCare in magnetic media form, and InterCare may then prepare and produce final MedMaster documentation to be delivered by InterCare to its customers or InterCare VARs or InterCare VARs' customers.

Meridian will make available to InterCare any source material on magnetic media relating to marketing and/or technical documentation of MedMaster which is made generally available by Meridian to all of its non-exclusive marketing, sales and system integration channels in the Territory.

e)     Technical  Marketing  Support

Meridian will provide to InterCare and/or InterCare VARs technical marketing support services in the following areas:

     -  Preparation  of  proposals  to  prospects
     -  Preparation  of  final  contracts  with  prospects
     - Hardware and network design and configuration for MedMaster contracts and implementations
     -  Integrating  MedMaster  with  third-party  products
     -  MedMaster  installation  and  operation  procedures and trouble-shooting

f)     Marketing  and  Sales  Support

Meridian will assist InterCare in its efforts to market and sell the Products as prime contractor to its VARs and prospects.

g)     Level  3  Maintenance  and  Support  Services

Meridian shall provide InterCare with back-to-back Level 3 Support and Maintenance Services. Such back-to-back services shall include Standard Support and Critical Support services. The terms and conditions of providing these back-to-back services are defined in Sections 10 c) and 10 d) in the Agreement

h)     Additional  Support  and  Services  provided  by  Meridian  to  InterCare

Meridian  shall  provide  InterCare  additional services in the following areas:

-  VMDB  data  modeling  consulting
-  VMDB  System  integration  consulting
-  Workflow  re-engineering  consulting
-  Training  consulting
-  Installation  consulting
-  Implementation  consulting
-  Utilization  consulting

When InterCare has developed adequate skills to provide similar services as those described in this section, and only after InterCare employees were sufficiently trained and qualified by Meridian to provide some or all of such services, then InterCare, in the prime contracting role, may also be granted by Meridian the right to provide such services to Products' customers.

The scope, location and cost of the services to be provided by Meridian to InterCare under Sections 6. c), e), f) and h) will be subject to separate agreements between the parties on a case-by-case basis and the submission of purchase orders by InterCare to Meridian, based on the terms and conditions of Meridian professional services as defined in Appendix B to this Agreement.

7.     Meridian  Representations,  Warranties  and  Covenants
       ------------------------------------------------------

Meridian  represents,  warrants  and  covenants  as  follows:

a) to the best of its knowledge, Meridian has all intellectual property rights and licenses necessary to perform its obligations under this Agreement.

In the event that Meridian receives notice of an alleged infringement of a third party's intellectual property rights, Meridian shall have the option, at its expense, to attempt to cure such infringement by (i) procuring the right for InterCare and end users of the Products to continue to use the Products, (ii) modifying the Products so that they are no longer infringing while retaining at least equivalent functionality, or (iii) replacing the affected Products with other products of at least equivalent functionality.

b) it has sufficient resources to perform all of its commitments and obligations under this Agreement.

c) the media on which the Products are delivered are free from defects, and to the best of its knowledge the Products do not contain any (i) viruses which would cause the Products to malfunction or to cease functioning, or (ii) data related disabling code. Furthermore, Meridian agrees to use its best efforts to prevent any such viruses or disabling code from being incorporated into the products. In the event that Meridian becomes aware of any such viruses or disabling code in the Products, Meridian will immediately notify InterCare, and shall take appropriate measures to remove such viruses or disabling code from the Products.

The sole remedy for any breach of the warranty contained in this subsection shall be replacement of the defective media or Product.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL MERIDIAN BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER(INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFIT, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE MERIDIAN PRODUCTS, EVEN IF MERIDIAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, MERIDIAN'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY THE InterCare CUSTOMER FOR THE PRODUCTS.

d) it has obtained or will obtain and maintain all necessary governmental approvals and licenses for the performance of its obligations under this Agreement, and the Products comply or will comply (if necessary) with all applicable U.S. laws and governmental regulations.

8.     Limitations
       -----------

 a) Neither party to this Agreement shall be entitled to unilaterally withdraw from any of its commitments, as outlined in a signed proposal or contract with a customer, unless the other party to this Agreement agrees to such withdrawal in advance and in writing. If one party takes such action unilaterally, the other party shall be entitled: (1) to terminate this Agreement immediately, and (2) to take legal action against the other party, which will entitle it to indirect, incidental, or consequential damages, including lost profits, and reasonable attorney fees.

b) Except for Section 8 (a), neither party shall be entitled to indirect, incidental, or consequential damages, including lost profits, based on any breach or default under this Agreement.

c) Except for Section 9 (a), each party`s total liability under this Agreement shall be limited to the money actually paid to the party for MedMaster Products by a specific customer.

d) No action, regardless of form, arising out of this Agreement may be brought by any party more than two (2) years after the cause of action has occurred or the such party became or should have become aware of the cause of action.

9.     Software  Rights
       ----------------

a) Any contract signed between InterCare and: (a) a VAR, or (b) an InterCare customer relating to the Products must incorporate the standard MedMaster Software Licensing Agreement Template, attached as Appendix G to this Agreement.

b) All intellectual property rights resulting from any know-how, concepts, methodologies, technology, products, modules or components independently developed by Meridian, Meridian' sub-contractors, Meridian' affiliates or any third party relating to the Products shall be the sole and exclusive property of Meridian. Nothing contained in this Agreement shall be deemed to transfer title to any intellectual property rights, any other asset or any other property, whether tangible or intangible, from Meridian to InterCare or to any other third party.

10.     Revenue  Sharing
        ----------------

a)     Revenue  to  Meridian from Sales of Products by InterCare to customers as
       -------------------------------------------------------------------------
prime  contractor
 ----------------

     Revenue to Meridian from InterCare sales of Products to customers as prime contractor are defined in Appendix H to this Agreement. This Appendix shall be reviewed annually by both parties, and shall be amended from time to time if both parties mutually agree upon different terms and conditions.

     InterCare, in its sole discretion, shall define the actual selling price of Products to its customers where InterCare is prime contractor, as long as such price is not greater than the Products generally available list-price as defined in Appendix A.

b)     Revenue  from  Sales  of  Products  by  InterCare  to  InterCare  VARs
       ----------------------------------------------------------------------

     Revenue to Meridian from InterCare sales of Products to its VARs is defined in Appendix H to this Agreement. This Appendix shall be reviewed annually by both parties, and shall be amended from time to time if both parties mutually agree upon different terms and conditions.

     InterCare VAR, in its sole discretion, shall define the actual selling price of Products to its customers where the VAR is prime contractor, as long as such price is not greater than the Products generally available list-price as defined in Appendix A.

c)     Revenue from Annual Maintenance and Support Fees where InterCare is prime
       -------------------------------------------------------------------------
contractor  or  an  InterCare  VAR  is  prime  contractor
---------------------------------------------------------

     Beyond the 90 day warranty (to be provided at no additional cost to the Products customer by InterCare and Meridian), following the date any of the Products is first installed by InterCare or InterCare VAR in any customer's site (including, but not limited to training class facility, product functionality assessment or pilot setting), Products customers must commit to InterCare or InterCare VAR in the contract between InterCare or InterCare VAR and the customer to continuously purchase and pay for Annual Maintenance and Support Services, covering at least Level 2 and Level 3 Standard Support Services and complementary Critical Support Services.

     InterCare, in its sole discretion, shall define the Annual Maintenance and Support Fees for the Products as a percentage of the then generally available list price of all the Products purchased by the Products customer. Annual Maintenance and Support Fees relate to providing Standard Support Services and complementary Critical Support Services. The terms and conditions of any other extended annual Maintenance and Support Services commitment offered or committed to by InterCare or InterCare VAR to prospects or customers shall be agreed by the parties to this Agreement in advance and in writing prior to such offer or commitment.

     In return for Meridian providing back-to-back Level 3 Maintenance and Support Services to InterCare (covering Standard Support Services and complementary Critical Support Services), InterCare shall pay Meridian annually per each InterCare Customer and/or InterCare VAR Customer contracting with InterCare for these Annual Maintenance and Support Services, a sum equal to 9% of the aggregate Products licenses list price then in effect (and in case a product and/or module is no longer sold, but is still under service, the product/module last generally available list price) for all of the Products purchased by such customer. The sum payable by InterCare to Meridian, subject to the terms and conditions of this Section, shall be the Purchase Price of Annual Support and Maintenance Services for all purposes.

     Any Products customer who ceases paying annual Support and Maintenance Fees and subsequently wishes to renew the annual Support and Maintenance Services shall be obliged to pay a penalty fee, to be agreed upon between the parties to this Agreement.

d)     Revenue  from  Annual Maintenance and Support Fees where prime contractor
       -------------------------------------------------------------------------
is  neither  InterCare  nor  InterCare  VAR.
 -------------------------------------------

     Subject to the establishment of a MedMaster customer support center by InterCare which is operated by professional, trained and qualified InterCare support staff employees, InterCare may provide Level 1 (optional), Level 2 and Level 3 Maintenance and Support Services to Products' customers where another Meridian VAR is the prime contractor and provider of Products to such customers.

     InterCare may provide these services either directly to such customers or in a back-to-back contract with a qualified Meridian VAR (serving as prime contractor), provided that all the terms and conditions of these services the associated payments fully comply with the terms and conditions set forth in
Section  10(c)  above.

e)     Other  Services  provided  by  InterCare
       ----------------------------------------

     InterCare shall be entitled to retain all revenues resulting from the following services provided by InterCare to Products customers in contracts initiated, led and signed by InterCare as prime contractor, as long as Meridian is not required to provide any assistance to InterCare:

     -  Workflow  /  Process  re-engineering
     -  Consulting
     -  System  analysis
     -  Network  /  Infrastructure  design
     -  Hardware  /  Network  sales  and/or  set-up
     -  Hardware  /  Network  maintenance  and  support
     - Third-party software products sales, installation, training, support and maintenance
     -  MedMaster  Software  Installation  and  Configuration
     -  Customer's  staff  training
     -  On-site  Implementation
     -  On-site  Integration  services

11.     List-price  of  Products  and  Services
        ---------------------------------------

a) The currently generally available list-price for the Products is set forth in Appendix A to this Agreement. Meridian may, from time to time upon not less than 60 days' notice, make generally available new list-prices to all of its marketing, sales and system integration channels in the Territory. Any proposal submitted to a potential customer prior to the effective date of a change will be subject to the previous generally available list-price.

b) Meridian' and InterCare's current generally available list-prices for professional services are set forth in Appendix B and Appendix C to this Agreement, respectively. Either Meridian or InterCare may, not more frequently than twice a year and upon at least 30 days' notice, make generally available new list-prices for its services to all of its marketing, sales and system integration channels in the Territory. Any proposal submitted to a customer prior to the effective date of a change will be subject to the previous generally available list-price.

12.     Payment  Schedule
        -----------------

a)     Payments  for  the  Products  where  InterCare  is  prime  contractor
       ---------------------------------------------------------------------

InterCare, when acting as prime contractor with its customers, will pay Meridian on behalf of Products purchased according to the following payment schedule, assuming timely delivery of the Products by Meridian to InterCare when InterCare signs a final contract with its customer:

(1) 40% of the Purchase Price of Products within 30 days following signature of a final contract between InterCare and a InterCare customer. (the "InterCare Contract Signature Date").

(2) 20% of the Purchase Price of Products within no more than 90 days after the InterCare Contract Signature Date.

(3) the remaining 40% of the Purchase Price of Products in no more than 4 equal installments, with the first payment to be no later than 145 days following the Signature Date and the last payment to be no later than 270 days following the InterCare Contract Signature Date.

The payment schedule of the Purchase Price for Products is in no way dependent upon any payment terms and conditions between InterCare and its customer, provided that Meridian has no development commitment to InterCare in connection to the Products purchased. If, per specific contract between InterCare and its customer, Meridian commits in advance and in writing to additional Products development, then Meridian and InterCare may mutually agree upon another payment schedule.

Any payments terms and conditions other the ones specified in this Section 12 a) shall be mutually agreed in advance and in writing between the parties to this Agreement on a case-by-case basis.

In no case shall the payment terms between InterCare and its customer more favorable than the payment terms specified above.

b)     Payments  for  the  Products  where  InterCare  VAR  is  prime contractor
       -------------------------------------------------------------------------

InterCare, when InterCare VAR is acting as prime contractor with its customer, will pay Meridian on behalf of the Products purchased according to the following payment schedule, assuming timely delivery of the Products by Meridian to InterCare when InterCare VAR signs a final contract with its customer:

(1) 40% of the Purchase Price of Products within 30 days following signature of final contract between InterCare VAR and its customer. (the "VAR Contract Signature Date").

(2) 20% of the Purchase Price of Products within no more than 90 days after the VAR Contract Signature Date.

(3) the remaining 40% of the Purchase Price of Products in no more than 4 equal installments, with the first payment to be no later than 145 days following the Signature Date and the last payment to be no later than 270 days following the VAR Contract Signature Date.

It is mutually agreeable between the parties to this Agreement, that the payments schedule on behalf of the Purchase Price for Products are completely disconnected from any payment terms and conditions between InterCare VAR and its customer, as long as when the final contract between InterCare VAR as prime contractor and its customer is signed, Meridian has no development commitment to InterCare in connection to the Products purchased. If, per specific contract between InterCare and InterCare, Meridian commits in advance and in writing to additional Products development, then Meridian and InterCare may mutually agree upon another payment schedule.

Any payments terms and conditions other the one specified in this Section 12 b) shall be mutually agreed in advance and in writing between the parties to this Agreement on a case-by-case basis.

In no case shall the payment terms between InterCare VAR and its customer more favorable than the payment terms specified above.

c)     Payments  for  Meridian  Level  3  Maintenance  and  Support  Services
       ----------------------------------------------------------------------

InterCare will pay Meridian on behalf of the Purchase Price of Maintenance and Support Services no later than: (1) thirty (30) days following the first day such services are provided, for the period commencing on the first date such services are provided and ended December 31st of the first year, and (2) each January 31st thereafter, in advance, for the Annual Maintenance and Support Services to be provided during that fiscal year; but in either event, InterCare shall pay Meridian no later than seven (7) working days following receipt of payment from the InterCare customer or InterCare VAR customer or Meridian VAR customer.

d)     Payments  for  Other  Meridian/InterCare  Services  and  Expenses
       -----------------------------------------------------------------

At the end of each calendar month, each party shall submit to the other party an invoice for all the services provided, and associated expenses incurred, by such party during such month. Payment for such invoice shall be made no later than the end of the month following the invoiced month period.

13.     Procedures  Governing  Purchases  by  InterCare
        -----------------------------------------------

All purchases of Products or services by InterCare from Meridian shall be governed by Appendix F to this Agreement.

14.     Customer  Satisfaction  Surveys
        -------------------------------

The parties shall jointly develop and implement a system to measure customer satisfaction with the Products and with the services provided by both parties. One party failure to satisfy minimal customer satisfaction levels shall be considered a material breech of this Agreement.

15.     Term
        ----

This Agreement will be in effect for an initial term of twelve months. Upon the expiration of such initial term, this Agreement shall automatically be renewed for successive additional terms of one year each, unless either party gives notice of its intention not to renew the Agreement at least 60 days prior to the scheduled expiration date.

16.     Termination
        -----------

a) Termination for Breach. Either party may terminate this Agreement if the other party breaches or is in default of any obligation hereunder, including but not limited to the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

b) Termination for Bankruptcy. Either party may terminate this Agreement upon the filing by or against the other party for any action under any federal, state or other applicable bankruptcy or insolvency law, which is not dismissed or otherwise favorably resolved within thirty (30) days of such event.

c) Additional Cause for Termination. In addition to the foregoing, Meridian may terminate this Agreement with immediate effect if InterCare (i) fails to secure or renew any license, permit authorization or approval for the conduct of its business with respect to the Products; or (ii) challenges, assists a third party in challenging, or fails to assist Meridian in enforcing Meridian' right, title or interest in and to Meridian intellectual property asserted in this Agreement.

d) Effects of Termination. Upon termination or expiration of this Agreement for any reason whatsoever, InterCare shall immediately: (i) cease all use of Products and documentation; (ii) discontinue any use of the name, logo, trademarks, service marks or slogans of InterCare and the trade names of any Products, and shall change its corporate name to one that, in the sole discretion of Meridian, is not confusingly similar to Meridian; (iii) discontinue all representation or statements from which it might be inferred that any relationship exists between InterCare and Meridian; (iv) cease to promote, solicit orders for or procure orders for Products (but will not act in any way to damage the reputation or goodwill of Meridian or any Product); and
(v) return all Products, confidential information and related materials to Meridian.

e) Continuation of Support upon Termination. Notwithstanding anything to the contrary in this Agreement, and provided that InterCare is not in breach of this Agreement, Meridian and InterCare will continue their obligations to each other for the purposes of providing Support and Maintenance Services to end users for up to twelve (12) months after the termination of this Agreement. InterCare may use the Products and other related materials necessary for such Support and Maintenance Services during such twelve (12) month period. InterCare shall be responsible for advising its own customers and its VARs customers of the upcoming termination of Support and Maintenance Services and redirecting them to Meridian for alternate Meridian service providers in the Territory. Upon InterCare's fulfillment of its obligations to its end users pursuant to this section, InterCare shall cease representing itself as a service provider for Products.

f) No Harm Upon Termination. Except as otherwise expressly provided herein, upon the expiration or termination of this entire Agreement or any rights granted to InterCare under this Agreement, InterCare shall not be entitled to, and to the fullest extent permitted by law waives, any statutorily prescribed or other compensation, reimbursement or damages for loss of goodwill, clientele, prospective profits, investments or anticipated sales or commitments of any kind.

g) Responsibilities Upon Termination. Nothing in this Agreement will affect: (i) the rights and liabilities of either party with respect to Products sold to end users prior to termination; (ii) any indebtedness then owing by either party to the other, or (iii) any liability for damages resulting from an actionable breach.

h)     Survival  of  Terms.   Any  portion of this Agreement which by its nature
should  survive termination shall survive and continue in full force and effect.

17.     Source-code  Escrow
        -------------------

     See  Appendix  D  to  this  agreement.

18.     General
        -------

a) Confidential Information. Each party will protect the other party's Confidential Information (as defined below) from unauthorized dissemination and shall use the same degree of care that such party uses to protect its own like information. Neither party will disclose to third parties the other party's Confidential Information without the prior written consent of the other party. Neither party will use the other party's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. For purposes of this section, "Confidential Information" means all items identified as being confidential by the disclosing party, including: (i) any portion of the Products, in object and source code form, and any related technology, ideas, algorithms or any trade secrets; (ii) either party's business or financial information and plans; and (iii) the terms of this Agreement. "Confidential Information" will not include information that the receiving party can show (a) is or becomes generally known or publicly available through no fault of the receiving party; (b) is known by or in the possession of the receiving party prior to its disclosure, as evidenced by business records, and is not subject to restriction; or (c) is lawfully obtained from a third party who has the right to make such disclosure.

b) Media releases and publications. InterCare shall not issue a media release or publication involving any information relating directly or indirectly to Meridian, without the written pre-approval of Meridian.

c) Headings. The headings of paragraphs and subparagraphs herein are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

d) Notices. Any notices required under this Agreement shall be given in writing, via overnight courier, registered air mail or facsimile, unless specified otherwise, to the contract coordinator. If notice is provided by fax, the facsimile must bear the sender's company name and facsimile number in the identifying line of the facsimile.

e) Taxes. InterCare shall be responsible for the payment of all taxes associated with this Agreement, including value added and withholding taxes which are levied or based upon this Agreement or the Products. Any taxes related to the Products licensed pursuant to this Agreement shall be paid by InterCare or InterCare shall present an exemption certificate acceptable to the taxing authorities.

19.     Assignment  and  Delegation
        ---------------------------

InterCare may not sell, transfer, assign, delegate or subcontract this Agreement or any right or obligation hereunder without the prior written consent of Meridian.

Meridian may assign any or all of its rights and obligations as set forth in this Agreement. Meridian will immediately notify InterCare of such partial or full assignment within 30 days from the date such assignment has been completed, and this Agreement shall be then amended to reflect such assignment.

20.     Governing  Law,  Venue,  and  Legal  Actions:
        ---------------------------------------------

a) The validity, construction and performance of this Agreement will be governed by the substantive law of the State of California, without regard to principles of conflict of laws, as if this Agreement were executed in, and fully performed within, the State of California. The United Nations Convention on the International Sale of Goods is specifically excluded from application to this Agreement.

b) Any dispute arising out of or relating to this Agreement shall be brought solely and exclusively in the appropriate court in Los Angeles, California, and each party irrevocably accepts and submits to the sole and exclusive jurisdiction of such court and agrees to waive any objection to the jurisdiction or convenience thereof.

c) If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable, or in conflict with applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall remain valid and in effect.

21.     Entire  Agreement
        -----------------

This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, oral or written, relating to the subject matter of this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing, refers to the provisions so affected and is executed by an authorized representative of the party to be charged. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

22.     Counterparts
        ------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Signed  as  of  June  30,  2000  by:

      Meridian Holdings, Inc.                               InterCare.com,  Inc.

/s/Anthony C. Dike                      /s/ Russ Lyon
-----------------------------          -----------------------------------------
Anthony C. Dike                         Russ Lyon
Chairman/CEO                            President/CTO


Appendix  A  -  MedMaster  products  list-price  for  the  U.S.A and Puerto Rico

The MedMaster products list-price will be in effect until June 30th , 2000 or until Meridian Holdings, Inc., publishes a new generally available list-price for North America. The list-price provides the means to determine MedMaster products licenses for the following:

1.     MedMaster  Central  Data  Repository                    Hospital
2.     MedMaster  acute  care / sub acute / inpatient          Hospital
3.     MedMaster  ambulatory  care / outpatient                Hospital/clinics
4.     MedMaster  nursing                                      Hospital/clinics
5.     MedMaster  imaging  archiving                           Hospital/clinics

1.     MedMaster  Central  Data  Repository

     This section relates to the licensing of the software components comprising the MedMaster Central Data Repository solution in a single hospital setting or multi-hospital IHDN (Integrated Healthcare Delivery Network) setting. The price of the MedMaster CDR licenses is dependent upon the aggregate number of acute / sub-acute care / long term care beds of the purchasing customer + the number of users in outpatient / ambulatory care / home care connected to the MedMaster CDR. For calculation purposes, every 5 users in the outpatient / ambulatory care / home care settings privileged to access the MedMaster CDR shall be considered a single bed.

     The basic MedMaster Central Data Repository licenses granted, will include the following products and associated quantities:

     -  1  IntegrationMaster  Master  Engine  (Inbound Engine & Outbound Engine)
           "Shell"     product  license
     - 1 IntegrationMaster Master Engine configuration application product license
     - 1 IntegrationMaster Master Engine remote-control application product license
     - 1 license of initial MedMaster Medical Knowledge Base /Lexicon (without formulary)
     -  1  license  of  initial  MedMaster  CDR databases (excluding Multimedia)
     -  1  license  of  VMDB  Engine  (Registry  database)
     -  1  license  of  VMDB  Engine  (Master  CDR  Server)
     -  1  license  of  VMDB  Engine  (Master  MKB  Server)
     -  1  license  of  VMDB  Engine (IntegrationMaster Control Database Server)
     -  3  VMDB  Registry  application  product  licenses
     -  3  VMDB  Data  Dictionary  application  product  licenses
     -  3  VMDB  Administrator  application  product  licenses
     -  3  BaseMaster  product  licenses
     -  3  DataMiner  product  licenses

<BTB>
Hospital / IHDN Aggregate Bed Size       Price per Bed
      1 - 100 beds                           $2,995
      101 - 200 beds                         $2,895
      201 - 300 beds                         $2,795
      301 - 400 beds                         $2,695
      401 - 500 beds                         $2,595
      501 - 600 beds                         $2,495
      601 - 700 beds                         $2,395
      701 - 800 beds                         $2,295
      801 - 900 beds                         $2,195
      901 - 1,000 beds                       $2,095
    1,001 - 1,250 beds                       $2,045
    1,251 - 1,500 beds                       $1,995
    1,501 - 1,750 beds                       $1,945
    1,751 - 2,000 beds                       $1,895
    2,001 - 2,500 beds                       $1,845
    2,501+ beds                              $1,795

       Add-ons MedMaster(TM) Central Data Repository Product Licenses List-price

<BTB>
Add-on / Additional Product Options                          Price
                Live, loosely-coupled MedMaser(TM) MKB/CDR
                Backup Server products, including: (a) VMDB(TM)
                Journal Server (b) MedMaster(TM) MKB VMDB(TM)
                Backup Engine, and (c) MedMaster(TM) CDR Backup Engine     15% from base MedMaster(TM) CDR
                                                                        licenses cost

               IntegrationMaster(TM) Backup Engine + Configuration
               application + Remote control application                 5% from base MedMaster(TM) CDR
                                                                        licenses cost

       Additional BaseMaster(TM) product license                  $4,995 per seat
       Additional DataMiner product license                       $4,995 per seat
       Additional VMDB(TM) Registry product license               $1,995 per seat
       Additional VMDB(TM) Data Dictionary product license        $1,995 per seat
       Additional VMDB(TM) Administrator product license          $1,995 per seat

2.     Acute care / sub acute care / inpatient workstation licenses (WardMaster)

     This section relates to MedMaster clinical workstation products licenses sale for acute care / sub-acute care / inpatient / long term care to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare
Delivery Network) setting. This section provides for WardMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the aggregate number of acute care / sub acute care / inpatient / long term care beds in the hospitals purchasing the licenses under a single purchase contract. WardMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size     WardMaster(TM) Price per Bed
              1 - 100 beds                          $5,995
            101 - 200 beds                          $5,845
            201 - 300 beds                          $5,695
            301 - 400 beds                          $5,545
            401 - 500 beds                          $5,395
            501 - 600 beds                          $5,195
            601 - 700 beds                          $5,045
            701 - 800 beds                          $4,895
            801 - 900 beds                          $4,745
            901 - 1,000 beds                        $4,595
          1,001 - 1,250 beds                        $4,495
          1,251 - 1,500 beds                        $4,395
          1,501 - 1,750 beds                        $4,295
          1,751 - 2,000 beds                        $4,195
          2,001 - 2,500 beds                        $4,095
          2,501+ beds                               $3,995

3.     Ambulatory  care  /  outpatient  workstation  licenses  (ClinicMaster)

       This section relates to a MedMaster clinical workstation products licenses sale for outpatient / ambulatory care / home care units and/or practices to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ClinicMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the number of aggregate users in the outpatient clinics and affiliated practices in the hospitals purchasing the licenses under a single purchase contract. ClinicMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
      Number of Aggregate Users                Price per registered user
  1 -  50 users                                $2,995
 51 - 100 users                                $2,895
101 - 150 users                                $2,795
151 - 200 users                                $2,695
201 - 250 users                                $2,595
251 - 300 users                                $2,495
301 - 350 users                                $2,395
351 - 400 users                                $2,345
401 - 450 users                                $2,295
451 - 500 users                                $2,245
501 - 600 users                                $2,145
601 - 700 users                                $2,045
701 - 800 users                                $2,195
801 - 900 users                                $2,095
901 - 1,000 users                              $2,045
1,001+ users                                   $1,995

4.     MedMaster  Nursing  workstation  licenses  (CareMaster  functionality)

     This section relates to a MedMaster add-on nursing module licenses as incorporated and fully integrated in either ClinicMaster and/or WardMaster. This add-on module, incorporates a large variety of functionality tightly integrated and inter-operated with ClinicMaster / WardMaster, amongst it nursing orders, results, nursing unit floor activity support, pathways, care plans, pathways-to-care plans automatic conversion, care plans-to-pathways automatic conversion, enterprise-wide multi-level and multi-disciplinary cost calculation, qualify control, quality assurance, etc. This add-on module was designed and developed for hospitals and integrated healthcare delivery networks, implementing a lifetime longitudinal patient record throughout the entire continuum-of-care.

     When incorporated in WardMaster, the cost of this add-on module shall be calculated per the number of inpatient / acute care / long-term care beds under a single licenses purchase contract. If this module is incorporated in ClinicMaster for usage in outpatient / ambulatory care / home care settings, then each 3 users of this add-on module shall be considered a single bed for calculating the licenses cost.

     The cost of licenses provided in this section does not include any knowledge base licenses or services, which shall be (if requested by the customer) become a part of the implementation services of the final contract with the customer. It is made clear, that this add-on module cannot be licensed by the customer without first licensing the MedMaster CDR, WardMaster and/or ClinicMaster.

<BTB>
Hospital / IHDN Aggregate Bed Size        CareMaster(TM) Price per Bed
  1 - 100 beds                              $2,495
101 - 200 beds                              $2,445
201 - 300 beds                              $2,395
301 - 400 beds                              $2,345
401 - 500 beds                              $2,295
501 - 600 beds                              $2,245
601 - 700 beds                              $2,195
701 - 800 beds                              $2,145
801 - 900 beds                              $2,095
901 - 1,000 beds                            $2,045
1,001 - 1,250 beds                          $1,995
1,251 - 1,500 beds                          $1,945
1,501 - 1,750 beds                          $1,895
1,751 - 2,000 beds                          $1,845
2,001 - 2,500 beds                          $1,795
2,501+ beds                                 $1,745

5.     MedMaster  Imaging  Archiving  licenses  (ImageMaster)

      This  section  relates  to  a  MedMaster  functionality  in  providing:
-     Storage  of  images  in  the  MedMaster  CDR
-     Retrieval  of  images  from  the  MedMaster  CDR
-     Imaging  archiving  storage  functionality  into  the  MedMaster  using
      ImageMaster
- Imaging archiving retrieval functionality from MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster
- Linking images to patients' open orders and results in the MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster

     This section relates to the sale for imaging storage and retrieval functionality to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ImageMaster licenses. Cost of licenses shall be calculated per the aggregate number of beds in the hospitals purchasing the licenses under a single purchase contract. If usage of ImageMaster is required in the ambulatory care / outpatient settings in addition to its use in the acute care / sub acute care / inpatient settings, then every 3 ImageMaster users shall be considered a single bed. ImageMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size      ImageMaster(TM) Price per Bed
  1 - 100 beds                          $1,195
101 - 200 beds                          $1,165
201 - 300 beds                          $1,135
301 - 400 beds                          $1,105
401 - 500 beds                          $1,075
501 - 600 beds                          $1,045
601 - 700 beds                          $1,015
701 - 800 beds                          $975
801 - 900 beds                          $945
901 - 1,000 beds                        $915
1,001 - 1,250 beds                      $885
1,251 - 1,500 beds                      $855
1,501 - 1,750 beds                      $825
1,751 - 2,000 beds                      $785
2,001 - 2,500 beds                      $755
2,501+ beds                             $725

  Appendix  B:    Meridian  Professional  Services  List-price
                --------------------------------------------

This Appendix represents the various Meridian services and expenses cost structure where InterCare provides a purchase order for Meridian professional services:


1.     Hourly  Rate  /  Flat  Daily  Rate  of  Meridian  Professional  Services
       ------------------------------------------------------------------------
(excluding  training  services)
       ------------------------

     Professional services provided by Meridians' employees and/or sub-contractors to InterCare will be priced according to hourly or flat daily rates basis, upon the sole discretion of InterCare:

<BTB>
     Meridian  employee  role         Hourly  Rate     Flat  Daily  Rate
     ------------------------         ------------     -----------------
     President  /  CEO               -  $500  US         -  $3,600  US
     Marketing  VP                   -  $350  US         -  $2,800  US
     Technical  VP                   -  $350  US         -  $2,800  US
     Support  VP                     -  $350  US         -  $2,800  US
     Physician                       -  $300  US         -  $2,800  US
     Director  of  Development       -  $300  US         -  $2,800  US
     Project  Manager                -  $200  US         -  $1,750  US
     Senior  Analyst                 -  $200  US         -  $1,750  US
     Senior  Software Engineer       -  $175  US         -  $1,350  US
     Senior  QA  Engineer            -  $175  US         -  $1,350  US
     Analyst                         -  $145  US         -  $1,125  US
     Software  Programmer            -  $145  US         -  $1,125  US
     QA  Engineer                    -  $125  US         -  $900    US
     Technical  Writer               -  $125  US         -  $900    US

     Such services shall be provided either in Meridians' offices in Israel through its wholly owned subsidiary Intercare (Israel) LTD, or in the U.S. upon the request of InterCare in the purchase order.

     Any international traveling round trip by a Meridian employee when providing professional services to InterCare will be considered (for the purpose of services cost calculation) a full working day using the flat daily rate.

     If a Meridian employee is required to stay in the U.S. while not working during or over a weekend as a part of his task to provide professional services to InterCare, then each such weekend shall be considered (for the purpose of services cost calculation) a full working day using the flat daily rate. In addition, all the accommodation and meals expenses generated to a Meridian employee during such weekend shall be fully reimbursed.

2.InterCare  commitment(s) to third party/ies for Meridian professional services
  ------------------------------------------------------------------------------
without  Meridian  written  pre-approval
----------------------------------------

     InterCare shall not, under any circumstances, commit any Meridian professional services , either in writing or verbally, to any third party, prior to a written pre-approval from Meridian. Any such commitment on the part of InterCare shall be null and void, and Meridian shall have no obligation to provide any such services.

     In the event that InterCare shall make such commitment without written pre-approval from Meridian, without derogating from the foregoing, Meridian may, at its sole discretion decide to execute such services, if upon the discretion of Meridian management a withdrawal from such commitment may generate a negative impact on Meridian business. Meridian will charge and invoice InterCare the sum it would have invoiced InterCare if InterCare would have provided a purchase order to Meridian and have received Meridian written pre-approval for providing these services.

3.     Process of request and approval of InterCare purchase orders for Meridian
       -------------------------------------------------------------------------
professional  services
----------------------

     It is mutually agreeable between the parties, that Meridian cannot guarantee in advance to provide professional services to InterCare in the scope or dates requested by InterCare. Meridian will make its best reasonable efforts to incorporate any InterCare services purchase order request within the activity plan of Meridian, subject to all other internal and external commitments of Meridian.

     Any request to Meridian for providing professional services from InterCare will require at least 15 business days advance notice, specifying the type of requested services, quantity of the requested services, location of the requested services and dates in which the requested services shall be provided. Meridian will make best effort to wave this wait period in the case of emergency or explainable high priority.

     After both parties have mutually agreed upon a specific Meridian professional services purchase by InterCare, the purchase order shall be approved and signed by an authorized persons of both parties prior to its execution.

4.     The  Meridian  Professional  Services  Purchase  Order  Template
       ----------------------------------------------------------------

     Meridian will provide InterCare the Meridian Professional Services Purchase Order template, which will be used by InterCare to submit services purchase orders to Meridian. It is mutually agreeable by both parties, that this template will be the only means upon which InterCare will submit such purchase orders to Meridian.

     The Meridian Professional Services Purchase Order template will specify, among other details, the minimum of the following:

-     General  definition  of  the  task  required  from  Meridian  to  perform
- Requested dates in which the services will be performed and/or deadline date to complete task
-     Type  of  Meridian  employee  requested
-     Cost  calculation  basis:  Hourly  rate  or  flat  daily  rate
-     Requested  quantity  of  services
- Cap (if applicable) on expenses reimbursement associated with providing the services

5.     Expenses  reimbursement  guidelines
       -----------------------------------

     In addition to hourly/flat daily rates, InterCare will reimburse Meridian on all expenses associated with the professional services provided by Meridian to InterCare according to the following:

     Only actual expenses incurred by Meridian in association with providing the professional services to InterCare will be invoiced to InterCare. InterCare will have the right to request Meridian to provide photo copies of documentation of any expense invoiced.

     If Meridian is able to combine professional services to InterCare with professional services provided by Meridian to its other partners / customers, the travel expenses will be divided proportionally between all partners / customers involved.

6.     Expenses  reimbursement  categories  and  calculation
       -----------------------------------------------------


   The following guidelines for expenses reimbursement are mutually agreeable by both parties:

Expense Category                               Reimbursement Guidelines
Air fair (international and domestic flights)     Meridian employees will
                                                  travel on economy class,
                                                  unless such class is not
                                                  available. Meridian will
                                                  make best reasonable efforts
                                                  to obtain the best air fair
                                                  possible for traveling on
                                                  behalf of providing professional
                                                  services to InterCare. In any case,
                                                  when expected traveling costs exceed
                                                  $2,500 US per Meridian employee in
                                                  single purchase order, InterCare's
                                                  prior written approval of the additional
                                                  shall be required.

Lodging                                           The lower of: (a) actual expenses  and
                                                 (b) $200 US per day. If expected cost of
                                                  lodging exceeds $200 US per day, then
                                                  InterCare's prior written approval of such
                                                  additional cost shall be required.

Meals                                             The lower of: (a) actual expenses and
                                                  (b) $75 US per day.

Car rental                                        The lower of: (a) actual expenses
                                                  (b) $75 US per day.
Fuel                                               Actual expenses

Out-of-pocket expenses                             Actual expenses

     As InterCare may obtain better rates from its providers for air fair, accommodation and car rental, InterCare is entitled, upon its sole discretion, to directly cover these expenses when a Meridian employee comes to the U.S. to provide professional services for or on behalf of InterCare. These directly covered expenses by InterCare shall not be reimbursed.

     In addition to the reimbursed expenses accumulative sum, Meridian will charge InterCare with additional 10% on top of the accumulative expenses sum for management and administrative overhead.

7.     Training  services
       ------------------

     Training  services  may  be  provided  by Meridian in 3 optional locations:

-     Meridian  offices  in  U.S
-     Meridian  offices  in  Israel
-     InterCare  offices  in  the  U.S.
-     InterCare  customer  facilities  in  the  U.S.

     Meridian will be responsible to provide the participants in each training session with all necessary materials required for a successful completion and qualification in the training session. Such materials shall be provided by Meridian per training session at no additional cost.

     The structure of Meridian training services cost to InterCare shall be associated with the location where these services are provided.

     (a) Training InterCare employees and/or InterCare partners' employees and/or customers' employees in Israel

     (1) The cost of such training in Meridian facilities in Israel will be as follows:

 <BTB>   Total Number of Trainees (per training session)  Cost Per Trainee Per Day
1-4                                                  $ 995
5-8                                                  $ 895
9-15                                                 $ 795
15 or more                                           $ 695

(2) In addition to the payment by InterCare to Meridian on behalf of the trainees in each training session, InterCare will cover all expenses associated with the participation of its employees or its customer employees in the training, including but not limited to traveling, accommodation, food, car rental, gas and any such additional expenses.

     (b) Training InterCare employees and/or InterCare partners' employees and/or InterCare customers' employees in InterCare offices in the U.S.

     (1) The cost of training in InterCare facilities in the U.S. will be according to the table set forth in Section 7(a)(1) above.

     (2) In addition, InterCare will pay Meridian a fixed sum of $1,750 per each Meridian trainer employee arriving to the U.S. to provide these training services, covering the international round trip time. InterCare shall also cover all associated expenses incurred by Meridian employees providing such training services in the U.S (including over the weekend expenses), subject to the standard expenses reimbursement terms and conditions defined in this Appendix.

     (3) When Meridian provides training services to and/or on behalf of InterCare in InterCare's facilities in the U.S., InterCare shall bear any and all expenses associated with the facility, technical infrastructure, training and hardware equipment, and any other expense associated with the execution of the training session. InterCare shall be also responsible for all expenses associated with the participation of any participant in the training, including but not limited to traveling, accommodation, food, car rental, gas and any such additional expenses.

     (c) Training InterCare partner's employees and/or InterCare customer's employees on the InterCare partner / customer facility

     InterCare may request Meridian to provide professional training services to its partners and/or customers on site. InterCare shall specify to Meridian how many Meridian training employees shall be required per each training session conducted on the customer site. InterCare shall pay Meridian $2,995 per day per each Meridian training employee.

     In  addition,  Sections  7  (b)  (2)  and  (3)  shall  apply.

8. IntegrationMaster(TM) Interfaces Development Services / Cost

     The MedMaster system integration architecture incorporates two system integration toolsets: (a) Off-the-shelf interface engine, and (b) IntegrationMaster. The IntegrationMaster products communicates with the interface engine via the MedMaster Data Exchange Protocol. This protocol is completely logical, and the specific Legacy messages in each site are transparent to it.

     This section, specifies the different message types (inbound & outbound) available for purchase by customers as an integral part of the system integration services provided by Meridian. Each of these interfaces, will be developed or provided at the cost specified in the tables below:

     Inbound  Message  Interfaces  (Legacy  systems  to  MedMaster  CDR)

<BTB>
Message Interface Category          Message Interface         Message Interface
Category                            Type and Description      Cost

Patient  Demography Registration    New patient                   $14,995
                                    Update existing patient       $12,495
                                    Merge two patient files
                                    into one consolidated file    $14,995
ADT                                 Outpatient admission           $9,995
                                    Outpatient discharge           $9,995
                                    Outpatient transfer to
                                    Inpatient                      $9,995
                                    Inpatient transfer to
                                    Outpatient                     $9,995
                                    Inpatient admission            $9,995
                                    Inpatient transfer             $9,995
                                    Inpatient transfer cancel      $9,995
                                    Inpatient discharge            $9,995
                                    Inpatient discharge cancel     $9,995
Order Entry                         Lab order                      $9,995
                                    Radiology order                $9,995
                                    Other tests order              $9,995
                                    Prescription order             $9,995
Result Reporting                    Numeric lab result             $9,995
                                    Text lab result                $7,495
                                    Profile lab result            $14,995
                                    Microbiology lab result       $14,995
                                    Radiology result               $7,495
                                    Other test result              $7,495
Transcription                       Result reporting               $7,495
                                    Medical history                $7,495
                                    Encounter summary              $7,495
Billing / Charges                   Single item charges            $9,995
                                    Encounter charges summary     $14,995

   Outbound Message Interfaces (From MedMaster(TM) products to  Legacy systems)

<BTB>
Message Interface Category          Message Interface         Message Interface
Category                            Type and Description      Cost

Patient Demography Registration           New patient                $14,995
                                          Update existing patient    $12,495
                                          Merge two patient files
                                          into one consolidated file $14,995
Order Entry                               Lab order                   $9,995
                                          Radiology order             $9,995
                                          Other tests order           $9,995
                                          Prescription order          $9,995
Result Reporting                          Numeric lab result          $9,995
                                          Text lab result             $7,495
                                          Microbiology lab result    $14,995
                                          Radiology result            $7,495
                                          Other test result           $7,495

Encounter Summary                         Outpatient encounter
                                          summary                    $14,995
                                          Inpatient encounter
                                          summary                    $14,995

Appendix D:    Source-Code Escrow Agreement

Meridian agrees to execute an Escrow Agreement, in which the source code of its MedMaster Products (as defined in this agreement), which were purchased by InterCare partners and/or InterCare customers, will be placed with Fort Knox Escrow agents, which will serve as the Escrow Agent for both parties.

InterCare will be granted access to the source code only under the following conditions:

1. Meridian discontinues making available or performing Level 3 Maintenance and Support Services for its Products, and does not restart making available or performing such Level 3 Maintenance and Support services within thirty (30) days after InterCare's written demand is received by Meridian.

2. Meridian substantially defaults in its performance of its MedMaster products Level 3 Maintenance and Support Services commitments, as set forth in the Agreement, and does not cure such substantial default within thirty (30) days after InterCare's written demand is received by Meridian.

3. Meridian discontinues business operations generally, and no other third party assumes its material commitments and obligations as set forth in this Agreement, within thirty (30) days from the effective date Meridian discontinued its business operations.

4. All or substantially all of Meridian assets or obligations under this Agreement, have been transferred to a third party which has not assumed, within thirty (30) days following such transfer, all of Meridian' obligations set forth in this Agreement.

If InterCare is granted access to the source code subject to the terms and conditions above, such access shall be solely for the purpose of enabling InterCare to execute its maintenance and support obligations to business partners or customers which have signed Annual Maintenance and Supports contracts with InterCare and continuously pay their Annual Maintenance and Support Fees. It its clarified and mutually agreeable by both parties, that notwithstanding InterCare access to the source code, the full ownership and intellectual property of all Products will continue to be fully owned by Meridian and/or its successors.

A detailed Escrow Agent Agreement between Meridian, InterCare and Fort Knox, which is based upon the terms and conditions in this Appendix, and the standard Fort Knox Escrow Agreement will be signed once InterCare establishes an Escrow account with Fort Knox. InterCare will bear all the costs of setting up the initial Escrow Agent account with Fort Knox, and for its on-going maintenance costs / expenses.

The Escrow Agreement between the parties shall automatically terminate upon the later of the 2 (two) following events: (a) The Agreement between the parties is terminated (b) InterCare has no more obligations to customers to provide any Annual MedMaster Maintenance and Support services.

Terms not defined herein shall have the same meaning ascribed to them in the Agreement.

Appendix  E:    Non-disclosure  Agreement
                -------------------------

Meridian Holdings, Inc., a company organized and existing under the laws of the state of Colorado (the "Transferor") and InterCare.com, Inc. (Aka "Intercare.com-dx, Inc."), a company organized and existing under the laws of the State of California, U.S.A (the "Recipient") hereby agree as follows:

All technical, commercial and financial information, whether communicated orally or in writing (including but not limited to, documentation, drawings, designs, reports, surveys, questionnaires, correspondence, data, specifications, and/or the like), furnished and/or computer software either in source code or object code transferred by the Transferor to the Recipient in respect of Meridian MedMaster and VMDB products (collectively the "Proprietary Data"), shall, save as otherwise provided in section 5 below, be deemed to be proprietary to the Transferor.

The Recipient agrees to retain the Proprietary Data in strict confidence and shall exert the same effort and shall take the same steps to avoid disclosure of the Proprietary Data as the Recipient employs with respect to its own confidential and proprietary information.

Recipient shall not, directly or indirectly, communicate, publish, describe, or divulge the Proprietary Data to others, except to the Recipient's employees on a need to know basis to the extent necessary and, provided further, that each authorized employee of the Recipient to whom any of the Proprietary Data is communicated will be informed that same is confidential and will agree not to disclose such Proprietary Data to others. The restriction set forth above shall not apply in respect of the Proprietary Data, other documentation or information which:
at  the  time  of  disclosure,  is  in  the  public  domain;
after disclosure becomes a part of the public domain through no breach of confidentiality obligations by the Recipient, any of its employees or third party;
is required to be disclosed under applicable law, subject to the Recipient giving prior notice to the Transferor.

Nothing contained in this agreement will be construed as creating an express or implied license to the Recipient to practice the Proprietary Data or as a commitment or an obligation on the part of the Transferor or the Recipient to enter into any future agreement relating to the Proprietary Data.

Appendix  H:    Revenue  Sharing
                ----------------


a)     Revenue  to  Meridian from Sales of Products by InterCare to customers as
       -------------------------------------------------------------------------
prime  contractor
 ----------------

     Meridian shall receive from InterCare: (a) XX% of the list price of Products (as defined in Appendix A to this Agreement) as sold by InterCare to a customer, or (b) XX% of a discounted list price of Products (as defined in Appendix A to this Agreement) as sold by InterCare to a customer, if such discounted price is mutually agreed upon on a case-by-case basis in advance and in writing between Meridian and InterCare. The sum payable by InterCare to Meridian, subject to the terms and conditions of this Section a), shall be the Purchase Price of Products for all purposes.

b)     Revenue to Meridian from Sales of Products by InterCare to InterCare VARs
       -------------------------------------------------------------------------

     Meridian shall receive from InterCare: (a) XX% of the list price of Products (as defined in Appendix A to this Agreement) as sold by a InterCare VAR to such InterCare VAR's Customer, or (b) XX% of a discounted list price of Products (as defined in Appendix A to this Agreement) as sold by a VAR to such VAR's customer, if such discounted price has been agreed upon in advance and in writing between Meridian and InterCare. The sum payable by InterCare to Meridian, subject to the terms and conditions of this Section b), shall be the Purchase Price of Products for all purposes.

Any document furnished by the Transferor to the Recipient containing Proprietary Data shall be promptly returned to the Transferor or destroyed upon the Transferor's request upon termination of the MedMaster VAR Agreement. Recipient may maintain one copy of the Proprietary Data for archival purposes only. This agreement shall continue in full force and effect for a period of 2 (two) years after termination of the MedMaster VAR Agreement.
Any and all notices and communications in connection with this agreement shall be addressed to Meridian' CEO on the Transferor part and InterCare's CEO on the Recipient part at the addresses set forth in the MedMaster VAR Agreement. In the event of a breach or threatened breach by the Recipient of the provisions of this agreement, Transferor shall be entitled to seek an injunction restraining Recipient from the disclosure or unauthorized use, in whole or in part, of any Proprietary data protected under the terms of this agreement. Nothing herein shall be construed as prohibiting Transferor from pursuing any other remedy available to it for such breach or threatened breach, including recovery of damages.
This agreement contains the entire understanding between the parties with respect to the matters contemplated herein and supersedes all previous written and oral negotiation, commitments and understandings. This agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto and making specific reference to this Agreement. This agreement shall be governed by, and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this agreement as of _____________

________________________________          _____________________________
Meridian  Holdings,  Inc.                      InterCare.com,  Inc.


Appendix  F:    Purchase  Procedures  of  MedMaster  products
                ---------------------------------------------

1. InterCare will issue a Products Purchase Order to Meridian, stating the type of each of the purchased products, its version, the quantity of each purchased product, the accumulative price per purchased product, the total of the Purchase order and the payment schedule for the products. The products and prices in the Purchase order will reflect the definitions of revenue sharing between the parties and the products list-price or actual customer purchase price as outlined in the Agreement and its Appendix. InterCare's Purchase Order will include a unique enumerator, which will be the basis for uniquely identifying the Purchase Order by both parties.

2. Upon the receipt of a Products Purchase Order from InterCare, Meridian will review it in light of the Agreement between the parties. If the Products Purchase Orders is fully compliant with the Agreement's terms and conditions, Meridian will send InterCare its approval of the Products Purchase Order. If not, both parties will negotiate the Products Purchase Order until it is mutually agreeable.

3. Upon approval of InterCare's Products Purchase Order by Meridian, Meridian will send InterCare a signed Product Purchase Pro-forma, specifying amongst other details the following:

-     Date  of  delivery
-     Media  upon  which  products  to  be  delivered
-     Method  of  delivery
-     Identification  of  ordered  products  (including  version)
-     Quantity  of  each  product  ordered
-     Price  of  each  product  purchased  for  InterCare
-     Total  price  of  the  products  purchased
-     Detailed  description  of  payment  schedule

4. Upon receipt of the Products Purchase Pro-forma, InterCare will sign and approve it and send to Meridian by fax within 5 business days.

5. Following the receipts signed Products Purchase Pro-forma from InterCare, Meridian will export to InterCare a master CD-ROM, which provides InterCare with the ability to download the type and the number of ordered products in the Products Purchase Pro-forma.

6. Meridian will invoice InterCare on behalf of the purchased products subject to the payment schedule as defined in the mutually signed Products Purchase Pro-forma.





































Exhibit  26.2

MedMaster  Re-marketing  and  System  Integration  Agreement
------------------------------------------------------------





Between:


InterCare.com,  Inc.  (aka  "InterCare.com-dx,  Inc.)
of  900  Wilshire  Blvd.,  Suite  508
Los  Angeles,  CA  90017
("InterCare")


and:


Sub-Contractor/InterCare  VAR
of  _____________________
_______________________
U.S.A
("Sub-contractor  ")


Effective  as  of  ___________,  2000

                              P  r  e  a  m  b  l  e


Whereas InterCare markets, sells and services software products for clinical workstations and central data repositories, and desires to cooperate strategically with leading system integration and services companies in the US in connection with marketing, sales, implementation, system integration and support services of the MedMaster product line; and

Whereas Sub-Contractor is a leading system integration and services company which markets and licenses software products and provides services to the healthcare information systems marketplace, and has decided to strategically pursue the Healthcare IT solutions market in the US; and

Whereas: both parties desire to enter into a non-exclusive relationship, pursuant to which InterCare and Sub-Contractor will cooperate in the US Healthcare information systems and solutions market in order to enable
Sub-Contractor to market, license, support and provide services for the MedMaster Products.


NOW,  THEREFORE,  the  parties  hereby  agree  as  follows:

1.     Definitions
       -----------

In addition to the words, terms and phrases elsewhere defined in this Agreement, each of the following terms, when used herein, shall have the respective meaning set forth next to such term:

"Critical Support" means support provided 7 days a week, 24 hours a day with respect to the following critical Products problems which a qualified level 1 support staff, using procedures and tools provided by InterCare with the Products, cannot resolve on its own:

(a) A VMDB Engine installed at the customer site is down, the backup server cannot be activated by the qualified level 1 support staff to replace the failed VMDB Engine, and as a result the entire MedMaster CDR is down.

(b) There is a problem with one or more of the MedMaster CDR or MKB databases or the IntegrationMaster Engine, which prevents access from all MedMaster application Products, the backup server cannot be activated by qualified level 1 support staff to replace the failed MedMaster CDR or MKB databases, or the IntegrationMaster Engine, as the case may be, and as a result the entire MedMaster CDR is down.

The terms and conditions before Sub-Contractor offers or commits to its customers to a higher level of Critical Support exceeding this level will be mutually agreed upon between Sub-Contractor and InterCare prior to any such offer or commitment.

"Level 1 Support and Maintenance Services" means help-desk telephone hot-line support services available to Products' customers, providing answers to questions related to the use of Products licensed by such customers.

"Level 2 Support and Maintenance Services" means resolution of problems encountered pursuant to the use or installation of the Products licensed by a customer, determining if a potential error exists and attempting to correct such problem without source code intervention. These services are provided to qualified Level 1 Support and Maintenance staff only.

"Level 3 Support and Maintenance Services" means investigation of errors in the Products reported by customers, correction of errors in the Product's source code, and incorporation of such error correction in a product fix release. These services are provided to qualified Level 2 Support and Maintenance staff only.

"Products" means the MedMaster products listed in Appendix A to this Agreement, as amended by InterCare from time to time.

"Purchase Price of Products" means the actual sum per contract due to InterCare from Sub-Contractor as a result of Sub-Contractor licensing the Products to its customers as prime contractor, subject to the terms and conditions defined in this Agreement.


"Purchase Price of Annual Support and Maintenance Services" means the actual sum per contract due to InterCare from Sub-Contractor as a result of InterCare providing to Sub-Contractor back-to-back Level 2 and Level 3 Support and Maintenance Services, subject to the terms and conditions defined in this Agreement.

"Meridian" means Meridian Computerized Technologies Ltd., the holding company of InterCare.

"Standard Support" means Level 2 and 3 Support and Maintenance Services provided by InterCare support center in Los Angeles, California to qualified level 1 support staff of customers and/or qualified level 1 support staff of Sub-Contractor during normal business hours, Monday through Friday, 08:00 -
17:00  Pacific  Standard  Time  (PST),  excluding  weekends  and  holidays.

"Territory"  means  United  States  of  America  and  its  territories.

"VAR"  means  Value  Added  Reseller.

 2.     License
        -------

InterCare hereby grants Sub-Contractor the non-exclusive right to market, license, support and provide services related to the Products in the Territory. For this purpose, and subject to the provisions of the standard Software Licensing Agreement (Appendix G to this Agreement), InterCare hereby grants Sub-Contractor a fully paid-up right to use, display, copy, reproduce, prepare or have prepared derivative works of the Products solely for the following internal purposes: demonstration, technical promotion activities, internal education of Sub-Contractor' employees and/or its prospects and/or its customers, training of Sub-Contractor employees and Sub-Contractor customers in conjunction with marketing, sales, services activities of Products, and Level 1 support services provided by Sub-Contractor to its customers.

Sub-Contractor rights with respect to the Products in any other territory other than the Territory shall be evaluated on a case-by-case basis, subject to separate agreement between Sub-Contractor and Meridian.

3.     Nature  of  Relationship
       ------------------------

The parties to this Agreement are acting solely as independent entities. Nothing herein shall be deemed to create any other relationship, including, without limitation, that of partnership, joint-venture, or any other type of relationship between the parties. The employees of each party shall not be considered the employees of the other party for any purpose.

Nothing in this Agreement shall restrict either of the parties from entering into any other relationship with any third party, subject to compliance with the commitments and obligations of each party under this Agreement and Appendix E to this Agreement.

4.     Sub-Contractor  Obligations
       ---------------------------

Sub-Contractor shall be a non-exclusive, value added reseller entitled to offer, market, sell and provide various implementation and system integration services for the Products as solutions to healthcare organizations in the Territory. Only Sub-Contractor employees, which have been sufficiently trained and officially qualified by InterCare, as defined in Appendix H to this Agreement, shall be entitled to be engaged in any activity with any prospect or customer in the Territory.

Sub-Contractor  shall  have  primary  responsibility  for  the  following:

a)     Marketing  and  Sales

Marketing and sales activities to its own prospects and customers. This includes the ability to demonstrate the products to potential customers. Except with the prior written approval of InterCare, Sub-Contractor shall not offer or commit to its customers Products and/or functionality and/or services which have not been made generally available by Meridian to all of its marketing, sales and system integration channels in the Territory.


b)     RFQ  /  RFI  /  RFP  Proposals  Preparation

Preparation and submission of proposals to prospects and customers. Sub-Contractor will be the prime contractor, and the single point-of-contact in establishing the relationship with its own customers.

c)     Sales  /  Final  Contract  Signing  with  Customers

Negotiations and final contract terms and conditions with customers regarding the Products and its associated services.

Sub-Contractor, as prime contractor, will also provide the license of the Products to its customers as a part of the final contract with its customers.

d)     Product  Installation,  Implementation  and  System  Integration

Installation, implementation and system integration of the Products at customer sites, as an integral part of the services to be offered as a solution to Products' customers that license the Products from Sub-Contractor.

e)     Process  re-engineering  /  System  Integration

Process re-engineering and system integration services to its prospects and customers, as a part of the services required to provide a solution in any Products installation, implementation and utilization. Process re-engineering services may potentially be sub-contracted by Sub-Contractor to an independent third party consulting firm, which is officially pre-approved, adequately trained and qualified by InterCare, as defined in Appendix H to this Agreement, for such purpose prior to such third party consulting firm being offered to the customer or providing any such services.

f)     Training

Sub-Contractor will offer various levels of training to its customers. Training sessions and/or courses relating to the Products and/or Products' services independently developed by Sub-Contractor shall be subject to InterCare review and written approval prior to Sub-Contractor offering and/or committing and/or executing such services to any third party.

g)     Level  1,  Level  2  and  Level  3  Support  and  Maintenance  Services

Contracting and providing Level 1 (optional), Level 2 and Level 3 Support and Maintenance Services to Sub-Contractor customers, under an annual MedMaster
Maintenance  and  Support  Contract  with  such  customers.

h)     Technical  Network  Infrastructure  for  Remote  Maintenance

Set up a network / communication infrastructure which will enable both Sub-Contractor, InterCare (and when necessary Meridian) to conduct support, maintenance and product installation by remote control from its support / maintenance hubs. Once such infrastructure is installed and successfully activated by Sub-Contractor, Sub-Contractor will be responsible to provide InterCare (and when necessary Meridian) with secure access into such infrastructure. Sub-Contractor customers who refuse to enable installation and continuous availability of such remote access infrastructure will be subject to higher annual maintenance and support fees.

i)     Final  Documentation  Production

Sub-Contractor may potentially develop and produce quality marketing / technical documentation relating to the Products and related services, which may be used only subject to prior written approval of such materials by Meridian, or use marketing / technical documentation material designed and developed by Meridian and/or InterCare, as made generally available in magnetic media format by InterCare from time to time, for reproduction by Sub-Contractor. Any modification by Sub-Contractor of documentation materials developed and provided by InterCare shall be subject to InterCare written pre-approval.

j)     MedMaster  New  features  /  functionality  specification  support

Sub-Contractor will continuously assess and regularly report to InterCare on the needs of the healthcare market with regard to new features and functionality of the Products. Sub-Contractor will make recommendations to InterCare concerning needs and priorities relating to future developments and enhancements to the Products line.


5.     Sub-Contractor  Representations,  Warranties  and  Covenants
       ------------------------------------------------------------

Sub-Contractor  represents,  warrants  and  covenants  that:

a) all information, materials and services furnished by Sub-Contractor under this Agreement will be warranted to conform to the commercial practices Sub-Contractor uses for its own commercial accounts.

b) it shall not utilize any announcements, marketing or demonstration materials, or products containing the name, copyrights or trademarks of Meridian and/or InterCare without the prior approval of Meridian an/or InterCare, whichever is relevant (where such approval shall not be unreasonably withheld).

c) it has sufficient resources to perform all of its obligations and commitments under this Agreement.

d) it has all intellectual property rights and licenses for any product (other than the Products), materials, or services that are necessary to perform its obligations under this Agreement.

e) it has obtained or will obtain and maintain all necessary governmental approvals and licenses for the performance of its obligations under this Agreement.

f) any presentation, commitment, document, proposal or contract, either oral or in writing, made by Sub-Contractor to a third party in relation to Meridian and/or InterCare and/or the Products and/or related services, will fully comply with the terms and conditions of this Agreement.

g) during the term of this Agreement and for an additional period of 24 (twenty four) months after its expiration or termination, Sub-Contractor will not, directly or indirectly, develop or assist to develop any products which are similar to and/or compete with the Products.

h) in entering into this Agreement, Sub-Contractor has not relied on any promises, inducements, or representations by InterCare and/or any other party except those expressly stated in this Agreement.


6.     InterCare  Obligations
       ----------------------

     InterCare  shall  have  primary  responsibility  for  the  following:

a)     Integrated  Architecture  Design

Determining customer requirements, preparing high-level design, preparing low-level design with the development of an architecture of an Integrated Healthcare Delivery System architecture solution for prospects and customers in the Territory, where the MedMaster Central Data Repository, IntegrationMaster and VMDB are serving as the core of such integrated architecture.

b)     Sub-Contractor  Training

InterCare shall make available to Sub-Contractor and/or Sub-Contractor customers a variety of training sessions and/or courses, at Sub-Contractor' request, in the following areas:

     -  General  architecture  of  MedMaster
     -  MedMaster  installation  and  set-up
     -  System  Administration  of  MedMaster
     - Marketing MedMaster to physicians (requires Sub-Contractor on-staff physician(s)/Medical Assistant(s)/Nurse(s))
     -  Marketing  MedMaster  to  CIOs  /  MIS  professionals
     -  MedMaster  products  functionality  and  workflow
     -  MedMaster  System  Integration
     -  MedMaster  CDR  data  mining
     -  MedMaster  implementation  project  management

c)     Initial  MedMaster  Documentation

InterCare will provide Sub-Contractor with current documentation materials for the Products line. InterCare will transfer such materials to Sub-Contractor in magnetic media form, and Sub-Contractor may then prepare and produce final MedMaster documentation to be delivered by Sub-Contractor to its customers contracting for the Products and associated services.

InterCare will make available to Sub-Contractor any source material on magnetic media relating to marketing and/or technical documentation of MedMaster which is made generally available by InterCare to all of its non-exclusive marketing, sales and system integration channels in the Territory.

d)     Technical  Marketing  Support

InterCare will provide Sub-Contractor, upon Sub-Contractor' request, technical marketing support services in the following areas:

     -  Preparation  of  proposals  to  prospects
     -  Preparation  of  final  contracts  with  prospects
     - Hardware and network design and configuration for MedMaster contracts and implementations
     -  Integrating  MedMaster  with  third-party  products
     - MedMaster installation and operation procedures and trouble-shooting

e)     Marketing  and  Sales  Support

InterCare shall assist Sub-Contractor, upon Sub-Contractor' request, in its efforts to market and sell the Products as prime contractor to its prospects and customers.

f)     Level  2  and  Level  3  Annual  Maintenance  and  Support  Services

InterCare shall provide Sub-Contractor with back-to-back Level 2 and Level 3 Support and Maintenance Services. Such back-to-back services shall include Standard Support and Critical Support services. The terms and conditions of providing these back-to-back services are defined in Section 10 c) in the Agreement

g)     Additional  Support  and  Services provided by Meridian to Sub-Contractor

InterCare shall provide Sub-Contractor, upon Sub-Contractor' request, additional services in the following areas:

-  VMDB  data  modeling  consulting
-  VMDB  System  integration  consulting
-  Workflow  re-engineering  consulting
-  Training  consulting
-  Installation  consulting
-  Implementation  consulting
-  Utilization  consulting

The scope, location and cost of the services to be provided by InterCare to Sub-Contractor under Sections 6. b), d), e) and g) will be subject to separate agreements between the parties on a case-by-case basis pursuant with the submission of purchase orders by Sub-Contractor to InterCare, based on the terms and conditions of InterCare professional services as defined in Appendix B to this Agreement.


7.     InterCare  Representations,  Warranties  and  Covenants
       -------------------------------------------------------

InterCare  represents,  warrants  and  covenants  as  follows:

a) to the best of its knowledge, InterCare has all intellectual property rights and licenses necessary to perform its obligations under this Agreement.

In the event that InterCare receives notice of an alleged infringement of a third party's intellectual property rights, InterCare shall have the option, at its expense, to attempt to cure such infringement by (i) procuring the right for Sub-Contractor and end users of the Products to continue to use the Products,
(ii) modifying the Products so that they are no longer infringing while retaining at least equivalent functionality, or (iii) replacing the affected Products with other products of at least equivalent functionality.

b) it has sufficient resources to perform all of its commitments and obligations under this Agreement.

c) the media on which the Products are delivered are free from defects, and to the best of its knowledge the Products do not contain any (i) viruses which would cause the Products to malfunction or to cease functioning, or (ii) data related disabling code. Furthermore, InterCare agrees to use its best efforts to prevent any such viruses or disabling code from being incorporated into the products. In the event that InterCare becomes aware of any such viruses or disabling code in the Products, InterCare will immediately notify Sub-Contractor, and shall take appropriate measures to remove such viruses or disabling code from the Products.

The sole remedy for any breach of the warranty contained in this subsection shall be replacement of the defective media or Products.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL InterCare BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFIT, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE InterCare PRODUCTS, EVEN IF InterCare HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, InterCare' ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY THE Sub-Contractor CUSTOMER FOR THE PRODUCTS.

d) it has obtained or will obtain and maintain all necessary governmental approvals and licenses for the performance of its obligations under this Agreement, and the Products comply or will comply (if necessary) with all applicable U.S. laws and governmental regulations.

e) in entering into this Agreement, InterCare has not relied on any promises, inducements, or representations by Sub-Contractor and/or any other party except those expressly stated in this Agreement.

8.     Limitations
       -----------


a) Neither party to this Agreement shall be entitled to unilaterally withdraw from any of its commitments, as outlined in a signed proposal or contract with a prospect or customer, unless the other party to this Agreement agrees to such withdrawal in advance and in writing. If one party takes such action unilaterally, the other party shall be entitled: (1) to terminate this Agreement immediately, and (2) to take legal action against the other party, which will entitle it to all direct, indirect, incidental, or consequential damages, including lost profits and/or reputation, and reasonable attorney fees.

b) Except for Section 8 (a), neither party shall be entitled to indirect, incidental, or consequential damages, including lost profits, based on any breach or default under this Agreement.

c) Except for Paragraph 8 (a), each party`s total liability under this Agreement shall be limited to the money actually paid to the party for MedMaster Products by a specific customer and/or by the other party in connection with such specific customer.

d) No action, regardless of form, arising out of this Agreement may be brought by any party more than two (2) years after the cause of action has occurred or the such party became or should have become aware of the cause of action.

9.     Software  Rights  and  Intellectual  Property  Rights
       -----------------------------------------------------


a) Any contract signed between Sub-Contractor and a Sub-Contractor customer relating to the licensing of Products must incorporate in full and accurate details the standard MedMaster Software Licensing Agreement Template, attached as Appendix G to this Agreement.

b) All intellectual property rights resulting from any know-how, concepts, architecture, methodologies, technology, products, modules or components independently developed by Meridian, Meridian' sub-contractors, Meridian affiliates, Meridian subsidiary/ies or any third party relating to the Products shall be the sole and exclusive property of Meridian. Nothing contained in this Agreement shall be deemed to transfer title to any intellectual property rights, any other asset or any other property, whether tangible or intangible, from Meridian and/or InterCare to Sub-Contractor or to any other third party.

     In order to clarify, Meridian and/or InterCare will not have any intellectual property rights to the Sub-Contractor overall healthcare solution architecture, integration and infrastructure design and/or concepts and/or technologies and/or products, independently developed by Sub-Contractor.

     It is further clarified, that Meridian and/or InterCare shall not have any rights to patients' data reposed in a customer's central data repository databases.

     c) It is mutually agreeable by both parties, that all the Intellectual Property Rights resulting from any know-how and/or concepts and/or technology and/or products independently developed by Sub-Contractor prior and/or during the term of the Agreement between the parties will be solely owned by Sub-Contractor.

     d) Unless mutually agreeable by both parties, on a case-by-case basis in advance and in writing, Meridian will own all intellectual property rights resulting from its own developments, and Sub-Contractor will own all intellectual property rights resulting from its own developments. Both parties may mutually agree in the future upon the terms and conditions relating to joint-developments by the parties, and the joint-holding of intellectual property rights associated with it.


10.     Revenue  Sharing
        ----------------


a)     Revenue  from  Sales  of the Products initiated and led by Sub-Contractor
       -------------------------------------------------------------------------

     See Appendix C to this Agreement. This Appendix may be amended from time to time during the Term of this Agreement by mutual consent of both parties.

b)     Revenue  from  Products Sales by Sub-Contractor as Prime Contractor where
       -------------------------------------------------------------------------
InterCare  is  major  participant
 --------------------------------

          See Appendix C to this Agreement. This Appendix may be amended from time to time during the Term of this Agreement by mutual consent of both parties.


c)     Revenue  from Annual Maintenance and Support Fees where Sub-Contractor is
       -------------------------------------------------------------------------
prime  contractor
-----------------

     Beyond the 90 day warranty (to be provided at no additional cost to the Products customer by Sub-Contractor and InterCare), following the date any of the Products is first installed by Sub-Contractor in any customer's site (including, but not limited to training class facility, product functionality assessment or pilot setting), Products customers must commit to Sub-Contractor in the contract between Sub-Contractor and the customer to continuously purchase and pay for Annual Maintenance and Support Services, covering at least Level 2 and Level 3 Standard Support and complementary Critical Support.

     Sub-Contractor, in its sole discretion, shall define the Annual Maintenance and Support Fees for the Products. Annual Maintenance and Support Fees relate to providing Standard Support and complementary Critical Support services. The terms and conditions of any other extended annual Maintenance and Support Services commitment offered or committed to by Sub-Contractor prospects or customers shall be agreed by the parties to this Agreement prior to such offer or commitment.

     In return for InterCare providing back-to-back Level 2 Level 3 Maintenance and Support Services to Sub-Contractor (covering Standard Support and complementary Critical Support Services), Sub-Contractor shall pay InterCare annually a sum equal to 18% of all the purchased Products then generally available list price which shall be the Purchase Price of Maintenance and Support Services for all purposes, unless mutually agreed prior to closure of sale / contract.

     Any Sub-Contractor customer who ceases paying annual Support and Maintenance Fees and subsequently wishes to renew the annual Support and Maintenance Services shall be obliged to pay a penalty fee, to be mutually agreed upon between the parties to this Agreement.

d)     Other  Services  provided  by  Sub-Contractor
       ---------------------------------------------

     Sub-Contractor shall be entitled to retain all revenues resulting from the following Products' services provided by Sub-Contractor to customers in contracts initiated, led and signed by Sub-Contractor as prime contractor, as long as InterCare is not required to provide any assistance to Sub-Contractor during its provision of such services:

     -  Workflow  /  Process  re-engineering
     -  Consulting
     -  System  analysis
     -  Network  /  Infrastructure  design
     -  Hardware  /  Network  sales  and/or  set-up
     -  Hardware  /  Network  maintenance  and  support
     - Third-party software products sales, installation, training, support and maintenance
     -  MedMaster  Software  Installation  and  Configuration
     -  Customer's  staff  training
     -  On-site  Implementation
     -  On-site  Integration  services

11.     List-price  of  Products  and  Services
        ---------------------------------------

a) The currently generally available list-price for the Products is set forth in Appendix A to this Agreement. InterCare may, from time to time upon not less than 60 days' notice, make generally available new list-prices to all of its marketing, sales and system integration channels in the Territory. Any proposal submitted to a potential customer prior to the effective date of a change will be subject to the previous generally available list-price.

b) InterCare's current generally available list-price for professional services is set forth in Appendix B to this Agreement, respectively. InterCare may, not more frequently than twice a year and upon at least 30 days' notice, make generally available new list-prices for its professional services to all of its marketing, sales and system integration channels in the Territory. Any proposal submitted to a customer prior to the effective date of a change will be subject to the previous generally available list-price.


12.     Payment  Schedule
        -----------------

a)     Payments  for  the  Products  where  Sub-Contractor  is  prime contractor
       -------------------------------------------------------------------------

Unless otherwise mutually agreed, Sub-Contractor, when acting as prime contractor with its customers, will pay InterCare on behalf of Products purchased according to the following payment schedule, assuming timely delivery of the Products by InterCare to Sub-Contractor when Sub-Contractor signs a final contract with its customer:

(1) 50% of the Purchase Price of Products within 30 days following signature of a definitive contract between Sub-Contractor and a Sub-Contractor customer. (the "Signature Date").

(2) 25% of the Purchase Price of Products within no more than 30 days after the Signature Date with the delivery of production software.

(3) the remaining 25% of the Purchase Price of Products within 30 days of initial deployment and at any case not later than 120 days after the Signature Date.

It is mutually agreeable between the parties to this Agreement, that the payments schedule from Sub-Contractor to InterCare on behalf of the Purchase Price for Products is completely disconnected from any payment terms and conditions between Sub-Contractor and its customer, as long as promptly after the final contract between Sub-Contractor as prime contractor and its customer is signed, InterCare delivers to Sub-Contractor a generally available of the Products contracted for between Sub-Contractor and the customer.

Any other payment terms other the one specified in this Section 12 a) shall be mutually agreed in advance and in writing between the parties to this Agreement on a case-by-case basis.

In no case shall the payment terms between Sub-Contractor and its customer more favorable than the payment terms specified above.

It is realized by both parties, that Sub-Contractor contemplates long-term client relationships that may be outsourcing or time sharing relationships in which the cost of software licensing and other initial fixed costs are spread over the life of the contract or are distributed in a form of unit based pricing. In such cases if the requirement for fixed licensing fees specified above may impede the ability of Sub-Contractor to close the sale of such a prospective relationship, InterCare agrees that the above payment schedule may be modified, with InterCare's full participation in the construction of the terms, to conform to the prospective customer's requirements. Such InterCare agreement is dependent upon all the following mandatory conditions: (a) The terms and conditions are mutually agreeable in advance and in writing between the parties (b) Sub-Contractor will sell such customer perpetual Product(s) license and/or lease Product(s) to such customer, and (c) Any such modified payment schedule by Sub-Contractor to InterCare is independent from the contract signed between Sub-Contractor and such customer, and (d) Any modified payment schedule from Sub-Contractor to InterCare will be secured according to mutually agreeable terms and conditions.

b)     Payments  for  InterCare  Level  2  and  Level  3 Maintenance and Support
       -------------------------------------------------------------------------
Services
      --

Sub-Contractor will pay InterCare on behalf of the Purchase Price of Maintenance and Support Services no later than: (1) Fifteen (15) days following the first day such services are provided (starting at the end of the warranty period), for the period commencing on the first date such services are provided and ended December 31st of the first year, and (2) no later than January 15th thereafter, in advance, for the Annual Maintenance and Support Services to be provided during that fiscal year; but in either event, Sub-Contractor shall pay InterCare no later than five (5) working days following receipt of payment from the Sub-Contractor customer.

c)     Payments  for  Other  InterCare  Services  and  Expenses
       --------------------------------------------------------

No later than thirty (30) days net following the invoice issuing date by InterCare, aggregating all InterCare's services and expenses for Sub-Contractor and/or n behalf of Sub-Contractor during any specific calendar month.


13.     Procedures  Governing  Purchases  by  Sub-Contractor
        ----------------------------------------------------

All purchases of Products or services by Sub-Contractor from InterCare shall be governed by Appendix F to this Agreement.


14.     Customer  Satisfaction  Surveys
        -------------------------------

The parties to this Agreement shall jointly develop and implement a system to measure customer satisfaction with the services provided Sub-Contractor to Products customers. It is mutually agreeable by both parties, that failure to provide highly professional services and subsequently failing to obtain high levels of customer satisfaction for those services provided by Sub-Contractor shall be considered a substantial breech of this Agreement.


15.     Term
        ----

This Agreement will be in effect for an initial term of one year, with automatic annual renewals at the end of each year for the successive year for a period of three (3) years, unless either party gives notice of its intention not to renew the Agreement at least 60 days prior to the scheduled anniversary.

16.      Indemnification
         ---------------

     a.     By  InterCare
            -------------

          (1) InterCare will defend, indemnify and hold Sub-Contractor, including but not limited to directors, managers, employees and agents, harmless against any and all claims, out-of-pocket expenses and award of damages, based on or arising out of any claim brought to a US court that:

               a) InterCare Products and/or documentation provided by InterCare hereinunder, infringe a copyright and/or trademark and/or patent of any third-party, and/or;

               b) InterCare substantially failed to perform its obligations under this Agreement with Sub-Contractor, and such substantial failure caused Sub-Contractor to breach its contractual commitments to a customer, in relation to Products and/or services, resulting in a law suit against Sub-Contractor, and/or;

               c)     InterCare  breached  its  warranties  in  this  Agreement.

     b.     By  Sub-Contractor
            ------------------

          (1) Sub-Contractor will defend, indemnify and hold InterCare and Meridian, including but not limited to directors, managers, employees and agents, harmless against any and all claims, out-of-pocket expenses and award of damages, based on or arising out of any claim brought to a US court that:

               a) Sub-Contractor substantially failed to perform its obligations and/or in providing services to Products customer under contract with Sub-Contractor, resulting in a law suit against Meridian and/or InterCare, and/or;

               b) Sub-Contractor System breached its warranties in this Agreement.

               c). The foregoing indemnities are conditioned on the following:

          (1) Prompt notice to the defaulting party by the other party of a claim or proceeding subject to indemnification.

          (2) Pre-approval of the defaulting party of any legal defense action taken by the other party with such claim.

          (3) Cooperation between the defaulting party and the other party in the defense and settlement of any such claim, and;

          (4) The other party obtaining the defaulting party's prior consent a settlement and/or resolution of any such claim, for which the other party seeking indemnity. Such prior consent will not be unreasonably withheld.

     d. Both parties agree to be subject to a US court authority, in which a claim subject to indemnification is raised.

     e. If a claim is made in court, that a Products infringes the intellectual property right of a third party, and (a) A ruling in favor of such third-party is highly likely to be made according to Meridian judgment, or (b) A court rules upon immediate limitations on exercising the rights granted by InterCare to Sub-Contractor / Products customer in relation to Product(s) and/or associated documentation, InterCare agrees to enable customer(s) to continued exercise of all rights granted in the Products, or modify or replace it upon its own expense. If both InterCare and Sub-Contractor mutually agree that none of the above alternatives is reasonable available, the infringing Product(s) may be returned to Meridian. In addition to InterCare's obligation to indemnify Sub-Contractor, InterCare agrees to refund the money actually paid for the infringing Product(s).

     f. Prior to taking legal actions by one party against a defaulting party under this Section, the defaulting party will granted a period of 90 days to cure such default. Only if after such 90 days such default was not cured, such party can take legal actions against the defaulting party.


17.     Termination
        -----------

a) Termination for Breach. Either party may terminate this Agreement if the other party breaches or is in default of any obligation hereunder, including but not limited to the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

b) Termination for Bankruptcy. Either party may terminate this Agreement upon the filing by or against the other party for any action under any federal, state or other applicable bankruptcy or insolvency law, which is not dismissed or otherwise favorably resolved within thirty (30) days of such event.

c) Additional Cause for Termination. In addition to the foregoing, InterCare may terminate this Agreement with immediate effect if Sub-Contractor
(i) fails to secure or renew any license, permit authorization or approval for the conduct of its business with respect to the Products; or (ii) challenges, assists a third party in challenging, or fails to assist InterCare in enforcing Meridian' right, title or interest in and to Meridian intellectual property asserted in this Agreement.

d) Effects of Termination. Upon termination or expiration of this Agreement for any reason whatsoever, Sub-Contractor shall immediately: (i) cease all use of Products and documentation; (ii) discontinue any use of the name, logo, trademarks, service marks or slogans of Meridian and the trade names of any Products, and shall change its corporate name to one that, in the sole discretion of Meridian, is not confusingly similar to Meridian; (iii) discontinue all representation or statements from which it might be inferred that any relationship exists between Sub-Contractor and InterCare; (iv) cease to promote, solicit orders for or procure orders for Products (but will not act in any way to damage the reputation or goodwill of InterCare and/or Meridian and/or any Products); and (v) return all Products, confidential information and related materials provided to Sub-Contractor by InterCare.

e) Continuation of Support upon Termination. Notwithstanding anything to the contrary in this Agreement, and provided that Sub-Contractor is not in breach of this Agreement, InterCare and Sub-Contractor will continue their obligations to each other for the purposes of providing Support and Maintenance Services to end users for up to twelve (12) months after the termination of this Agreement. Sub-Contractor may use the Products and other related materials necessary for such Support and Maintenance Services during such twelve (12) month period. Sub-Contractor shall be responsible for advising its own customers and its customers of the upcoming termination of Support and Maintenance Services and redirecting them to InterCare for alternate InterCare service providers in the Territory. Upon Sub-Contractor' fulfillment of its obligations to its end users pursuant to this section, Sub-Contractor shall cease representing itself as a service provider for Products.

     All the above in this Section is subject to Sub-Contractor' customer(s) consent to transfer the Maintenance and Support Services Agreement to an alternate InterCare service provider. If Sub-Contractor' customer does not agree to such transfer, and intends to take actions which could have a negative effect on Sub-Contractor and/or InterCare market position and/or reputation, then both parties, on a case-by-case basis, shall define the policy to resolve such situation.

f) No Harm Upon Termination. Except as otherwise expressly provided herein, upon the expiration or termination of this entire Agreement or any rights granted to Sub-Contractor under this Agreement, Sub-Contractor shall not be entitled to, and to the fullest extent permitted by law waives, any statutorily prescribed or other compensation, reimbursement or damages for loss of goodwill, clientele, prospective profits, investments or anticipated sales or commitments of any kind.

g) Responsibilities Upon Termination. Nothing in this Agreement will affect: (i) the rights and liabilities of either party with respect to Products sold to end users prior to termination; (ii) any indebtedness then owing by either party to the other, or (iii) any liability for damages resulting from an actionable breach.

h)     Survival  of  Terms.   Any  portion of this Agreement which by its nature
should  survive termination shall survive and continue in full force and effect.


18.     Source-code  Escrow
        -------------------

     See  Appendix  D  to  this  agreement.


19.     General
        -------

a) Confidential Information. Each party will protect the other party's Confidential Information (as defined below) from unauthorized dissemination and shall use the same degree of care that such party uses to protect its own like information. Neither party will disclose to third parties the other party's Confidential Information without the prior written consent of the other party. Neither party will use the other party's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. For purposes of this section, "Confidential Information" means all items identified as being confidential by the disclosing party, including: (i) any portion of the Products, in object and source code form, and any related technology, ideas, algorithms or any trade secrets; (ii) either party's business or financial information and plans; and (iii) the terms of this Agreement. "Confidential Information" will not include information that the receiving party can show (a) is or becomes generally known or publicly available through no fault of the receiving party; (b) is known by or in the possession of the receiving party prior to its disclosure, as evidenced by business records, and is not subject to restriction; or (c) is lawfully obtained from a third party who has the right to make such disclosure.

b) Media releases and publications. Neither party shall issue a media release or publication involving any information relating directly or indirectly to the other party without the written pre-approval of the other party.

c) Headings. The headings of paragraphs and subparagraphs herein are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

d) Notices. Any notices required under this Agreement shall be given in writing, via overnight courier, registered air mail or facsimile, unless specified otherwise, to the contract coordinator. If notice is provided by fax, the facsimile must bear the sender's company name and facsimile number in the identifying line of the facsimile.

e) Taxes. Sub-Contractor shall be responsible for the payment of all taxes associated with this Agreement, including value added and withholding taxes which are levied or based upon this Agreement or the Products. Any taxes related to the Products licensed pursuant to this Agreement shall be paid by Sub-Contractor or Sub-Contractor shall present an exemption certificate acceptable to the taxing authorities.

20.     Auditing
        --------

a. Sub-Contractor, upon 60 calendar days prior written request from InterCare but not more frequently than once each calendar year, provide access to relevant records with respect to sales of Products or Maintenance to an independent accounting organization, chosen and compensated by InterCare for the purpose of audit. Such relevant records shall be limited to sales invoiced no more than three (3) years prior to the audit. Such accounting organization will report to both parties the payments which are due to InterCare pursuant to this Agreement.

b. In the event the independent accounting organization determines that additional payment is due to InterCare, InterCare will issue an invoice to Sub-Contractor for such additional amount + interest with supporting documentation and the invoice will be paid by Sub-Contractor within 30 calendar days of receipt of the invoice.

c. In the event that a dispute arises between any party, the parties agree to work in good faith towards a mutually agreeable resolution of the dispute as a precursor to litigating such dispute.

21.     Assignment  and  Delegation
        ---------------------------

Sub-Contractor may not sell, transfer, assign, delegate or subcontract this Agreement or any right or obligation hereunder to any other third party without the prior written consent of InterCare.

InterCare may only assign any or all of its rights and obligations as set forth in this Agreement to Meridian. InterCare will immediately notify Sub-Contractor of such partial or full assignment within 30 days from the date such assignment has been completed, and this Agreement shall be then amended to reflect such assignment.


22.     Governing  Law,  Venue,  and  Legal  Actions:
        ---------------------------------------------

a) The validity, construction and performance of this Agreement will be governed by the substantive law of the State of Georgia, without regard to principles of conflict of laws, as if this Agreement were executed in, and fully performed within, the State of California. The United Nations Convention on the International Sale of Goods is specifically excluded from application to this Agreement.

b) Any dispute arising out of or relating to this Agreement shall be brought solely and exclusively in the appropriate Courts in Los Angeles, California, U.S.A, and each party irrevocably accepts and submits to the sole and exclusive jurisdiction of such court and agrees to waive any objection to the jurisdiction or convenience thereof.

c) If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable, or in conflict with applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall remain valid and in effect.

23.     Entire  Agreement
        -----------------

This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, oral or written, relating to the subject matter of this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing, refers to the provisions so affected and is executed by an authorized representative of the party to be charged. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

24.     Counterparts
        ------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signed  as  of  __________,  2000  by:



--------------------------                  ------------------------
      InterCare.com,  Inc.                  Sub-Contractor

Exhibit  P  :    InterCare/InterCare  Var  (Sub-Contractor)  Products  Revenue
                 -------------------------------------------------------------
Sharing

1.     General
       -------

     This appendix relates to Products licenses sales by Sub-Contractor, where Sub-Contractor is prime contractor and:

a.     Sub-Contractor  initiated  the  sale  with  the  customer
b.     Sub-Contractor  demonstrated  the  product  to  the  customer  by its own employees and/or  sub-contractors  other  than  InterCare
c. Sub-Contractor prepared provided the customer a proposal which was prepared by its own employees and/or sub-contractors employees other than InterCare
d. Sub-Contractor prepared and provided the customer a final contract which was prepared by its own employees and/or sub-contractors employees other than InterCare
e. Sub-Contractor signed the final contract with the customer as prime contractor, and in such license provided the customer with Products licenses.

2.     Definition  of  Products  pricing  for  customers
       -------------------------------------------------

     Sub-Contractor, upon its sole discretion, shall define what will be the Products price offered by Sub-Contractor to its customers in proposals and final contracts, as long as such price is not greater than the Products' list price, as defined and amendment from time to time by InterCare in Appendix A to this Agreement.

3.     Revenue  from  Sales  of the Products initiated and led by Sub-Contractor
       -------------------------------------------------------------------------

     In this Section 3 of the Appendix, both parties define the methodology, upon which Products revenue from customers shall be distributed between the parties.

     The terms and conditions defined in this Section 3 shall be applicable during the Term of this Agreement, and shall be based on the net accumulative sums (to be referred to hereinafter as: "Accumulative Sums") paid during the Term by Sub-Contractor to InterCare on behalf of the Purchase Price of Products from customers.

     Revenue  distribution  between  the parties shall be calculated as follows:

Prior to Accumulated Sums of $12.5 million to InterCare from Sub-Contractor, InterCare will receive 90% from purchased Products then generally available list-price, which shall be the Purchase Price of Products for all purposes. After Accumulated Sums of $12.5 million to InterCare from Sub-Contractor and prior to Annual Sum of $25.0 million to InterCare from Sub-Contractor, InterCare will receive 85% from purchased Products then generally available list-price, which shall be the Purchase Price of Products for all purposes.
After  Accumulated  Sums  of  $25.0  million  to  InterCare from Sub-Contractor,
InterCare will receive 80% from purchased Products then generally available list-price, which shall be the Purchase Price of Products for all purposes.

4.     Revenue  from  Products Sales by Sub-Contractor as Prime Contractor where
       -------------------------------------------------------------------------
InterCare  is  major  participant
 --------------------------------

     When Sub-Contractor signs a final contract with a customer under one or more of the following circumstances:

InterCare initiates a sale, and the customer issues a Letter-of-Intent or Memorandum-of-Understanding to InterCare, stating its intent to purchase the Products and/or services, and/or;

InterCare is requested by Sub-Contractor, and pro-actively participates in the following contract closure phases: Demonstrations, proposal preparation and final contract preparation, and/or;

Both  parties  mutually  agree  in  advance  and  in  writing.
     then InterCare will be entitled to 90% from the purchased Products then generally available list-price.


Exhibit  26.3
                           TEAMING AND JOINT MARKETING AGREEMENT
                                         WITH
                             UNITED INFORMATION SYSTEMS, INC.





This AGREEMENT is made this _______ day of August, 2000 by and between United Information Systems, Inc. ("UIS"), having its principal place of business at 10401 Fernwood Road, Suite 200, Bethesda, Maryland 20817 and Intercare.com, Inc. ("Intercare"), having its principal place of business at 900 Wilshire Boulevard, Suite 500, Los Angeles, California 90017.

The parties desiring to enter into a Joint Marketing and Project Teaming Agreement ("Agreement") for the purpose of promoting the sale of their products and services and supporting the pursuit of mutually advantageous business opportunities, they have entered into the following Agreement. While this Agreement sets forth the framework of the relationship between the companies in so doing, it is understood that any terms set forth herein are and will be subordinate in any specific transaction to the express terms of any separate written contract, purchase order, licensing agreement, or other appropriate document governing such transaction, validly executed between the parties to this Agreement.

Subject  to  the  above  reservation,  the  parties  hereby  agree  that:

1. UIS and Intercare will undertake to jointly market UIS's and Intercare's products to their respective customers, and cooperatively to market and co-brand their products and services to current and prospective customers for such combined products. In particular, each agrees to include and promote the other's products in its proposals to international and private-sector customers.

2. This co-branding and co-marketing shall include, but not be limited to, each of the parties listing the other as a strategic partner in their advertising, promotional, product description and corporate and sales literature and materials, websites, graphic interfaces, and other "point of presence" materials, wherever appropriate.

3. Each party agrees to license the other's products from the other party where appropriate sales and marketing opportunities develop; and each party agrees to use all commercially reasonable best efforts actively to seek to develop such opportunities. UIS specifically seeks to work with Intercare's CPR/CDR products as an integrator and interface other healthcare products to the CPR/CDR, where appropriate and mutually advantageous. In such events, Intercare hereby agrees work with and license the CPR/CDR on reasonable and cooperatively-priced terms to be determined in good faith between the parties.

4. Each party agrees that it will use all best efforts to fully support the other in marketing the joint or co-branded products and services, and to support and service the other's customers in such a fashion as to maintain the goodwill and repute of the other's and the co-branded products.

5. Each party agrees that it will also, as part of the joint marketing and project teaming under this Agreement, provide the other with all necessary technical support, in a timely fashion to support the applications licensed under this Agreement. It is also agreed that the parties will provide all such technical support reasonably necessary to support all bid proposals, sales presentations, product demonstrations, pilot projects, and other specific efforts to market the co-branded or licensed applications, products and services.

6. Each party will keep confidential all proprietary business information of the other, and that of its customers and partners, made available to or discovered by the party during the course of any project, program or sale under this agreement, including but not limited to financial information, trade secrets, technology, sales plans or customer data. Any unauthorized disclosure of proprietary information to any third party, or misappropriation of it by the party itself, shall be regarded as a material breach of this Agreement and may render that party liable for damages therefrom and any and all remedies legally available to the injured party, including but not limited to injunctive relief.

7. It is understood that nothing in this Agreement shall be construed to create in either party any right or claim upon any assets, licenses, trademarks, patents or patent applications, products, intellectual or other property of the other, other than may be granted by the terms of a subsequent express written agreement between the parties.

8. This Agreement and transactions arising under it shall be subject to the laws and jurisdiction of the State of Maryland and of the United States District Court therein. Any subsequent modification of its terms must be in a writing validly executed between the parties.

9. The term of this Agreement shall be for two (2) years from the date indicated below, unless extended by the express written mutual consent of the parties.



ACCEPTED,  AGREED  AND  UNDERSTOOD:




FOR  UNITED  INFORMATION  SYSTEMS,  INC.               FOR  INTERCARE.COM,  INC.


_______________________  Date:______          ___________________Date:  _______
William  Johnston,  CEO                        Anthony C. Dike, MD (CEO)

Exhibit 26.4

                           TEAMING AND JOINT MARKETING
                                    AGREEMENT





This AGREEMENT is made this _______ day of July, 2000 by and between Health CPR Technologies, Inc. ("HCPR"), having its principal place of business at 11 Dupont Circle, NW Suite 325, Washington DC, and Intercare.com, Inc. ("Intercare"), having its principal place of business at 900 Wilshire Boulevard, Suite 500, Los Angeles, CA.

The parties desiring to enter into a Joint Marketing and Project Teaming Agreement ("Agreement") for the purpose of promoting the sale of their products and services and supporting the pursuit of mutually advantageous business opportunities, they have entered into the following Agreement. While this Agreement sets forth the framework of the relationship between the companies in so doing, it is understood that any terms set forth herein are and will be subordinate in any specific transaction to the express terms of any separate written contract, purchase order, licensing agreement, or other appropriate document governing such transaction, validly executed between the parties to this Agreement.

Subject  to  the  above  reservation,  the  parties  hereby  agree  that:

1.HCPR and Intercare will undertake to jointly market HCPR's and Intercare's products to their respective customers, and cooperatively to market and co-brand their products and services to current and prospective customers for such combined products. In particular, each agrees to include and promote the other's products in its proposals to international and private-sector customers.

2. This co-branding and co-marketing shall include, but not be limited to, each of the parties listing the other as a strategic partner in their advertising, promotional, product description and corporate and sales literature and materials, websites, graphic interfaces, and other "point of presence" materials, wherever appropriate.

3. Each party agrees to license the other's products from the other party where appropriate sales and marketing opportunities develop; and each party agrees to use all commercially reasonable best efforts actively to seek to develop such opportunities. HCPR specifically seeks to license Intercare's CDR products and interface engine for its BankofHealthPersonal Health Record and its BankofHealthExchange ("BOHNET"), where appropriate and mutually advantageous. In such events, Intercare hereby agrees to license these products to HCPR on reasonable and cooperatively-priced terms to be determined in good faith between the parties.

4. Each party agrees that it will use all best efforts to fully support the other in marketing the joint or co-branded products and services, and to support and service the other's customers in such a fashion as to maintain the goodwill and repute of the other's and the co-branded products.

5. Each party agrees that it will also, as part of the joint marketing and project teaming under this Agreement, provide the other with all necessary technical support, in a timely fashion to support the applications licensed under this Agreement. It is also agreed that the parties will provide all such technical support reasonably necessary to support all bid proposals, sales presentations, product demonstrations, pilot projects, and other specific efforts to market the co-branded or licensed applications, products and services.

6. Each party will keep confidential all proprietary business information of the other, and that of its customers and partners, made available to or discovered by the party during the course of any project, program or sale under this agreement, including but not limited to financial information, trade secrets, technology, sales plans or customer data. Any unauthorized disclosure of proprietary information to any third party, or misappropriation of it by the party itself, shall be regarded as a material breach of this Agreement and may render that party liable for damages therefrom and any and all remedies legally available to the injured party, including but not limited to injunctive relief.

7. It is understood that nothing in this Agreement shall be construed to create in either party any right or claim upon any assets, licenses, trademarks, patents or patent applications, products, intellectual or other property of the other, other than mayy be granted by the terms of a subsequent express written agreement between the parties.

8. This Agreement and transactions arising under it shall be subject to the laws and jurisdiction of the District of Columbia and of the United States District Court therein. Any subsequent modification of its terms must be in a writing validly executed between the parties.

9. The term of this Agreement shall be for two (2) years from the date indicated below, unless extended by the express written mutual consent of the parties.



ACCEPTED,  AGREED  AND  UNDERSTOOD:




FOR  HEALTHCPR  TECHNOLOGIES,  INC.               FOR  INTERCARE.COM,  INC.


_______________________  Date:______          ___________________Date:  _______
Peter  Ramsaroop,  Chairman                   Anthony C. Dike, MD  Chairman/CEO

      EX-27.1
                             FINANCIAL DATA SCHEDULE


[ARTICLE]  5
[RESTATED]
[MULTIPLIER]  1

[PERIOD-TYPE]                           12-MOS
[FISCAL-YEAR-END]                       DEC-31-1999
[PERIOD-START]                          JAN-01-1999
[PERIOD-END]                            DEC-31-1999
[CASH]                                          864
[SECURITIES]                                      0
[RECEIVABLES]                                     0
[ALLOWANCES]                                  47672
[INVENTORY]                                   21639
[CURRENT-ASSETS]                              22503
[PP&E]                                          253
[DEPRECIATION]                                13505
[TOTAL-ASSETS]                                22756
[CURRENT-LIABILITIES]                             0
[BONDS]                                           0
[PREFERRED-MANDATORY]                             0
[PREFERRED]                                       0
[COMMON]                                     577228
[OTHER-SE]                                  (554472)
[TOTAL-LIABILITY-AND-EQUITY]                  22756
[SALES]                                        6629
[TOTAL-REVENUES]                               6629
[CGS]                                           252
[TOTAL-COSTS]                                120800
[OTHER-EXPENSES]                                  0
[LOSS-PROVISION]                                  0
[INTEREST-EXPENSE]                                0
[INCOME-PRETAX]                             (114423)
[INCOME-TAX]                                      0
[INCOME-CONTINUING]                               0
[DISCONTINUED]                                    0
[EXTRAORDINARY]                                   0
[CHANGES]                                         0
[NET-INCOME]                                (114423)
[EPS-BASIC]                                     0
[EPS-DILUTED]                                     0

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